                                                Filed Pursuant to Rule 424(B)(5)
                                                     Registration No. 333-122306

PROSPECTUS SUPPLEMENT

(To Prospectus Dated February 3, 2005)

                                7,000,000 Shares

                          (VORNADO REALTY TRUST LOGO)

             6.625% SERIES I CUMULATIVE REDEEMABLE PREFERRED SHARES
                   (LIQUIDATION PREFERENCE $25.00 PER SHARE)

WE ARE OFFERING TO THE PUBLIC 7,000,000 OF OUR 6.625% SERIES I CUMULATIVE REDEEMABLE PREFERRED SHARES. THE UNDERWRITERS NAMED IN THIS PROSPECTUS SUPPLEMENT MAY PURCHASE UP TO 1,050,000 ADDITIONAL SERIES I PREFERRED SHARES FROM US UNDER CERTAIN CIRCUMSTANCES.

DIVIDENDS ON THE SERIES I PREFERRED SHARES WILL BE CUMULATIVE FROM THE DATE OF ORIGINAL ISSUE AND PAYABLE QUARTERLY, BEGINNING ON OCTOBER 1, 2005, AT THE RATE OF 6.625% OF THE LIQUIDATION PREFERENCE PER ANNUM, OR $1.65625 PER SERIES I PREFERRED SHARE PER ANNUM.

EXCEPT IN INSTANCES RELATING TO PRESERVATION OF OUR STATUS AS A REAL ESTATE INVESTMENT TRUST, THE SERIES I PREFERRED SHARES ARE NOT REDEEMABLE UNTIL AUGUST 31, 2010. ON AND AFTER AUGUST 31, 2010, WE MAY REDEEM THE SERIES I PREFERRED SHARES IN WHOLE AT ANY TIME OR IN PART FROM TIME TO TIME AT A REDEMPTION PRICE OF $25.00 PER SHARE, PLUS ANY ACCRUED AND UNPAID DIVIDENDS THROUGH THE DATE OF REDEMPTION. THE SERIES I PREFERRED SHARES HAVE NO MATURITY DATE AND WILL REMAIN OUTSTANDING INDEFINITELY UNLESS REDEEMED.

WE INTEND TO FILE AN APPLICATION TO LIST THE SERIES I PREFERRED SHARES ON THE NEW YORK STOCK EXCHANGE. IF THIS APPLICATION IS APPROVED, TRADING OF THE SERIES I PREFERRED SHARES ON THE NEW YORK STOCK EXCHANGE IS EXPECTED TO BEGIN WITHIN 30 DAYS FOLLOWING INITIAL DELIVERY OF THE SERIES I PREFERRED SHARES.

SEE "RISK FACTORS" BEGINNING ON PAGE S-5 OF THIS PROSPECTUS SUPPLEMENT AND PAGE 4 OF THE ACCOMPANYING PROSPECTUS FOR A DISCUSSION OF THE RISKS RELEVANT TO AN INVESTMENT IN OUR SERIES I PREFERRED SHARES.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                                                              PER SHARE      TOTAL
                                                              ---------   ------------
Public offering price(1)....................................  $25.0000    $175,000,000
Underwriting discount.......................................  $ 0.7875    $  5,512,500
Proceeds, before expenses, to us............................  $24.2125    $169,487,500

------------

(1) Plus accrued dividends, if any, from but excluding the date of original issue.

The underwriters may also purchase up to an additional 1,050,000 shares of the Series I Preferred Shares from us at the public offering price, less the underwriting discount, within 30 days from the date of this prospectus supplement to cover over-allotments.

The underwriters expect that the Series I Preferred Shares will be ready for delivery in book-entry form through The Depository Trust Company on or about August 31, 2005.
                            ------------------------
                          JOINT BOOK-RUNNING MANAGERS
MERRILL LYNCH & CO.              MORGAN STANLEY              UBS INVESTMENT BANK
                            ------------------------
BEAR, STEARNS & CO. INC.              CITIGROUP              WACHOVIA SECURITIES
                            ------------------------
DEUTSCHE BANK SECURITIES                                                JPMORGAN

The date of this prospectus supplement is August 23, 2005.

     YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED OR INCORPORATED BY REFERENCE IN THIS PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS. WE HAVE NOT, AND THE UNDERWRITERS HAVE NOT, AUTHORIZED ANY OTHER PERSON TO PROVIDE YOU WITH DIFFERENT INFORMATION. IF ANYONE PROVIDES YOU WITH DIFFERENT OR INCONSISTENT INFORMATION, YOU SHOULD NOT RELY ON IT. WE ARE NOT, AND THE UNDERWRITERS ARE NOT, MAKING AN OFFER TO SELL THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED. YOU SHOULD ASSUME THAT THE INFORMATION APPEARING IN THIS PROSPECTUS SUPPLEMENT, THE ACCOMPANYING PROSPECTUS AND THE DOCUMENTS INCORPORATED BY REFERENCE IS ACCURATE ONLY AS OF THEIR RESPECTIVE DATES. OUR BUSINESS, FINANCIAL CONDITION, RESULTS OF OPERATIONS AND PROSPECTS MAY HAVE CHANGED SINCE THOSE DATES.

                               TABLE OF CONTENTS

                                                              PAGE
                                                              ----
                      PROSPECTUS SUPPLEMENT
Forward-Looking Statements..................................     i
Prospectus Supplement Summary...............................   S-1
Vornado and the Operating Partnership.......................   S-1
Recent Developments.........................................   S-2
The Offering................................................   S-3
Risk Factors................................................   S-5
Use of Proceeds.............................................  S-15
Consolidated Ratios of Earnings to Combined Fixed Charges
  And Preferred Share Dividend Requirements.................  S-15
Description of the Series I Preferred Shares................  S-15
Federal Income Tax Considerations...........................  S-23
Underwriting................................................  S-25
Validity of the Series I Preferred Shares...................  S-28
Experts.....................................................  S-28

                            PROSPECTUS
Available Information.......................................     1
Cautionary Statement Regarding Forward-Looking Statements...     2
Risk Factors................................................     4
Vornado Realty Trust and Vornado Realty L.P. ...............    14
Consolidated Ratios of Earnings To Combined Fixed Charges
  and Preferred Shares Dividend Requirements................    15
Consolidated Ratio of Earnings to Fixed Charges.............    15
Use of Proceeds.............................................    15
Description of Debt Securities of Vornado Realty L.P. ......    16
Description of Shares of Beneficial Interest of Vornado
  Realty Trust..............................................    35
Legal Ownership and Book-Entry Issuance.....................    46
Federal Income Tax Considerations...........................    51
Plan of Distribution........................................    67
Validity of the Securities..................................    67
Experts.....................................................    68

                           FORWARD-LOOKING STATEMENTS

     This prospectus supplement and the accompanying prospectus contain forward-looking statements with respect to our financial condition, results of operations and business. These statements may be made directly in this document or they may be made part of this document by reference to other documents filed with the SEC, which is known as "incorporation by reference." You can find many of these statements by looking for words such as "believes," "expects," "anticipates," "will," "would," "may," "intends," "plans" or similar expressions in this prospectus supplement and the accompanying prospectus or the documents incorporated by reference.

     These forward-looking statements are subject to numerous assumptions, risks and uncertainties. Factors that may cause actual results to differ materially from those contemplated by the forward-looking statements include, but are not limited to, those set forth under the caption "Risk Factors" in this prospectus supplement and in the accompanying prospectus and also in our Annual Report on Form 10-K/A for the year ended December 31, 2004 under "Item 1. Business--Certain Factors That May Adversely Affect Our Business and Operations," as well as the following possibilities:

      --   national, regional and local economic conditions;

      -- consequences of any armed conflict involving, or terrorist attack against, the United States;

      --   our ability to secure adequate insurance;

      -- local conditions such as an oversupply of space or a reduction in demand for real estate in the area;

      --   competition from other available space;

      --   whether tenants consider a property attractive;

      -- the financial condition of our tenants, including the extent of tenant bankruptcies or defaults;

      -- whether we are able to pass some or all of any increased operating costs through to our tenants;

      --   how well we manage our properties;

      --   the performance of our investments;

      --   fluctuations in interest rates;

      --   changes in real estate taxes and other expenses;

      --   changes in market rental rates;

      -- the timing and costs associated with property improvements and rentals;

      --   changes in taxation or zoning laws;

      --   government regulation;

      -- Vornado Realty Trust's failure to continue to qualify as a real estate investment trust;

      --   availability of financing on acceptable terms or at all;

      --   potential liability under environmental or other laws or regulations;
           and

      --   general competitive factors.

     Forward-looking statements are not guarantees of performance. They involve risks, uncertainties and assumptions. Our future results, financial condition and business may differ materially from those expressed in these forward-looking statements. Many of the factors that will determine these items are beyond our ability to control or predict. For these statements, we claim the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. You are cautioned not to place undue reliance on our forward-looking statements, which speak only as of the date of this prospectus supplement or, if applicable, the date of the applicable document incorporated by reference.

     All subsequent written and oral forward-looking statements attributable to us or any person acting on our behalf are expressly qualified in their entirety by the cautionary statements contained or referred to in this section. We do not undertake any obligation to release publicly any revisions to our forward-looking statements to reflect events or circumstances after the date of this prospectus supplement or to reflect the occurrence of unanticipated events. For more information on the uncertainty of forward-looking statements, see "Risk Factors" beginning on page S-5 of this prospectus supplement and on page 4 in the accompanying prospectus and also in "Item 1. Business--Certain Factors That May Adversely Affect Our Business and Operations" in our Annual Report on Form 10-K/A for the year ended December 31, 2004. The discussion under "Risk Factors" in this prospectus supplement updates, and to the extent inconsistent therewith supersedes, the discussion under "Risk Factors" in the accompanying prospectus and the discussion under "Item 1. Business--Certain Factors That May Adversely Affect Our Business and Operations" in our Annual Report on Form 10-K/A for the year ended December 31, 2004.

                         PROSPECTUS SUPPLEMENT SUMMARY

     The following information may not contain all the information that may be important to you. You should read this entire prospectus supplement and the accompanying prospectus, as well as the documents incorporated by reference in the accompanying prospectus, before making an investment decision. All references to "we," "our," "us" and "Vornado" in this prospectus supplement and the accompanying prospectus mean Vornado Realty Trust and its consolidated subsidiaries, except where it is clear that the term means only the parent company. All references to the "Operating Partnership" in this prospectus supplement and the accompanying prospectus mean Vornado Realty L.P. Unless indicated otherwise, all references to areas of properties provided in square feet or cubic feet in this prospectus supplement and the accompanying prospectus are approximations.

                     VORNADO AND THE OPERATING PARTNERSHIP

     We are a fully integrated real estate investment trust organized under the laws of Maryland. We conduct our business through, and substantially all of our interests in properties are held by, the Operating Partnership. We are the sole general partner of, and owned an approximately 88.4% of the common limited partnership interest in, the Operating Partnership as of June 30, 2005.

     Vornado Realty Trust, through the Operating Partnership, currently owns directly or indirectly:

      --   Office Properties:

       --   all or portions of 86 office properties aggregating approximately
            27.5 million square feet in the New York City metropolitan area (primarily Manhattan) and in the Washington, DC and Northern Virginia area;

      --   Retail Properties:

       -- 96 retail center properties in seven states and Puerto Rico aggregating approximately 14.0 million square feet, including 2.8 million square feet built by tenants on land leased from us;

      --   Merchandise Mart Properties:

       -- 9.0 million square feet, including the 3.4 million square foot Merchandise Mart in Chicago;

      --   Temperature Controlled Logistics:

       -- a 47.6% interest in AmeriCold Realty Trust, which owns and operates 101 cold storage warehouses nationwide;

      --   Other Real Estate Investments:

       --   33% of the outstanding common stock of Alexander's, Inc.;

       -- the Hotel Pennsylvania in New York City, consisting of a hotel portion containing 1 million square feet with 1,700 rooms and a commercial portion containing 0.4 million square feet of retail and office space;

       -- a 22.5% interest in The Newkirk Master Limited Partnership, which owns office, retail and industrial properties and various debt interests in those properties;

       -- seven dry warehouse/industrial properties in New Jersey containing approximately 1.5 million square feet;

       --   loans secured by real estate and loans to real estate companies; and

       -- other investments and marketable securities including a 12.22% interest in GMH Communities L.P. (a student and military housing
            REIT), and 2,763,000 shares of Sears Holdings Corporation.

     Our principal executive offices are located at 888 Seventh Avenue, New York, New York 10019, and our telephone number is (212) 894-7000.

                              RECENT DEVELOPMENTS

     On July 21, 2005, a joint venture owned equally by Vornado Realty Trust, Bain Capital Partners LLC and Kohlberg Kravis Roberts & Co. acquired Toys "R" Us, Inc. (NYSE: TOY) for $26.75 per share in cash, or approximately $6.6 billion. In connection therewith, Vornado Realty Trust provided $428,000,000 of the $1.3 billion of equity to the venture, consisting of $407.0 million in cash and $21.0 million in Toys "R" Us common stock held by Vornado Realty Trust. This investment will be accounted for under the equity method of accounting. Because Toys "R" Us prepares its financial statements based on a January 31 fiscal year-end, Vornado Realty Trust will record its pro-rata share of Toys "R" Us net income or loss on a one-quarter lag basis. Accordingly, Vornado Realty Trust will record its pro-rata share of Toys "R" Us financial results for the third quarter ended October 29, 2005 in Vornado Realty Trust's quarter ended December 31, 2005.

     On August 18, 2005, Vornado Realty L.P. announced that it had called for redemption its 8.25% Series D-5, D-6, D-7 and D-8 Cumulative Redeemable Preferred Units. The Preferred Units are expected to be redeemed on September 19, 2005 at a redemption price equal to $25.00 per unit, or an aggregate of $372.0 million plus accrued distributions. In conjunction with the redemption, we will write-off $10.4 million of issuance costs in the third quarter of this year.

                                  THE OFFERING

Issuer........................   Vornado Realty Trust.

Shares Offered................   7,000,000 of our Series I Preferred Shares
                                 (8,050,000 shares if the underwriters'
                                 over-allotment option is exercised in full).

Dividends.....................   Dividends on each Series I Preferred Share will
                                 be cumulative from the date of original issue and are payable quarterly in arrears on January
                                 1, April 1, July 1 and October 1 of each year, commencing October 1, 2005, at the rate of 6.625% of the liquidation preference per annum, or $1.65625 per Series I Preferred Share per annum.

Liquidation Preference........   $25.00 per share, plus an amount equal to
                                 accrued and unpaid dividends (whether or not earned or declared).

Maturity......................   The Series I Preferred Shares have no maturity
                                 date, and we are not required to redeem the Series I Preferred Shares. Accordingly, the
                                 Series I Preferred Shares will remain
                                 outstanding indefinitely, unless we decide to redeem them. We are not required to set aside funds to redeem the Series I Preferred Shares.

Ranking.......................   The Series I Preferred Shares will rank senior
                                 to our common shares and any other junior shares that we may issue in the future, and on parity with our Series A Convertible Preferred
                                 Shares, Series D-10 Cumulative Redeemable
                                 Preferred Shares, Series E Cumulative
                                 Redeemable Preferred Shares, Series F
                                 Cumulative Redeemable Preferred Shares, Series
                                 G Cumulative Redeemable Preferred Shares,
                                 Series H Cumulative Redeemable Preferred Shares and any other parity shares that we may issue in the future, in each case with respect to payment of dividends and distribution of assets upon liquidation, dissolution or winding up. We intend to contribute the net proceeds from the offering to the Operating Partnership in exchange for preferred units in the Operating
                                 Partnership (with economic terms that mirror the terms of the Series I Preferred Shares).
                                 These preferred units will rank, as to
                                 distributions and upon liquidation, senior to the Class A Common Units of limited partnership interest in the Operating Partnership and on parity with the preferred units in the Operating Partnership.

Conversion Rights.............   The Series I Preferred Shares are not
                                 convertible into or exchangeable for any property or any of our other securities.

Redemption at Option of
Vornado.......................   Except in instances relating to preservation of
                                 our status as a real estate investment trust, the Series I Preferred Shares are not redeemable until August 31, 2010. On and after August 31, 2010, we may redeem the Series I
                                 Preferred Shares, in whole at any time or in part from time to time, at a redemption price of $25.00 per share, plus any accrued and unpaid dividends through the date of redemption. The Series I Preferred Shares have no maturity date and will remain outstanding indefinitely unless redeemed.

Voting Rights.................   You will generally have no voting rights.
                                 However, if dividends on the Series I Preferred
                                 Shares are in arrears for six quarterly
                                 dividend periods (whether or not consecutive), the holders of the Series I Preferred Shares
                                 (voting separately as a class with holders of all other series of parity preferred stock upon which like voting rights have been conferred and are exercisable) will have the right to elect two additional trustees to serve on our Board of Trustees until such dividend arrearage is eliminated. In addition, certain changes that would be material and adverse to the rights of holders of the Series I Preferred
                                 Shares cannot be made without the affirmative vote of holders of at least two-thirds of the outstanding Series I Preferred Shares and all other series of parity preferred shares upon which like voting rights have been conferred and are exercisable, voting as a single class.
                                 If any such changes would be material and adverse to holders of some but not all series of parity preferred shares, a vote of at least two-thirds of the holders of only the series materially and adversely affected would be required.

Listing.......................   We intend to file an application to list the
                                 Series I Preferred Shares on the New York Stock
                                 Exchange.

Use of Proceeds...............   We will contribute the net proceeds from this
                                 offering to the Operating Partnership in exchange for Preferred Units of the Operating
                                 Partnership. The Operating Partnership will use the proceeds for general business purposes, which may include payment of the redemption price for preferred units called for redemption.

Restrictions on Ownership.....   In order to maintain our qualification as a
                                 real estate investment trust for federal income tax purposes, ownership by any person of more than 9.9% of the outstanding preferred shares of any class is prohibited by our Amended and Restated Declaration of Trust.

Settlement Date...............   Delivery of the shares of Series I Preferred
                                 Shares will be made against payment therefor on or about August 31, 2005.

Form..........................   The Series I Preferred Shares will be
                                 maintained in book-entry form registered in the name of the nominee of The Depository Trust
                                 Company, except under limited circumstances.

Risk Factors..................   See "Risk Factors" beginning on page S-5 of
                                 this prospectus supplement and on page 4 of the accompanying prospectus, as well as "Item 1.
                                 Business--Certain Factors That May Adversely
                                 Affect The Company's Business and Operations" in our Annual Report on Form 10-K/A for the year ended December 31, 2004, for a discussion of certain considerations relevant to an investment in our Series I Preferred Shares.
                                 The discussion under "Risk Factors" in this prospectus supplement updates, and to the extent inconsistent therewith supersedes, the discussion under "Risk Factors" in the accompanying prospectus and the discussion under "Item 1. Business--Certain Factors That
                                 May Adversely Affect Our Business and
                                 Operations" in our Annual Report on Form 10-K/A for the year ended December 31, 2004.

Ratio of Earnings to Fixed
Charges.......................   See "Consolidated Ratios of Earnings to
                                 Combined Fixed Charges and Preferred Share
                                 Dividend Requirements" on page S-15 of this prospectus supplement.

                                  RISK FACTORS

     An investment in our Series I Preferred Shares involves risks. You should carefully consider, among other factors, the matters described below before deciding to purchase our Series I Preferred Shares.

REAL ESTATE INVESTMENTS' VALUE AND INCOME FLUCTUATE DUE TO VARIOUS FACTORS.

     The value of real estate fluctuates depending on conditions in the general economy and the real estate business. These conditions may also limit our revenues and available cash.

     The factors that affect the value of our real estate include, among other things:

      --   national, regional and local economic conditions;

      -- consequences of any armed conflict involving, or terrorist attack against, the United States;

      --   our ability to secure adequate insurance;

      -- local conditions such as an oversupply of space or a reduction in demand for real estate in the area;

      --   competition from other available space;

      --   whether tenants consider a property attractive;

      -- the financial condition of our tenants, including the extent of tenant bankruptcies or defaults;

      -- whether we are able to pass some or all of any increased operating costs through to our tenants;

      --   how well we manage our properties;

      --   the performance of our investments;

      --   fluctuations in interest rates;

      --   changes in real estate taxes and other expenses;

      --   changes in market rental rates;

      -- the timing and costs associated with property improvements and rentals;

      --   changes in taxation or zoning laws;

      --   government regulation;

      -- Vornado Realty Trust's failure to continue to qualify as a real estate investment trust;

      --   availability of financing on acceptable terms or at all;

      --   potential liability under environmental or other laws or regulations;
           and

      --   general competitive factors.

     The rents we receive and the occupancy levels at our properties may decline as a result of adverse changes in any of these and other factors. If our rental revenues decline, we generally would expect to have less cash available to pay our indebtedness and distribute to our shareholders. In addition, some of our major expenses, including mortgage payments, real estate taxes and maintenance costs, generally do not decline when the related rents decline.

  WE DEPEND ON LEASING SPACE TO TENANTS ON ECONOMICALLY FAVORABLE TERMS AND COLLECTING RENT FROM OUR TENANTS, WHO MAY NOT BE ABLE TO PAY.

     Our financial results depend significantly on leasing space in our properties to tenants on economically favorable terms. In addition, because a substantial majority of our income comes from the renting of real property, our income, funds available to pay indebtedness and funds available for distribution to our shareholders will decrease if a significant number of our tenants cannot pay their rent. If a tenant does not pay its rent, we might not be able to enforce our rights as landlord without delays and might incur substantial legal costs. For information regarding the bankruptcy of our tenants, see "--Bankruptcy or insolvency of tenants may decrease our revenues and available cash" below.

  BANKRUPTCY OR INSOLVENCY OF TENANTS MAY DECREASE OUR REVENUES AND AVAILABLE CASH.

     A number of companies, including some of our tenants, have declared bankruptcy in recent years, and other tenants may declare bankruptcy or become insolvent in the future. If a major tenant declares bankruptcy or becomes insolvent, the rental property where it leases space may have lower revenues and operational difficulties, and, in the case of our shopping centers, we may have difficulty leasing the remainder of the affected property. Our leases generally do not contain restrictions designed to ensure the creditworthiness of our tenants. As a result, the bankruptcy or insolvency of a major tenant could result in a lower level of funds from operations available for distribution to our shareholders or the payment of our indebtedness.

  REAL ESTATE IS A COMPETITIVE BUSINESS.

     Our business segments--Office, Retail, Merchandise Mart Properties, Temperature Controlled Logistics and Other--operate in highly competitive environments. We have a large concentration of properties in the New York City metropolitan area and in the Washington, DC and Northern Virginia area. We compete with a large number of real estate property owners and developers. Principal factors of competition are rent charged, attractiveness of location, the quality of the property and breadth and quality of services provided. Our success depends upon, among other factors, trends of the national and local economies, financial condition and operating results of current and prospective tenants and customers, availability and cost of capital, construction and renovation costs, taxes, governmental regulations, legislation and population trends.

  WE MAY INCUR COSTS TO COMPLY WITH ENVIRONMENTAL LAWS.

     Our operations and properties are subject to various federal, state and local laws and regulations concerning the protection of the environment, including air and water quality, hazardous or toxic substances and health and safety. Under certain of these environmental laws a current or previous owner or operator of real estate may be required to investigate and clean up hazardous or toxic substances released at a property. The owner or operator may also be held liable to a governmental entity or to third parties for property damage or personal injuries and for investigation and cleanup costs incurred by those parties because of the contamination. These laws often impose liability without regard to whether the owner or operator knew of the release of the substances or caused the release. The presence of contamination or the failure to remediate contamination may impair our ability to sell or lease real estate or to borrow using the real estate as collateral. Other laws and regulations govern indoor and outdoor air quality, including those that can require the abatement or removal of asbestos-containing materials in the event of damage, demolition, renovation or remodeling and also govern emissions of and exposure to asbestos fibers in the air. The maintenance and removal of lead paint and certain electrical equipment containing polychlorinated biphenyls (PCBs) and underground storage tanks are also regulated by federal and state laws. We could incur fines for environmental compliance and be held liable for the costs of remedial action with respect to the foregoing regulated substances or tanks or related claims arising out of environmental contamination or exposure at or from our properties.

     Each of our properties has been subjected to varying degrees of environmental assessment at various times. The environmental assessments did not reveal any environmental condition material to our business. However, identification of new compliance concerns or undiscovered areas of contamination, changes in the extent or known scope of contamination, discovery of additional sites, human exposure to the contamination or changes in cleanup or compliance requirements could result in significant costs to us.

  SOME OF OUR POTENTIAL LOSSES MAY NOT BE COVERED BY INSURANCE.

     We carry comprehensive liability and all risk property insurance ((i) fire, (ii) flood, (iii) extended coverage, (iv) "acts of terrorism" as defined in the Terrorism Risk Insurance Act of 2002, which expires in 2005, and (v) rental loss insurance) with respect to our assets. Below is a summary of the all risk property insurance and terrorism risk insurance for each of our business segments:

                                                            COVERAGE PER OCCURRENCE
                                                        -------------------------------
                                                                         SUB-LIMITS FOR
                                                                            ACTS OF
                                                         ALL RISK(1)       TERRORISM
                                                        --------------   --------------
New York Office.......................................  $1,400,000,000    $750,000,000
Washington, DC Office.................................  $1,400,000,000    $750,000,000
Retail................................................  $  500,000,000    $500,000,000
Merchandise Mart......................................  $1,400,000,000    $750,000,000
Temperature Controlled Logistics......................  $  225,000,000    $225,000,000

------------

(1) Limited as to terrorism insurance by the sub-limit shown in the adjacent column.

     In addition to the coverage above, we carry lesser amounts of coverage for terrorist acts not covered by the Terrorism Risk Insurance Act of 2002. To the extent that we incur losses in excess of our insurance coverage, these losses would be borne by us and could be material.

     Our debt instruments, consisting of mortgage loans secured by our properties (which are generally non-recourse to us), Vornado Realty L.P.'s senior unsecured notes due 2007, 2009 and 2010, the exchangeable senior debentures due 2025 and our revolving credit agreement, contain customary covenants requiring us to maintain insurance. Although we believe that we have adequate insurance coverage under these agreements, we may not be able to obtain an equivalent amount of coverage at reasonable costs in the future. Further, if lenders insist on greater coverage than we are able to obtain, or if the Terrorism Risk Insurance Act of 2002 is not extended, it could adversely affect our ability to finance and/or refinance our properties and expand our portfolio.

  OUR INVESTMENTS ARE CONCENTRATED IN THE NEW YORK CITY/NEW JERSEY AND WASHINGTON DC METROPOLITAN AREAS. CIRCUMSTANCES AFFECTING THESE AREAS GENERALLY COULD ADVERSELY AFFECT OUR BUSINESS.

     A significant proportion of our properties are in the New York City/New Jersey and Washington, DC metropolitan areas and are affected by the economic cycles and risks inherent to those regions.

     During 2004, 64.2% of our EBITDA, excluding items that affect comparability, came from properties located in New Jersey and the New York City and Washington, DC metropolitan areas. In addition, we may continue to concentrate a significant portion of our future acquisitions in New York City/New Jersey and Washington, DC metropolitan areas. Like other real estate markets, the real estate markets in these areas have experienced economic downturns in the past, and we cannot predict how economic conditions will impact these markets in both the short and long-term. Declines in the economy or a decline in the real estate markets in these areas could hurt our financial performance and the value of our properties. The factors affecting economic conditions in these regions include:

      -- space needs of the United States Government, including the effects of base closures and repositioning under the Defense Base Closure and Realignment Act of 1990, as amended;

      --   business layoffs or downsizing;

      --   industry slowdowns;

      --   relocations of businesses;

      --   changing demographics;

      --   increased telecommuting and use of alternative work places;

      -- financial performance and productivity of the publishing, advertising, financial, technology, retail, insurance and real estate industries;

      --   infrastructure quality; and

      --   any oversupply of or reduced demand for real estate.

     It is impossible for us to assess the future effects of the current uncertain trends in the economic and investment climates of the New York City/New Jersey and Washington, DC regions and, more generally, of the United States, or the real estate markets in these areas. If these conditions persist or if any local, national or global economic recovery is of a short-term nature, our business and future profitability may be adversely affected.

  TERRORIST ATTACKS SUCH AS THOSE OF SEPTEMBER 11, 2001 IN THE NEW YORK CITY AND THE WASHINGTON, DC AREAS MAY ADVERSELY AFFECT THE VALUE OF OUR PROPERTIES AND OUR ABILITY TO GENERATE CASH FLOW.

     We have significant investments in large metropolitan areas, including the New York/New Jersey, Washington, DC and Chicago metropolitan areas. In the aftermath of any terrorist attacks, tenants in such areas may choose to relocate their business to less-populated, lower-profile areas of the United States that may be perceived to be less likely targets of future terrorist activity. This in turn would trigger a decrease in the demand for space in these areas, which could increase vacancies in our properties and force us to lease our properties on less favorable terms. As a result, the value of our properties and the level of our revenues could decline materially.

  WE MAY ACQUIRE OR SELL ADDITIONAL ASSETS OR DEVELOP ADDITIONAL PROPERTIES. OUR FAILURE OR INABILITY TO CONSUMMATE THESE TRANSACTIONS OR MANAGE THE RESULTS OF THESE TRANSACTIONS COULD ADVERSELY AFFECT OUR OPERATIONS AND FINANCIAL RESULTS.

     We have grown rapidly through acquisitions. We may not be able to maintain this rapid growth, and our failure to do so could adversely affect our stock price.

     We have experienced rapid growth in recent years, increasing our total assets from approximately $565 million at December 31, 1996 to approximately $11.6 billion at December 31, 2004. We may not be able to maintain a similar rate of growth in the future or manage our growth effectively. Our failure to do so may have a material adverse effect on our financial condition and results of operations and ability to pay dividends to our shareholders.

  WE MAY ACQUIRE OR DEVELOP NEW PROPERTIES AND THIS MAY CREATE RISKS.

     We may acquire or develop properties or acquire other real estate companies when we believe that an acquisition or development is consistent with our business strategies. We may not, however, succeed in consummating desired acquisitions or in completing developments on time or within budget. We also may not succeed in leasing newly developed or acquired properties at rents sufficient to cover their costs of acquisition or development and operations. Difficulties in integrating acquisitions may prove costly or time-consuming and could divert management's attention.

  IT MAY BE DIFFICULT TO BUY AND SELL REAL ESTATE QUICKLY.

     Real estate investments are relatively difficult to buy and sell quickly. Consequently, we may have limited ability to vary our portfolio promptly in response to changes in economic or other conditions.

  WE MAY NOT BE PERMITTED TO DISPOSE OF CERTAIN PROPERTIES OR PAY DOWN THE DEBT ASSOCIATED WITH THOSE PROPERTIES WHEN WE MIGHT OTHERWISE DESIRE TO DO SO WITHOUT INCURRING ADDITIONAL COSTS.

     As part of an acquisition of a property, including our January 1, 2002 acquisition of Charles E. Smith Commercial Realty L.P.'s 13.0 million square foot portfolio, we may agree, and in the case of Charles E.

Smith Commercial Realty L.P. did agree, with the seller that we will not dispose of the acquired properties or reduce the mortgage indebtedness on them for significant periods of time unless we pay certain of the resulting tax costs of the seller. These agreements could result in our holding on to properties that we would otherwise sell and not paying down or refinancing indebtedness that we would otherwise pay down or refinance.

     On January 1, 2002, we completed the acquisition of the 66% interest in Charles E. Smith Commercial Realty L.P. that we did not previously own. The terms of the merger restrict our ability to sell or otherwise dispose of, or to finance or refinance, the properties formerly owned by Charles E. Smith Commercial Realty L.P., which could result in our inability to sell these properties at an opportune time and without increased costs to us.

     Subject to limited exceptions, we are restricted from selling or otherwise transferring or disposing of certain properties located in the Crystal City area of Arlington, Virginia or an interest in our division that manages the majority of our office properties in the Washington, DC metropolitan area, which we refer to as the CESCR Division, for a period of 12 years with respect to certain properties located in the Crystal City area of Arlington, Virginia or six years with respect to an interest in the CESCR Division. These restrictions, which currently cover approximately 13.0 million square feet of space, could result in our inability to sell these properties or an interest in the CESCR Division at an opportune time and without increased costs to us.

  FROM TIME TO TIME WE MAKE INVESTMENTS IN COMPANIES THAT WE DO NOT CONTROL. SOME OF THESE COMPANIES OPERATE IN INDUSTRIES THAT DIFFER FROM THE INDUSTRIES IN WHICH WE CURRENTLY CONDUCT BUSINESS, WITH DIFFERENT RISKS THAN INVESTING IN REAL ESTATE.

     From time to time we make debt or equity investments in companies that we may not control or over which we may not have sole control. These investments include: a 33% interest in Alexander's, Inc.; a 22.5% interest in The Newkirk Master Limited Partnership; a 12.22% interest in GMH Communities L.P.; a 1.7% common equity interest in Sears Holdings Corporation; and mezzanine investments in other real estate related companies. In addition, on July 21, 2005, a joint venture that we own equally with Bain Capital and Kohlberg Kravis Roberts & Co. acquired Toys "R" Us, Inc. Although they generally have a significant real estate component, several of these entities operate businesses that are different from our primary line of business. Consequently, our investment in these businesses, among other risks, subjects us to the operating and financial risks of industries other than the real estate industry as well as not being able to solely control the operations of these businesses. From time to time we may (or may seek to) make additional investments in or acquire other entities that may subject us to additional similar risks.

OUR ORGANIZATIONAL AND FINANCIAL STRUCTURE GIVES RISE TO OPERATIONAL AND FINANCIAL RISKS.

  WE MAY NOT BE ABLE TO OBTAIN CAPITAL TO MAKE INVESTMENTS.

     We depend primarily on external financing to fund the growth of our business. This is because one of the requirements of the Internal Revenue Code of 1986, as amended, for a REIT is that it distribute 90% of its net taxable income, excluding net capital gains, to its shareholders (there is a separate requirement to distribute net capital gains or pay a corporate level tax in lieu thereof). Our access to debt or equity financing depends on the willingness of third parties to lend to us or make equity investments in us and on conditions in the capital markets generally. We and other companies in the real estate industry have experienced limited availability of financing from time to time. Although we believe that we will be able to finance any investments we may wish to make in the foreseeable future, new financing may not be available on acceptable terms.

     For information about our available sources of funds, see "Management's Discussion and Analysis of Financial Condition and Results of Operations--Liquidity and Capital Resources" in our annual report on Form 10-K/A for the year ended December 31, 2004 and in our quarterly report on Form 10-Q for the quarter ended June 30, 2005 and the notes to the consolidated financial statements in the same reports.

  VORNADO REALTY TRUST DEPENDS ON ITS DIRECT AND INDIRECT SUBSIDIARIES' DIVIDENDS AND DISTRIBUTIONS, AND THESE SUBSIDIARIES' CREDITORS AND PREFERRED SECURITY HOLDERS ARE ENTITLED TO PAYMENT OF AMOUNTS PAYABLE TO THEM BY THE SUBSIDIARIES BEFORE THE SUBSIDIARIES MAY PAY ANY DIVIDENDS OR DISTRIBUTIONS TO VORNADO REALTY TRUST.

     Substantially all of Vornado Realty Trust's assets are held through its Operating Partnership which holds substantially all of its properties and assets through subsidiaries. The Operating Partnership therefore depends for substantially all of its cash flow on cash distributions to it by its subsidiaries, and Vornado Realty Trust in turn depends for substantially all of its cash flow on cash distributions to it by the Operating Partnership. The creditors of each of Vornado Realty Trust's direct and indirect subsidiaries are entitled to payment of that subsidiary's obligations to them, when due and payable, before distributions may be made by that subsidiary to its equity holders. In addition, Vornado Realty Trust's participation in any distribution of the assets of any of its direct or indirect subsidiaries upon the liquidation, reorganization or insolvency of the subsidiary, is only after the claims of the creditors, including trade creditors and preferred security holders, if any, of the subsidiary are satisfied.

  WE HAVE INDEBTEDNESS, AND THIS INDEBTEDNESS MAY INCREASE.

     As of June 30, 2005, we had approximately $5.635 billion in total debt outstanding. Our ratio of total debt to total enterprise value was approximately 32%. When we say "enterprise value" in the preceding sentence, we mean market equity value of Vornado Realty Trust plus debt less cash. In the future, we may incur additional debt, and thus increase our ratio of total debt to total enterprise value, to finance acquisitions or property developments.

  VORNADO REALTY TRUST MIGHT FAIL TO QUALIFY OR REMAIN QUALIFIED AS A REIT.

     Although we believe that we will remain organized and will continue to operate so as to qualify as a REIT for federal income tax purposes, we might fail to remain qualified in this way. Qualification as a REIT for federal income tax purposes is governed by highly technical and complex provisions of the Internal Revenue Code for which there are only limited judicial or administrative interpretations. Our qualification as a REIT also depends on various facts and circumstances that are not entirely within our control. In addition, legislation, new regulations, administrative interpretations or court decisions might significantly change the tax laws with respect to the requirements for qualification as a REIT or the federal income tax consequences of qualification as a REIT.

     If, with respect to any taxable year, Vornado Realty Trust fails to maintain its qualification as a REIT and does not qualify under statutory relief provisions, it could not deduct distributions to shareholders in computing its taxable income and would have to pay federal income tax on its taxable income at regular corporate rates. The federal income tax payable would include any applicable alternative minimum tax. If Vornado Realty Trust had to pay federal income tax, the amount of money available to distribute to shareholders and pay its indebtedness would be reduced for the year or years involved, and Vornado Realty Trust would no longer be required to distribute money to shareholders. In addition, Vornado Realty Trust would also be disqualified from treatment as a REIT for the four taxable years following the year during which qualification was lost, unless it was entitled to relief under the relevant statutory provisions. Although Vornado Realty Trust currently intends to operate in a manner designed to allow it to qualify as a REIT, future economic, market, legal, tax or other considerations may cause it to revoke the REIT election or fail to qualify as a REIT.

  LOSS OF OUR KEY PERSONNEL COULD HARM OUR OPERATIONS AND ADVERSELY AFFECT THE VALUE OF OUR SHARES.

     We are dependent on the efforts of Steven Roth, the Chairman of the Board of Trustees and Chief Executive Officer of Vornado Realty Trust, and Michael D. Fascitelli, the President of Vornado Realty Trust. While we believe that we could find replacements for these key personnel, the loss of their services could harm our operations and adversely affect the value of our shares.

  VORNADO REALTY TRUST'S CHARTER DOCUMENTS AND APPLICABLE LAW MAY HINDER ANY ATTEMPT TO ACQUIRE US.

     Generally, for Vornado Realty Trust to maintain its qualification as a REIT under the Internal Revenue Code, not more than 50% in value of the outstanding shares of beneficial interest of Vornado Realty Trust may be owned, directly or indirectly, by five or fewer individuals at any time during the last half of Vornado Realty Trust's taxable year. The Internal Revenue Code defines "individuals" for purposes of the requirement described in the preceding sentence to include some types of entities. Under Vornado Realty Trust's Amended and Restated Declaration of Trust, as amended, no person may own more than 6.7% of the outstanding common shares or 9.9% of the outstanding preferred shares, with some exceptions for persons who held common shares in excess of the 6.7% limit before Vornado Realty Trust adopted the limit and other persons approved by Vornado Realty Trust's Board of Trustees. These restrictions on transferability and ownership may delay, deter or prevent a change in control of Vornado Realty Trust or other transaction that might involve a premium price or otherwise be in the best interest of the shareholders. We refer to Vornado Realty Trust's Amended and Restated Declaration of Trust, as amended, as the "declaration of trust."

     Vornado Realty Trust's Board of Trustees is divided into three classes of trustees. Trustees of each class are chosen for three-year staggered terms. Staggered terms of trustees may reduce the possibility of a tender offer or an attempt to change control of Vornado Realty Trust, even though a tender offer or change in control might be in the best interest of Vornado Realty Trust's shareholders.

     Vornado Realty Trust's declaration of trust authorizes the Board of Trustees to:

      -- cause Vornado Realty Trust to issue additional authorized but unissued common shares or preferred shares;

      -- classify or reclassify, in one or more series, any unissued preferred shares;

      -- set the preferences, rights and other terms of any classified or reclassified shares that Vornado Realty Trust issues; and

      -- increase, without shareholder approval, the aggregate number of shares of beneficial interest or the number of shares of beneficial interest of any class that Vornado Realty Trust may issue.

     The Board of Trustees could establish a series of preferred shares whose terms could delay, deter or prevent a change in control of Vornado Realty Trust or other transaction that might involve a premium price or otherwise be in the best interest of Vornado Realty Trust's shareholders, although the Board of Trustees does not currently intend to establish a series of preferred shares of this kind. Vornado Realty Trust's declaration of trust and bylaws contain other provisions that may delay, defer or prevent a change in control of Vornado Realty Trust or other transaction that might involve a premium price or otherwise be in the best interest of our shareholders.

     Under the Maryland General Corporation Law, as amended, which we refer to as the "MGCL," as applicable to real estate investment trusts, certain "business combinations," including certain mergers, consolidations, share exchanges and asset transfers and certain issuances and reclassifications of equity securities, between a Maryland real estate investment trust and any person who beneficially owns 10% or more of the voting power of the trust's shares or an affiliate or an associate, as defined in the MGCL, of the trust who, at any time within the two-year period before the date in question, was the beneficial owner of ten percent or more of the voting power of the then outstanding voting shares of beneficial interest of the trust, which we refer to as an "interested shareholder," or an affiliate of the interested shareholder are prohibited for five years after the most recent date on which the interested shareholder becomes an interested shareholder. After that five-year period, any business combination of these kinds must be recommended by the board of trustees of the trust and approved by the affirmative vote of at least (a) 80% of the votes entitled to be cast by holders of outstanding shares of beneficial interest of the trust and (b) two-thirds of the votes entitled to be cast by holders of voting shares of the trust other than shares held by the interested shareholder with whom, or with whose affiliate, the business combination is to be effected, unless, among other conditions, the trust's common shareholders receive a minimum price, as defined in the MGCL, for their shares and the consideration is received in cash or in the same form as previously paid by the interested shareholder for its common shares. The provisions of the MGCL do not apply, however, to business combinations that are approved or exempted by the board of trustees of the applicable trust before the interested shareholder becomes an interested shareholder, and a person is not an interested shareholder if the board of trustees approved in advance the transaction by which the person otherwise would have become an interested shareholder. In approving a transaction, the board may provide that its approval is subject to compliance, at or after the time of approval, with any terms and conditions determined by the board. Vornado Realty Trust's board has adopted a resolution exempting any business combination between any trustee or officer of Vornado Realty Trust, or their affiliates, and Vornado Realty Trust. As a result, the trustees and officers of Vornado Realty Trust and their affiliates may be able to enter into business combinations with Vornado Realty Trust which may not be in the best interest of shareholders. With respect to business combinations with other persons, the business combination provisions of the MGCL may have the effect of delaying, deferring or preventing a change in control of Vornado Realty Trust or other transaction that might involve a premium price or otherwise be in the best interest of the shareholders. The business combination statute may discourage others from trying to acquire control of Vornado Realty Trust and increase the difficulty of consummating any offer.

OUR OWNERSHIP STRUCTURE AND RELATED-PARTY TRANSACTIONS MAY GIVE RISE TO CONFLICTS OF INTEREST.

  STEVEN ROTH AND INTERSTATE PROPERTIES MAY EXERCISE SUBSTANTIAL INFLUENCE OVER US. THEY AND SOME OF OUR OTHER TRUSTEES AND OFFICERS HAVE INTERESTS OR POSITIONS IN OTHER ENTITIES THAT MAY COMPETE
  WITH US.

     As of June 30, 2005, Interstate Properties, a New Jersey general partnership, and its partners owned approximately 13.5% of the common shares of Vornado Realty Trust and approximately 27.7% of the common stock of Alexander's, Inc. ("Alexander's") Steven Roth, David Mandelbaum and Russell B. Wight, Jr. are the three partners of Interstate Properties. Mr. Roth is the Chairman of the Board and Chief Executive Officer of Vornado Realty Trust, the managing general partner of Interstate Properties and the Chairman of the Board and Chief Executive Officer of Alexander's. Mr. Wight is a trustee of Vornado Realty Trust and is also a director of Alexander's. Mr. Mandelbaum is a trustee of Vornado Realty Trust and is also a director of Alexander's.

     As of June 30, 2005, Vornado Realty L.P., our operating partnership, owned 33% of the outstanding common stock of Alexander's. Alexander's is a REIT engaged in leasing, managing, developing and redeveloping properties, focusing primarily on the locations where its department stores operated before it ceased operations in 1992. Alexander's has six properties, which are located in the New York City metropolitan area. Mr. Roth and Mr. Fascitelli, the President and a trustee of Vornado Realty Trust, are directors of Alexander's. Messrs. Mandelbaum, West and Wight are trustees of Vornado Realty Trust and are also directors of Alexander's.

     Because of these overlapping interests, Mr. Roth and Interstate Properties and its partners may have substantial influence over Vornado Realty Trust and Alexander's and on the outcome of any matters submitted to Vornado Realty Trust or Alexander's shareholders for approval. In addition, certain decisions concerning our operations or financial structure may present conflicts of interest among Messrs. Roth, Mandelbaum and Wight and Interstate Properties and our other equity or debt holders. In addition, Mr. Roth and Interstate Properties and its partners currently and may in the future engage in a wide variety of activities in the real estate business which may result in conflicts of interest with respect to matters affecting us or Alexander's, such as which of these entities or persons, if any, may take advantage of potential business opportunities, the business focus of these entities, the types of properties and geographic locations in which these entities make investments, potential competition between business activities conducted, or sought to be conducted, by us, Interstate Properties and Alexander's, competition for properties and tenants, possible corporate transactions such as acquisitions and other strategic decisions affecting the future of these entities.

     Vornado Realty Trust currently manages and leases the real estate assets of Interstate Properties under a management agreement for which it receives an annual fee equal to 4% of base rent and percentage rent and certain other commissions. The management agreement has a term of one year and is automatically renewable unless terminated by either of the parties on 60 days' notice at the end of the term. Vornado Realty Trust earned $726,000, $703,000 and $747,000 of management fees under the management agreement for the years ended December 31, 2004, 2003 and 2002 and $382,000 for the six months ended June 30, 2005. Because Vornado Realty Trust and Interstate Properties are controlled by the same persons, as described above, the terms of the management agreement and any future agreements between Vornado Realty Trust and Interstate Properties may not be comparable to those Vornado Realty Trust could have negotiated with an unaffiliated third party.

  THERE MAY BE CONFLICTS OF INTEREST BETWEEN ALEXANDER'S AND US.

     As of June 30, 2005, the Operating Partnership owned 33% of the outstanding common stock of Alexander's. Alexander's is a REIT engaged in leasing, managing, developing and redeveloping properties, focusing primarily on the locations where its department stores operated before they ceased operations in 1992. Alexander's has six properties. Interstate Properties, which is further described above, and its partners owned an additional 27.7% of the outstanding common stock of Alexander's, as of September 30, 2004. Mr. Roth, Chairman of the Board and Chief Executive Officer of Vornado Realty Trust, is Chief Executive Officer, a director of Alexander's and managing general partner of Interstate, and Mr. Fascitelli, President and a trustee of Vornado Realty Trust, is President and a director of Alexander's. Messrs. Mandelbaum, West and Wight, trustees of the Company, are also directors of Alexander's and general partners of Interstate. Alexander's common stock is listed on the New York Stock Exchange under the symbol "ALX."

     The Operating Partnership manages, develops and leases the Alexander's properties under management and development agreements and leasing agreements under which the Operating Partnership receives annual fees from Alexander's. These agreements have a one-year term expiring in March of each year, except that the Lexington Avenue management and development agreements have a term lasting until substantial completion of development of the Lexington Avenue property, and are all automatically renewable. Because Vornado Realty Trust and Alexander's share common senior management and because a majority of the trustees of Vornado Realty Trust also constitute the majority of the directors of Alexander's, the terms of the foregoing agreements and any future agreements between us and Alexander's may not be comparable to those we could have negotiated with an unaffiliated third party.

     For a description of Interstate Properties' ownership of Vornado Realty Trust and Alexander's, see "Steven Roth and Interstate Properties may exercise substantial influence over us. They and some of our other trustees and officers have interests or positions in other entities that may compete with us" above.

THE NUMBER OF SHARES OF VORNADO REALTY TRUST AND THE MARKET FOR THOSE SHARES GIVE RISE TO VARIOUS RISKS.

  VORNADO REALTY TRUST HAS MANY SHARES AVAILABLE FOR FUTURE SALE, WHICH COULD HURT THE MARKET PRICE OF ITS SHARES.

     As of June 30, 2005, we had authorized but unissued, 69,191,435 common shares of beneficial interest, $.04 par value, and 81,010,600 preferred shares of beneficial interest, no par value, of which 40,081,264 preferred shares have not been reserved and remain available for issuance as a newly-designated class of preferred. We may issue these authorized but unissued shares from time to time in public or private offerings or in connection with acquisitions.

     In addition, as of June 30, 2005, 22,374,844 Vornado Realty Trust common shares were reserved for issuance upon redemption of Operating Partnership common units (including, without limitation, the shares covered by this prospectus). Some of these shares may be sold in the public market after registration under the Securities Act under registration rights agreements between Vornado Realty Trust and some holders of common units of the Operating Partnership. These shares may also be sold in the public market under Rule 144 under the Securities Act or other available exemptions from registration. In addition, Vornado Realty Trust has reserved a number of common shares for issuance under its employee benefit plans, and these common shares will be available for sale from time to time. Vornado Realty Trust has awarded shares of restricted stock and granted options to purchase additional common shares to some of its executive officers and employees.

     We cannot predict the effect that future sales of our common shares, preferred shares or Operating Partnership common units, or the perception that sales of common shares, preferred or Operating Partnership common units could occur, will have on the market prices for Vornado Realty Trust's shares.

  CHANGES IN MARKET CONDITIONS COULD HURT THE MARKET PRICE OF VORNADO REALTY TRUST'S SHARES.

     The value of Vornado Realty Trust's shares depends on various market conditions, which may change from time to time. Among the market conditions that may affect the value of Vornado Realty Trust's shares are the following:

      --   the extent of institutional investor interest in us;

      -- the reputation of REITs generally and the attractiveness of their equity securities in comparison to other equity securities, including securities issued by other real estate companies, and fixed income securities;

      --   our financial condition and performance; and

      --   general financial market conditions.

     The stock market in recent years has experienced extreme price and volume fluctuations that have often been unrelated or disproportionate to the operating performance of companies.

  INCREASED MARKET INTEREST RATES MAY HURT THE VALUE OF VORNADO REALTY TRUST'S SHARES.

     We believe that investors consider the distribution rate on REIT shares, expressed as a percentage of the price of the shares, relative to market interest rates as an important factor in deciding whether to buy or sell the shares. If market interest rates go up, prospective purchasers of REIT shares may expect a higher distribution rate. Higher interest rates would likely increase our borrowing costs and might decrease funds available for distribution. Thus, higher market interest rates could cause the market price of Vornado Realty Trust's shares to decline.

                                USE OF PROCEEDS

     The net proceeds from the sale of the Series I Preferred Shares are estimated to be approximately $169,187,500, after deducting underwriting discounts and estimated offering expenses payable by us (approximately $194,610,625 if the underwriter's over-allotment option is exercised in full).

     We intend to contribute the net proceeds of this offering to the Operating Partnership in exchange for 7,000,000 units (8,050,000 units if the underwriters' over-allotment is exercised in full) of 6.625% Series I Preferred Units (the "Series I Preferred Units") in the Operating Partnership equal to the number of Series I Preferred Shares offered and sold hereby. The Operating Partnership will use the net proceeds from that issuance for general business purposes which may include redemption of outstanding preferred units called for redemption. Pending such use, the net proceeds may be invested in short-term income-producing investments. The Series I Preferred Units will have a distribution preference equal to the distribution preference on the Series I Preferred Shares and will rank, as to distributions and upon liquidation, senior to the Class A Common Units of limited partnership interest in the Operating Partnership and on a parity with other preferred units in the Operating Partnership. See "Description of the Series I Preferred Shares--Ranking" for information about the ranking of the Series I Preferred Units.

           CONSOLIDATED RATIOS OF EARNINGS TO COMBINED FIXED CHARGES
                   AND PREFERRED SHARE DIVIDEND REQUIREMENTS

     Our consolidated ratios of earnings to combined fixed charges and preference dividends for each of the fiscal years ended December 31, 2000, 2001, 2002, 2003 and 2004 and the six months ended June 30, 2005 were as follows:

                                    YEAR ENDED DECEMBER 31,
                                --------------------------------   SIX MONTHS ENDED
                                2000   2001   2002   2003   2004    JUNE 30, 2005
                                ----   ----   ----   ----   ----   ----------------
Ratio of earnings to combined
  fixed charges and preference
  dividends (unaudited).......  1.52   1.56   1.68   1.87   2.35       2.68

     For purposes of calculating these ratios, (a) earnings represent income from continuing operations before income taxes, plus fixed charges, and (b) fixed charges represent interest expense on all indebtedness, including amortization of deferred debt issuance costs, and the portion of operating lease rental expense that management considers representative of the interest factor, which is one-third of operating lease rentals.

                  DESCRIPTION OF THE SERIES I PREFERRED SHARES

     The summary of certain terms and provisions of the 6.625% Series I Cumulative Redeemable Preferred Shares of beneficial interest, with a liquidation preference of $25.00 per share (the "Series I Preferred Shares"), of Vornado Realty Trust contained in this prospectus supplement does not purport to be complete and is subject to, and qualified in its entirety by reference to, the terms and provisions of our Declaration of Trust, as amended and restated (the "Declaration of Trust"), our Bylaws and the Articles Supplementary setting forth the particular terms of the Series I Preferred Shares (the "Articles Supplementary"), copies of which are filed or incorporated by reference as exhibits to the registration statement of which this prospectus supplement and the accompanying prospectus form a part and are available from us. The following description of the particular terms of the Series I Preferred Shares supplements, and to the extent inconsistent with, replaces, the description of the general terms and provisions of our preferred shares of beneficial interest, no par value per share ("Preferred Shares"), set forth in the accompanying prospectus.

GENERAL

     The Declaration of Trust authorizes the issuance of up to 620,000,000 shares of beneficial interest, consisting of 200,000,000 common shares of beneficial interest, $.04 par value per share, 110,000,000 preferred shares of beneficial interest, no par value per share, and 310,000,000 excess shares, $.04 par value per share.

The Preferred Shares may be issued from time to time in one or more series, without shareholder approval, with such designations, preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends, qualifications and terms and conditions of redemption thereof as established by our Board of Trustees.

     As permitted by Maryland law, the Declaration of Trust authorizes our Board of Trustees, without any action by our shareholders, to amend the Declaration of Trust from time to time to increase or decrease the aggregate number of shares of beneficial interest or the number of shares of beneficial interest of any class that we are authorized to issue. The effect of this provision in our Declaration of Trust is to permit our Board of Trustees, without shareholder action, to increase or decrease (a) the total number of authorized shares of beneficial interest of Vornado Realty Trust and/or (b) the number of authorized shares of beneficial interest of any one or more classes. Maryland law permits a real estate investment trust to have shares of beneficial interest that are assigned to a particular class as well as shares that are not assigned to a particular class but are available to be classified by the Board of Trustees at a later time. Thus, the total number of authorized shares of beneficial interest may exceed the total number of authorized shares of all classes. Currently, all of our authorized shares of beneficial interest are assigned to one of the three classes set forth above.

     Prior to the completion of the offering, the Board of Trustees will supplement our Declaration of Trust to classify 8,050,000 of our authorized Preferred Shares as Series I Preferred Shares and authorize the issuance thereof. When issued, the Series I Preferred Shares will be validly issued, fully paid and nonassessable. The holders of Series I Preferred Shares will have no preemptive rights with respect to any shares of beneficial interest of Vornado Realty Trust or any other securities of Vornado Realty Trust convertible into or carrying rights or options to purchase any such shares. The Series I Preferred Shares will not be subject to any sinking fund and we have no obligation to redeem or retire the Series I Preferred Shares. Unless redeemed by us, the Series I Preferred Shares will have a perpetual term, with no maturity.

     Our income (including income available for distribution on the Series I Preferred Shares) consists primarily of our share of the income of the Operating Partnership, and our cash flow consists primarily of our share of distributions from the Operating Partnership. Distributions by the Operating Partnership are determined by our Board of Trustees and are dependent on a number of factors, including funds from operations available for distribution, the Operating Partnership's financial condition, any decision by our Board of Trustees to reinvest funds rather than to distribute such funds, the Operating Partnership's capital expenditures, the annual distribution requirements under the REIT provisions of the Internal Revenue Code of 1986, as amended (the "Code"), and such other factors as our Board of Trustees deems relevant. See "Risk Factors--Our Organizational and Financial Structure Gives Rise to Operational and Financial Risks" on page S-9 and on page 8 in the accompanying prospectus for further information regarding the availability of income to us.

     We intend to file an application to list the Series I Preferred Shares on the New York Stock Exchange. See "Underwriting" for a discussion of the expected trading of the Series I Preferred Shares on the New York Stock Exchange.

RANKING

     The Series I Preferred Shares will rank senior to the Junior Shares (as defined under "--Dividends" below), including the Common Shares, with respect to payment of dividends and amounts upon liquidation, dissolution or winding up. While any Series I Preferred Shares are outstanding, we may not authorize, create or increase the authorized amount of any class or series of beneficial interest that ranks senior to the Series I Preferred Shares with respect to the payment of dividends or amounts upon liquidation, dissolution or winding up without the consent of the holders of two-thirds of the outstanding Series I Preferred Shares and all other shares of Voting Preferred Shares (as defined under "--Voting Rights" below), voting as a single class. However, we may create additional classes of beneficial interest, increase the authorized number of Preferred Shares or issue series of Preferred Shares ranking on a parity with the Series I Preferred Shares with respect, in each case, to the payment of dividends and amounts upon liquidation, dissolution or winding up ("Parity Shares") without the consent of any holder of Series I Preferred Shares. See "--Voting Rights" below for a discussion of the voting rights applicable if we seek to create any class or series of beneficial interest senior to the Series I Preferred Shares.

     The following series of shares of beneficial interest are Parity Shares with respect to each other:

      -- $3.25 Series A Convertible Preferred Shares of Beneficial Interest, liquidation preference $50.00 per share;

      -- 8.5% Series D-1 Cumulative Redeemable Preferred Shares of Beneficial Interest, liquidation preference $25.00 per share;

      --   8.375% Series D-2 Cumulative Redeemable Preferred Shares;

      --   8.25% Series D-3 Cumulative Redeemable Preferred Shares;

      --   8.25% Series D-4 Cumulative Redeemable Preferred Shares;

      --   8.25% Series D-5 Cumulative Redeemable Preferred Shares;

      --   8.25% Series D-6 Cumulative Redeemable Preferred Shares;

      --   8.25% Series D-7 Cumulative Redeemable Preferred Shares;

      --   8.25% Series D-8 Cumulative Redeemable Preferred Shares;

      --   8.25% Series D-9 Cumulative Redeemable Preferred Shares;

      --   7.00% Series D-10 Cumulative Redeemable Preferred Shares;

      --   7.2% Series D-11 Cumulative Redeemable Preferred Shares;

      --   6.55% Series D-12 Cumulative Redeemable Preferred Shares;

      --   7.00% Series E Cumulative Redeemable Preferred Shares;

      --   6.75% Series F Cumulative Redeemable Preferred Shares;

      --   6.625% Series G Cumulative Redeemable Preferred Shares;

      --   6.75% Series H Cumulative Redeemable Preferred Shares; and

      -- 6.625% Series I Cumulative Redeemable Preferred Shares, described in this prospectus supplement.

     As of June 30, 2005, 287,662 Series A Preferred Shares, 1,600,000 Series D-10 Preferred Shares, 3,000,000 Series E Preferred Shares, 6,000,000 6.75% Series F Preferred Shares, 8,000,000 6.625% Series G Preferred Shares and 4,500,000 6.75% Series H Preferred Shares were issued and outstanding. The Series D Preferred Shares may be issued, at our option, to satisfy requests for redemption of an equivalent number of units of the Operating Partnership with terms that substantially mirror the economic terms of the shares to be issued. The Series A Preferred Shares are listed on the NYSE under the symbol "VNO Pr A," the Series E Preferred Shares are listed on the NYSE under the symbol "VNO Pr E," the Series F Preferred Shares are listed on the NYSE under the symbol "VNO Pr F," the Series G Preferred Shares are listed on the NYSE under the symbol "VNO Pr G" and the Series H Preferred Shares are listed on the NYSE under the symbol "VNO Pr H." No Series D-1, Series D-2, Series D-3, Series D-4, Series D-5, Series D-6, Series D-7, Series D-8, Series D-9, Series D-11 or Series D-12 Preferred Shares were issued and outstanding as of June 30, 2005.

  RANKING OF SERIES I PREFERRED UNITS

     We intend to contribute the net proceeds of the offering of the Series I Preferred Shares to the Operating Partnership in exchange for a number of Series I Preferred Units equal to the number of Series I Preferred Shares offered and sold hereby. The Series I Preferred Units to be acquired by us will substantially mirror the economic terms of the Series I Preferred Shares and will rank senior to the Class A Common Units of limited partnership interest in the Operating Partnership with respect to the payment of distributions and amounts upon liquidation, dissolution or winding up of the Operating Partnership.

     The Series I Preferred Units will rank on parity with the following classes of units of the Operating Partnership as well as any other units issued in the future and designated as "Parity Units," in each case with respect to the payment of distributions and amounts upon liquidation, dissolution or winding up of the Operating Partnership, without preference or priority of one over the other:

      --   Series A Preferred Units;

      --   Series B Pass-Through Preferred Units;

      --   Series C Convertible Preferred Units;

      --   5.0% Series B-1 Convertible Preferred Units;

      --   8.0% Series B-2 Restricted Convertible Preferred Units;

      --   6.5% Series C-1 Convertible Preferred Units;

      --   8.5% Series D-1 Cumulative Redeemable Preferred Units;

      --   8.375% Series D-2 Cumulative Redeemable Preferred Units;

      --   8.25% Series D-3 Cumulative Redeemable Preferred Units;

      --   8.25% Series D-4 Cumulative Redeemable Preferred Units;

      --   8.25% Series D-5 Cumulative Redeemable Preferred Units;

      --   8.25% Series D-6 Cumulative Redeemable Preferred Units;

      --   8.25% Series D-7 Cumulative Redeemable Preferred Units;

      --   8.25% Series D-8 Cumulative Redeemable Preferred Units;

      --   8.25% Series D-9 Cumulative Redeemable Preferred Units;

      --   7.00% Series D-10 Cumulative Redeemable Preferred Units;

      --   7.20% Series D-11 Cumulative Redeemable Preferred Units;

      --   6.55% Series D-12 Cumulative Redeemable Preferred Units;

      --   3.00% Series D-13 Cumulative Redeemable Preferred Units;

      --   6.50% Series E-1 Convertible Preferred Units;

      --   7.00% Series E Cumulative Redeemable Preferred Units;

      --   6.75% Series F Cumulative Redeemable Preferred Units;

      --   9.00% Series F-1 Preferred Units;

      --   6.625% Series G Preferred Units; and

      --   6.75% Series H Preferred Units.

     The following table summarizes the Operating Partnership's outstanding preferred units as of June 30, 2005:

                                                                           PREFERRED     CONVERSION
                                                             PER UNIT      OR ANNUAL     RATE INTO
                                                 NUMBER     LIQUIDATION   DISTRIBUTION    CLASS A
UNIT SERIES                                     OF UNITS    PREFERENCE        RATE         UNITS
-----------                                     ---------   -----------   ------------   ----------
Convertible Preferred:
  Series A Preferred..........................    287,662     $50.00        $   3.25      1.38504
  Series B-1 Preferred........................    563,263     $50.00        $   2.50         .914
  Series B-2 Preferred........................    304,761     $50.00        $   4.00         .914
  Series F-1 Preferred........................    400,000     $25.00        $   2.25           (1)
  Series D-13 Preferred(3)....................  1,867,311     $25.00        $   0.75          N/A
Perpetual Preferred:
  Series D-3 Preferred(2).....................  4,800,000     $25.00        $ 2.0625          N/A
  Series D-4 Preferred(2).....................  5,000,000     $25.00        $ 2.0625          N/A
  Series D-5 Preferred(2).....................  6,480,000     $25.00        $ 2.0625          N/A
  Series D-6 Preferred(2).....................    840,000     $25.00        $ 2.0625          N/A
  Series D-7 Preferred(2).....................  7,200,000     $25.00        $ 2.0625          N/A
  Series D-8 Preferred(2).....................    360,000     $25.00        $ 2.0625          N/A
  Series D-9 Preferred(2).....................  1,800,000     $25.00        $ 2.0625          N/A
  Series D-10 Preferred(2)....................  4,800,000     $25.00        $   1.75          N/A
  Series D-11 Preferred(2)....................  1,400,000     $25.00        $   1.80          N/A
  Series D-12 Preferred(2)....................    800,000     $25.00        $ 1.6375          N/A
  Series E Preferred(4).......................  3,000,000     $25.00        $   1.75          N/A
  Series F Preferred(4).......................  6,000,000     $25.00        $ 1.6875          N/A
  Series G Preferred(4).......................  8,000,000     $25.00        $1.65625          N/A
  Series H Preferred(4).......................  4,500,000     $25.00        $ 1.6875          N/A

------------

(1) Holders have the right to require the Operating Partnership to redeem the outstanding F-1 units commencing 2012 for cash equal to the Liquidation Preference of $25.00 per share, although we may determine to deliver, instead of cash, common shares equal to the Liquidation Preference of $25.00 per share.
(2) These units are generally redeemable by us for cash, at our option, after the fifth anniversary of the date of issuance (ranging from September 1999, in the case of the Series D-3 Preferred Units, to December 2004, in the case of the Series D-12 Preferred Units) and at the option of the holder after the 10th anniversary of the date of issuance for cash or, at our option, an equivalent amount of preferred shares.
(3) Holders have the right to require the Operating Partnership to redeem the outstanding Series D-13 Cumulative Redeemable Preferred Units commencing December 30, 2006 for cash equal to the Liquidation Preference of $25.00 per share, although we may determine to deliver, instead of cash, at our option, common shares with a value equal to the Liquidation Preference of $25.00 per share.
(4) These units are held by us and we may require the Operating Partnership to redeem these units for cash in connection with the redemption of Series E Preferred Shares, Series F Preferred Shares, Series G Preferred Shares and Series H Preferred Shares, as the case may be, and are otherwise redeemable by us at our option for cash after the fifth anniversary of the date of issuance (August 2009, November 2009, December 2009 and June 2010, respectively).

     The Operating Partnership may create additional classes of Parity Units or issue additional units of any series of Parity Units without the consent of any holder of Series I Preferred Shares or any other series of Preferred Shares of Vornado.

DIVIDENDS

     Holders of Series I Preferred Shares will be entitled to receive, when, as and if authorized by our Board of Trustees, out of funds of Vornado Realty Trust legally available for payment, and declared by us, cumulative cash dividends at the rate per annum of 6.625% per share of the liquidation preference thereof (equivalent to $1.65625 per Series I Preferred Share per annum). Dividends on each Series I Preferred Share will be cumulative from, but excluding, the date of original issue and are payable quarterly in arrears on January 1, April 1, July 1 and October 1 of each year, commencing October 1, 2005 (and, in the case of any accrued but unpaid dividends, at such additional times and for such interim periods, if any, as determined by the Board of Trustees), at such annual rate; provided, however, that if any dividend payment date falls on any day other than a business day, as defined in the Articles Supplementary, the dividend due on such dividend payment date shall be paid on the first business day immediately following such dividend payment date. Each dividend is payable to holders of record as they appear on our share records at the close of business on the record date, not exceeding 30 days preceding the payment dates thereof as fixed by our Board of Trustees. Dividends are cumulative from the most recent dividend payment date to which dividends have been paid, whether or not in any dividend period or periods there shall be funds of Vornado Realty Trust legally available for the payment of such dividends. Accumulations of dividends on Series I Preferred Shares will not bear interest. Dividends payable on the Series I Preferred Shares for any period greater or less than a full dividend period will be computed on the basis of a 360-day year consisting of twelve 30-day months. Dividends payable on the Series I Preferred Shares for each full dividend period will be computed by dividing the annual dividend rate by four.

     No dividend will be declared or paid on any Parity Shares unless full cumulative dividends have been declared and paid or are contemporaneously declared and funds sufficient for payment set aside on the Series I Preferred Shares for all prior dividend periods; provided, however, that if accrued dividends on the Series I Preferred Shares for all prior dividend periods have not been paid in full, then any dividend declared on the Series I Preferred Shares for any dividend period and on any Parity Shares will be declared ratably in proportion to accrued and unpaid dividends on the Series I Preferred Shares and such Parity Shares.

     We will not (i) declare, pay or set apart funds for the payment of any dividend or other distribution with respect to any Junior Shares (as defined below) (other than in shares of Junior Shares) or (ii) redeem, purchase or otherwise acquire for consideration any Junior Shares through a sinking fund or otherwise (other than a redemption or purchase or other acquisition of Common Shares made for purposes of an employee incentive or benefit plan of Vornado or any subsidiary, or a conversion into or exchange for Junior Shares or redemptions for the purpose of preserving our qualification as a REIT), unless
(A) all cumulative dividends with respect to the Series I Preferred Shares and any Parity Shares at the time such dividends are payable have been paid or funds have been set apart for payment of such dividends and (B) sufficient funds have been paid or set apart for the payment of the dividend for the then current dividend period with respect to the Series I Preferred Shares and any Parity Shares.

     As used herein, (i) the term "dividend" does not include dividends payable solely in shares of Junior Shares on Junior Shares, or in options, warrants or rights to holders of Junior Shares to subscribe for or purchase any Junior Shares, and (ii) the term "Junior Shares" means the Common Shares, and any other class of capital stock of Vornado now or hereafter issued and outstanding that ranks junior as to the payment of dividends or amounts upon liquidation, dissolution and winding up to the Series I Preferred Shares.

REDEMPTION

     Except as otherwise provided under the Declaration of Trust to protect our status as a REIT, Series I Preferred Shares will not be redeemable by Vornado prior to August 31, 2010. On and after August 31, 2010, the Series I Preferred Shares will be redeemable at our option, in whole or in part, at any time or from time to time, at a redemption price of $25.00 per Series I Preferred Share, plus any accrued and unpaid dividends to the date fixed for redemption.

     A notice of redemption will be mailed, postage prepaid, not less than 30 nor more than 60 days prior to the redemption date, addressed to the respective holders of record of the Series I Preferred Shares at their respective addresses as they appear on our transfer records. A failure to give such notice or any defect in the notice or in its mailing will not affect the validity of the proceedings for the redemption of any Series I Preferred Shares except as to the holder to whom notice was defective or not given. Each notice will state:

      --   the redemption date;

      --   the redemption price;

      --   the number of Series I Preferred Shares to be redeemed;

      -- the place or places where the certificates evidencing the Series I Preferred Shares are to be surrendered for payment of the redemption price; and

      -- that distributions on the shares to be redeemed will cease to accrue on such redemption date.

     If fewer than all the Series I Preferred Shares held by any holder are to be redeemed, the notice mailed to such holder will also specify the number of Series I Preferred Shares to be redeemed from such holder. If fewer than all of the outstanding Series I Preferred Shares are to be redeemed, the shares to be redeemed shall be selected by lot or pro rata or in some other equitable manner determined by us.

     On the redemption date, we must pay on each Series I Preferred Share to be redeemed any accrued and unpaid dividends, in arrears, for any dividend period ending on or prior to the redemption date. In the case of a redemption date falling after a dividend payment record date and prior to the related payment date, the holders of Series I Preferred Shares at the close of business on such record date will be entitled to receive the dividend payable on such shares on the corresponding dividend payment date, notwithstanding the redemption of such shares prior to such dividend payment date. Except as provided for in the preceding sentence, no payment or allowance will be made for accrued dividends on any Series I Preferred Shares called for redemption.

     If full cumulative dividends on the Series I Preferred Shares and any Parity Shares have not been paid or declared and set apart for payment, the Series I Preferred Shares may not be redeemed in part and we may not purchase, redeem or otherwise acquire Series I Preferred Shares or any Parity Shares other than in exchange for Junior Shares; provided, however, that the foregoing shall not prevent the purchase by us of Excess Shares in order to ensure that we continue to meet the requirements for qualification as a REIT. See "--Restrictions on Ownership" for a discussion of such purchases of Excess Shares by us.

     On and after the date fixed for redemption, provided that we have made available at the office of the registrar and transfer agent a sufficient amount of cash to effect the redemption, dividends will cease to accrue on the Series I Preferred Shares called for redemption (except that, in the case of a redemption date after a dividend payment record date and prior to the related payment date, holders of Series I Preferred Shares on the dividend payment record date will be entitled on such dividend payment date to receive the dividend payable on such shares), such shares shall no longer be deemed to be outstanding and all rights of the holders of such shares as holders of Series I Preferred Shares shall cease except the right to receive the cash payable upon such redemption, without interest from the date of such redemption.

LIQUIDATION PREFERENCE

     The holders of Series I Preferred Shares will be entitled to receive in the event of any liquidation, dissolution or winding up of Vornado, whether voluntary or involuntary, $25.00 per Series I Preferred Share (the "Liquidation Preference") plus an amount per Series I Preferred Share equal to all dividends (whether or not earned or declared) accrued and unpaid thereon to the date of final distribution to such holders.

     Until the holders of the Series I Preferred Shares have been paid the Liquidation Preference and all accrued and unpaid dividends in full, no payment will be made to any holder of Junior Shares upon the liquidation, dissolution or winding up of Vornado. If, upon any liquidation, dissolution or winding up of Vornado, the assets of Vornado, or proceeds thereof, distributable among the holders of the Series I Preferred Shares are insufficient to pay in full the Liquidation Preference and all accrued and unpaid dividends and the liquidation preference and all accrued and unpaid dividends with respect to any other shares of Parity Shares, then such assets, or the proceeds thereof, will be distributed among the holders of Series I Preferred Shares and any such Parity Shares ratably in accordance with the respective amounts which would be payable on such Series I Preferred Shares and any such Parity Shares if all amounts payable thereon were paid in full. None of (i) a consolidation or merger of Vornado with one or more entities, (ii) a statutory share exchange by Vornado or (iii) a sale or transfer of all or substantially all of Vornado's assets will be considered a liquidation, dissolution or winding up, voluntary or involuntary, of Vornado.

VOTING RIGHTS

     Except as indicated below, the holders of Series I Preferred Shares will have no voting rights.

     If and whenever six quarterly dividends (whether or not consecutive) payable on the Series I Preferred Shares or any other Parity Shares are in arrears, whether or not earned or declared, the number of trustees then constituting our Board of Trustees will be increased by two and the holders of Series I Preferred Shares, voting together as a class with the holders of any other series of Parity Shares (any such other series, the "Voting Preferred Shares"), will have the right to elect these two additional trustees at an annual meeting of shareholders or a properly called special meeting of the holders of the Series I Preferred Shares and such Voting Preferred Shares and at each subsequent annual meeting of shareholders until all such dividends and dividends for the then current quarterly period on the Series I Preferred Shares and such other Voting Preferred Shares have been paid or declared and set aside for payment. Whenever all arrears in dividends on the Series I Preferred Shares and the Voting Preferred Shares then outstanding have been paid and full dividends on the Series I Preferred Shares and the Voting Preferred Shares for the then current quarterly dividend period have been paid in full or declared and set apart for payment in full, then the right of the holders of the Series I Preferred Shares and the Voting Preferred Shares to elect these two additional trustees will cease, the terms of office of these two trustees will forthwith terminate and the number of members of the Board of Trustees will be reduced accordingly. However, the right of the holders of the Series I Preferred Shares and the Voting Preferred Shares to elect two additional trustees will again vest if and whenever six quarterly dividends are in arrears, as described above.

     The approval of two-thirds of the votes entitled to be cast by the holders of outstanding Series I Preferred Shares and all other series of Voting Preferred Shares, acting as a single class regardless of Series either at a meeting of shareholders or by written consent, is required in order (i) to amend, alter or repeal any provisions of the Declaration of Trust or Articles Supplementary, whether by merger, consolidation or otherwise, to affect materially and adversely the voting powers, rights or preferences of the holders of the Series I Preferred Shares or the Voting Preferred Shares, unless in connection with any such amendment, alteration or repeal, each Series I Preferred Share remains outstanding without the terms thereof being materially changed in any respect adverse to the holders thereof or is converted into or exchanged for preferred stock of the surviving entity having preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications and terms and conditions of redemption thereof identical to those of the Series I Preferred Shares, or (ii) to authorize, create, or increase the authorized amount of, any class or series of beneficial interest having rights senior to the Series I Preferred Shares with respect to the payment of dividends or amounts upon liquidation, dissolution or winding up (provided that if such amendment affects materially and adversely the rights, preferences, privileges or voting powers of one or more but not all of the series of Voting Preferred Shares, the consent of the holders of at least two-thirds of the outstanding shares of each such series so affected is required in lieu of (or, if such consent is required by law, in addition to) the consent of the holders of two-thirds of the Voting Preferred Shares as a class). However, Vornado may create additional classes of Parity Shares and Junior Shares, increase the authorized number of shares of Parity Shares and Junior Shares and issue additional series of Parity Shares and Junior Shares without the consent of any holder of Series I Preferred Shares.

CONVERSION RIGHTS

     The Series I Preferred Shares are not convertible into or exchangeable for any other property or securities of Vornado.

RESTRICTIONS ON OWNERSHIP

     For us to maintain our qualification as a REIT under the Code, not more than 50% in value of our outstanding shares of beneficial interest may be owned, beneficially or constructively, by five or fewer individuals (as defined in the Code to include certain entities) at any time during the last half of a taxable year, and the shares of beneficial interest must be beneficially owned by 100 or more persons during at least 335 days of a taxable year of 12 months (or during a proportionate part of a shorter taxable year). For this and other reasons, the Declaration of Trust and the Articles Supplementary contain provisions that restrict the ownership and transfer of shares of beneficial interest.

     Our Declaration of Trust contains a Preferred Share ownership limit that restricts shareholders from owning, under the applicable attribution rules of the Code, more than 9.9% of the outstanding Preferred Shares of any class or series and a Common Share ownership limit that restricts shareholders from owning, under the applicable attribution rules of the Code, more than 2.0% of the Outstanding Common Shares. The Board of Trustees has adopted a resolution raising the ownership limit with respect to the Common Shares from 2.0% to 6.7%. Shares owned in excess of these limits will be automatically exchanged for Excess Shares pursuant to our Declaration of Trust. Excess Shares will be held in trust by us and, while held in trust, will not be entitled to vote or participate in dividends or distributions made by us. For a more detailed discussion of the restrictions on ownership of the shares of beneficial interest, see "Description of Shares of Beneficial Interest of Vornado Realty Trust--Description of Preferred Shares of Vornado Realty Trust--Restrictions on Ownership" and "Description of Shares of Beneficial Interest of Vornado Realty Trust--Description of Common Shares of Vornado Realty Trust--Restrictions on Ownership of Common Shares" in the accompanying prospectus.

TRANSFER AGENT, REGISTRAR, DIVIDEND DISBURSING AGENT AND REDEMPTION AGENT

     The transfer agent, registrar, dividend disbursing agent and redemption agent for the Series I Preferred Shares is Wachovia Bank, N.A., Charlotte, North Carolina.

                       FEDERAL INCOME TAX CONSIDERATIONS

     The following discussion supplements, and, to the extent inconsistent therewith, amends, the discussion set forth in the accompanying prospectus under the heading "Federal Income Tax Considerations--Taxation of Holders of Common Shares or Preferred Shares."

REDEMPTION OF SERIES I PREFERRED SHARES

     A redemption of Series I Preferred Shares will be treated under Section 302 of the Code as a distribution taxable as a dividend (to the extent of our current or accumulated earnings and profits) at ordinary income rates unless the redemption satisfies one of the tests set forth in Section 302(b) of the Code and is therefore treated as a sale or exchange of the redeemed shares. None of these distributions will be eligible for the dividends received deduction for corporate shareholders. The redemption will be treated as a sale or exchange if it (i) is "substantially disproportionate" with respect to the holder, (ii) results in a "complete termination" of the holder's share interest in Vornado or
(iii) is "not essentially equivalent to a dividend" with respect to the holder, all within the meaning of Section 302(b) of the Code. In determining whether any of these tests have been met, Common Shares and Preferred Shares considered to be owned by the holder by reason of certain constructive ownership rules set forth in the Code, as well as Common Shares and Preferred Shares actually owned by the holder, must generally be taken into account. If a particular holder of Series I Preferred Shares owns no Common Shares or other Preferred Shares (actually or constructively), or an insubstantial percentage of such shares, a redemption of Series I Preferred Shares of that holder is likely to qualify for sale or exchange treatment because the redemption would not be "essentially equivalent to a dividend." However, because the determination as to whether any of the alternative tests of Section 302(b) of the Code will be satisfied with respect to any particular holder of Series I Preferred Shares depends upon the facts and circumstances at the time that the determination must be made, prospective holders of Series I Preferred Shares are advised to consult their own tax advisors to determine such tax treatment.

     If a redemption of Series I Preferred Shares is not treated as a distribution taxable as a dividend to a particular holder, it will be treated as to that holder as a taxable sale or exchange. As a result, such holder will recognize gain or loss for Federal income tax purposes in an amount equal to the difference between (i) the amount of cash and the fair market value of any property received, and (ii) the holder's adjusted basis for tax purposes in the shares of Series I Preferred Shares redeemed. Such gain or loss will be capital gain or loss if the Series I Preferred Shares have been held as a capital asset, and will be long-term gain or loss if such Series I Preferred Shares have been held for more than one year. To the extent that a redemption of Series I Preferred Shares held by a Non-U.S. Shareholder is treated as a taxable sale or exchange, such holder will be subject to tax in the manner described in the accompanying prospectus under the heading "Federal Income Tax Considerations--Taxation of Holders of Common Shares or Preferred Shares-- Non-U.S. Shareholders--Sales of Shares."

     If a redemption of Series I Preferred Shares is treated as a distribution taxable as a dividend, the amount of the distribution will be measured by the amount of cash and the fair market value of any property received by the holder. The holder's adjusted basis in the redeemed Series I Preferred Shares for tax purposes will be transferred to the holder's remaining shares of Vornado. If the holder owns no other shares of Vornado, such basis may, under certain circumstances, be transferred to a related person or it may be lost entirely.

                                  UNDERWRITING

     Morgan Stanley & Co. Incorporated, UBS Securities LLC and Merrill Lynch, Pierce, Fenner & Smith Incorporated are acting as joint book-running managers of our Series I Preferred Shares offering. Subject to the terms and conditions stated in the underwriting agreement dated as of the date of this prospectus supplement, each of the underwriters named below has agreed to purchase, and we have agreed to sell to that underwriter, the respective number of shares of our Series I Preferred Shares set forth opposite the underwriter's name.

UNDERWRITER                                                    NUMBER OF SHARES
-----------                                                    ----------------
Merrill Lynch, Pierce, Fenner & Smith
             Incorporated...................................        883,750
Morgan Stanley & Co. Incorporated...........................        883,750
UBS Securities LLC..........................................        883,750
Bear, Stearns & Co. Inc. ...................................        883,750
Citigroup Global Markets Inc. ..............................        883,750
Wachovia Capital Markets, LLC...............................        883,750
Deutsche Bank Securities Inc. ..............................        350,000
J.P. Morgan Securities Inc. ................................        350,000
A.G. Edwards & Sons, Inc. ..................................         52,500
Banc of America Securities LLC..............................         52,500
BB&T Capital Markets, a division of Scott & Stringfellow,
  Inc. .....................................................         52,500
RBC Dain Rauscher...........................................         52,500
H&R Block Financial Advisors, Inc...........................         52,500
HSBC Securities (USA) Inc. .................................         52,500
KeyBanc Capital Markets, A Division of McDonald Investments
  Inc. .....................................................         52,500
Legg Mason Wood Walker, Incorporated........................         52,500
Oppenheimer & Co. Inc. .....................................         52,500
Piper Jaffray & Co. ........................................         52,500
Charles Schwab & Co., Inc. .................................         52,500
TD Waterhouse Investor Services, Inc. ......................         52,500
Wells Fargo Brokerage Services, LLC.........................         52,500
Advest, Inc. ...............................................         17,500
Robert W. Baird & Co. Incorporated..........................         17,500
William Blair & Company L.L.C. .............................         17,500
D.A. Davidson & Co. ........................................         17,500
Davenport & Company LLC.....................................         17,500
J.J.B. Hilliard, W.L. Lyons, Inc. ..........................         17,500
Janney Montgomery Scott LLC.................................         17,500
McGinn, Smith & Co. Inc. ...................................         17,500
Mesirow Financial, Inc. ....................................         17,500
Morgan Keegan & Company, Inc. ..............................         17,500
Pershing LLC................................................         17,500
Raymond James & Associates, Inc. ...........................         17,500
Ryan Beck & Co., Inc. ......................................         17,500
Southwest Securities, Inc. .................................         17,500
Stifel, Nicolaus & Company, Incorporated....................         17,500

UNDERWRITER                                                    NUMBER OF SHARES
-----------                                                    ----------------
SunTrust Capital Markets, Inc. .............................         17,500
Wedbush Morgan Securities Inc. .............................         17,500
Ziegler Capital Markets Group...............................         17,500
                                                                  ---------
          TOTAL.............................................      7,000,000
                                                                  =========

     The underwriting agreement provides that the obligations of the underwriters to pay for and accept delivery of the Series I Preferred Shares offered hereby are subject to the approval of certain legal matters by their counsel and to certain other conditions. The underwriters are obligated to take and pay for all of the shares of Series I Preferred Shares offered hereby (other than those covered by the underwriters' over-allotment option described below) if any such shares are taken.

     The underwriters propose to offer the Series I Preferred Shares directly to the public initially at the public offering price set forth on the cover page of this prospectus supplement and to selected dealers at such price less a concession not to exceed $0.50 per share. The underwriters may allow, and such selected dealers may reallow, a concession not to exceed $0.45 per share. The Series I Preferred Shares will be available for delivery, when, as and if accepted by the underwriters and subject to prior sale and to withdrawal, cancellation or modification of the offering without notice. The underwriters reserve the right to reject any order for purchase of the shares in whole or in part. After the commencement of this offering, the underwriters may change the public offering price and other selling terms.

     We have granted to the underwriters an option, exercisable for 30 days from the date of this prospectus supplement, to purchase up to an aggregate of 1,050,000 additional Series I Preferred Shares at the public offering price set forth on the cover page hereof, less underwriting discounts and commissions. The underwriters may exercise such option solely for the purpose of covering over-allotments, if any, made in connection with the offering of the Series I Preferred Shares offered hereby. To the extent the option is exercised, each underwriter must purchase a number of additional shares approximately proportionate to that underwriter's initial purchase commitment.

     We expect to list the Series I Preferred Shares on the NYSE. Trading of the Series I Preferred Shares on the NYSE, if listing is approved, is expected to commence within 30 days after initial delivery of the Series I Preferred Shares. The underwriters have advised us that they intend to make a market in the Series I Preferred Shares prior to the commencement of trading on the NYSE. However, the underwriters will have no obligation to make a market in the Series I Preferred Shares and may cease market-making activities, if commenced, at any time.

     In order to facilitate the offering of the Series I Preferred Shares, the underwriters may engage in transactions that stabilize, maintain or otherwise affect the price of the Series I Preferred Shares. Specifically, the underwriters may over-allot in connection with the offering, creating a short position in the Series I Preferred Shares for its own account. In addition, to cover over-allotments or to stabilize the price of the Series I Preferred Shares, the underwriters may bid for, and purchase, Series I Preferred Shares in the open market. Finally, the underwriters may reclaim selling concessions allowed to a dealer for distributing the Series I Preferred Shares in the offering, if the underwriters repurchase previously distributed Series I Preferred Shares in transactions to cover syndicate short positions, in stabilization transactions or otherwise. Any of these activities may stabilize or maintain the market price of the Series I Preferred Shares above independent market levels. The underwriters are not required to engage in these activities and may end any of these activities at any time.

     We expect to deliver the Series I Preferred Shares against payment for the Shares on or about the date specified in the next to last paragraph on the cover page of this prospectus supplement, which will be the sixth business day following the date of the pricing of the sale of the Series I Preferred Shares to the several underwriters. Since trades in the secondary market generally settle in three business days, purchasers who wish to trade the Series I Preferred Shares on the date of pricing or the next succeeding business day will be required, by virtue of the fact that the Series I Preferred Shares initially will settle in T + 6, to specify alternative settlement arrangements to prevent a failed settlement. Purchasers of Series I Preferred Shares who wish to trade the securities on the date of pricing should consult their own advisors.

     Each underwriter has represented in the underwriting agreement that (i) it has only communicated or caused to be communicated and will only communicate or cause to be communicated any invitation or inducement to engage in investment activity (within the meaning of Section 21 of the Financial Services and Markets Act 2000 (the "FSMA")) received by it in connection with the issue or sale of the Series I Preferred Shares in circumstances in which Section 21(1) of the FSMA does not apply to us and (ii) it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the Series I Preferred Shares in, from or otherwise involving the United Kingdom.

     In relation to each Member State of the European Economic Area which has implemented the Prospectus Directive (each, a "Relevant Member State"), each underwriter has represented and agreed that with effect from and including the date on which the European Union Prospectus Directive (the "EU Prospectus Directive") is implemented in that Relevant Member State (the "Relevant Implementation Date"), it has not made and will not make an offer of Series I Preferred Shares to the public in that Relevant Member State prior to the publication of a prospectus in relation to the shares which has been approved by the competent authority in that Relevant Member State or, where appropriate, approved in another Relevant Member State and notified to the competent authority in that Relevant Member State, all in accordance with the EU Prospectus Directive, except that it may, with effect from and including the Relevant Implementation Date, make an offer of Series I Preferred Shares to the public in that Relevant Member State at any time:

          (a) to legal entities which are authorized or regulated to operate in the financial markets or, if not so authorized or regulated, whose corporate purpose is solely to invest in securities;

          (b) to any legal entity which has two or more of (1) an average of at least 250 employees during the last financial year; (2) a total balance sheet of more than E43,000,000 and (3) an annual net turnover of more than E50,000,000, as shown in its last annual or consolidated accounts; or

          (c) in any other circumstances which do not require the publication by the issuer of a prospectus pursuant to Article 3 of the EU Prospectus Directive.

     For the purposes of this provision, the expression an "offer of Series I Preferred Shares to the public" in relation to any Series I Preferred Shares in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the Series I Preferred Shares to be offered so as to enable an investor to decide to purchase or subscribe for the Series I Preferred Shares, as the same may be varied in that Member State by any measure implementing the EU Prospectus Directive in that Member State and the expression EU Prospectus Directive means Directive 2003/71/EC and includes any relevant implementing measure in each Relevant Member State.

     We have agreed to indemnify the underwriters against certain liabilities, including liabilities under the Securities Act.

     We estimate that the total expenses of the offering, excluding the underwriting discount, will be approximately $300,000.

     The underwriters or their affiliates have provided banking and other financial services to us or our affiliates from time to time for which they have received customary fees and expenses. Certain of the underwriters or their affiliates are lenders under our credit facility. The underwriters or their affiliates will in the future continue to provide banking and other financial services to us or our affiliates for which they will receive customary compensation.

                   VALIDITY OF THE SERIES I PREFERRED SHARES

     The validity of the Series I Preferred Shares offered hereby will be passed upon for us by Venable LLP, Baltimore, Maryland, and by Sullivan & Cromwell LLP, New York, New York. Certain legal matters will be passed upon for the underwriters by Skadden, Arps, Slate, Meagher & Flom LLP, New York, New York. Sullivan & Cromwell LLP will rely upon the opinion of Venable LLP with respect to certain matters of Maryland law.

                                    EXPERTS

     The consolidated financial statements, the related financial statement schedules, and management's report on the effectiveness of internal control over financial reporting (as revised) incorporated in this prospectus supplement and the accompanying prospectus by reference from Vornado Realty Trust's Annual Report on Form 10-K/A for the year ended December 31, 2004, as updated by Vornado Realty Trust's Current Report on Form 8-K dated August 19, 2005, have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports, which are incorporated herein by reference (which reports (1) express an unqualified opinion on the consolidated financial statements and financial statement schedules and include explanatory paragraphs relating to the restatement described in Note 21 to the consolidated financial statements, the reclassifications to the consolidated financial statements of certain property as continuing operations, as described in Note 4 to the consolidated financial statements, and the application of the provisions of SFAS No. 142, "Goodwill and Other Intangible Assets," as described in Note 2 to the consolidated financial statements, (2) express an unqualified opinion on management's assessment regarding the effectiveness of internal control over financial reporting, and (3) express an adverse opinion on the effectiveness of internal control over financial reporting), and have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

     With respect to the unaudited interim financial information for the periods ended June 30, 2005 and 2004, which is incorporated herein by reference, Deloitte & Touche LLP, an independent registered public accounting firm, has applied limited procedures in accordance with the standards of the Public Company Accounting Oversight Board (United States) for a review of such information. However, as stated in their report included in Vornado Realty Trust's Quarterly Report on Form 10-Q for the quarter ended June 30, 2005 and incorporated by reference herein (which report includes an explanatory paragraph relating to the restatement described in Note 2 to Vornado Realty Trust's unaudited interim financial statements), they did not audit and they do not express an opinion on that interim financial information. Accordingly, the degree of reliance on their report on such information should be restricted in light of the limited nature of the review procedures applied. Deloitte & Touche LLP are not subject to the liability provisions of Section 11 of the Securities Act of 1933 for their report on the unaudited interim financial information because the report is not a "report" or a "part" of the registration statement prepared or certified by an accountant within the meaning of Sections 7 and 11 of the Act.

                                 $2,500,000,000

                              Vornado Realty Trust

                                 COMMON SHARES
                                PREFERRED SHARES
                               DEPOSITARY SHARES

                                 $5,000,000,000

                              Vornado Realty L.P.

                                DEBT SECURITIES

VORNADO REALTY TRUST FROM TIME TO TIME MAY OFFER TO SELL COMMON SHARES AND PREFERRED SHARES. THE PREFERRED SHARES MAY EITHER BE SOLD SEPARATELY OR REPRESENTED BY DEPOSITARY SHARES. VORNADO REALTY L.P. FROM TIME TO TIME MAY OFFER TO SELL DEBT SECURITIES. THE DEBT SECURITIES MAY BE EXCHANGEABLE FOR COMMON OR PREFERRED SHARES OF VORNADO REALTY TRUST, AND THE PREFERRED SHARES MAY BE CONVERTIBLE INTO COMMON SHARES OR INTO PREFERRED SHARES OF ANOTHER SERIES. THE TOTAL AMOUNT OF COMMON SHARES, PREFERRED SHARES AND DEPOSITARY SHARES OFFERED UNDER THIS PROSPECTUS WILL HAVE AN INITIAL AGGREGATE OFFERING PRICE OF UP TO $2,500,000,000, AND THE TOTAL AMOUNT OF DEBT SECURITIES WILL HAVE AN INITIAL AGGREGATE OFFERING PRICE OF UP TO $5,000,000,000, OR IN EITHER CASE THE EQUIVALENT AMOUNT IN OTHER CURRENCIES, CURRENCY UNITS OR COMPOSITE CURRENCIES.

VORNADO REALTY TRUST AND VORNADO REALTY L.P. MAY OFFER AND SELL THESE SECURITIES TO OR THROUGH ONE OR MORE UNDERWRITERS, DEALERS AND AGENTS OR DIRECTLY TO PURCHASERS, ON A CONTINUOUS OR DELAYED BASIS.

THIS PROSPECTUS DESCRIBES SOME OF THE GENERAL TERMS THAT MAY APPLY TO THESE SECURITIES AND THE GENERAL MANNER IN WHICH THEY MAY BE OFFERED. THE SPECIFIC TERMS OF ANY SECURITIES TO BE OFFERED, AND THE SPECIFIC MANNER IN WHICH THEY MAY BE OFFERED, WILL BE DESCRIBED IN A SUPPLEMENT TO THIS PROSPECTUS.

VORNADO REALTY TRUST'S COMMON SHARES ARE LISTED ON THE NEW YORK STOCK EXCHANGE UNDER THE SYMBOL "VNO," ITS SERIES A PREFERRED SHARES ARE LISTED ON THE NYSE UNDER THE SYMBOL "VNO PR A," ITS SERIES E PREFERRED SHARES ARE LISTED ON THE NYSE UNDER THE SYMBOL "VNO PR E," ITS SERIES F PREFERRED SHARES ARE LISTED ON THE NYSE UNDER THE SYMBOL "VNO PR F" AND ITS SERIES G PREFERRED SHARES ARE LISTED ON THE NYSE UNDER THE SYMBOL "VNO PR G." WHERE APPLICABLE, THE PROSPECTUS SUPPLEMENT WILL CONTAIN INFORMATION ON ANY LISTING ON A SECURITIES EXCHANGE OF SECURITIES COVERED BY THAT PROSPECTUS SUPPLEMENT.

SEE "RISK FACTORS" BEGINNING ON PAGE 5 FOR CERTAIN FACTORS RELEVANT TO AN INVESTMENT IN THE SECURITIES.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY OTHER REGULATORY BODY HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                            ------------------------

Prospectus dated February 3, 2005.

     YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED IN THIS PROSPECTUS AND THE ACCOMPANYING PROSPECTUS SUPPLEMENT OR INCORPORATED BY REFERENCE IN THESE DOCUMENTS. NO DEALER, SALESPERSON OR OTHER PERSON IS AUTHORIZED TO GIVE ANY INFORMATION OR TO REPRESENT ANYTHING NOT CONTAINED OR INCORPORATED BY REFERENCE IN THIS PROSPECTUS OR THE ACCOMPANYING PROSPECTUS SUPPLEMENT. IF ANYONE PROVIDES YOU WITH DIFFERENT, INCONSISTENT OR UNAUTHORIZED INFORMATION OR REPRESENTATIONS, YOU MUST NOT RELY ON THEM. THIS PROSPECTUS AND THE ACCOMPANYING PROSPECTUS SUPPLEMENT ARE AN OFFER TO SELL ONLY THE SECURITIES OFFERED BY THESE DOCUMENTS, BUT ONLY UNDER CIRCUMSTANCES AND IN JURISDICTIONS WHERE IT IS LAWFUL TO DO SO. THE INFORMATION CONTAINED IN THIS PROSPECTUS OR ANY PROSPECTUS SUPPLEMENT IS CURRENT ONLY AS OF THE DATE ON THE FRONT OF THOSE DOCUMENTS.

                               TABLE OF CONTENTS

                                                              PAGE
                                                              ----
Available Information.......................................    1
Cautionary Statement Concerning Forward-Looking
  Statements................................................    2
Risk Factors................................................    4
Vornado Realty Trust and Vornado Realty L.P. ...............   14
Consolidated Ratios of Earnings to Combined Fixed Charges
  and Preferred Share Dividend Requirements.................   15
Consolidated Ratios of Earnings to Fixed Charges............   15
Use Of Proceeds.............................................   15
Description Of Debt Securities of Vornado Realty L.P. ......   16
Description of Shares of Beneficial Interest of Vornado
  Realty Trust..............................................   35
Legal Ownership And Book-Entry Issuance.....................   46
Federal Income Tax Considerations...........................   51
Plan of Distribution........................................   67
Validity of The Securities..................................   67
Experts.....................................................   68

                             AVAILABLE INFORMATION

     Vornado Realty Trust and Vornado Realty L.P. are required to file annual, quarterly and current reports, proxy statements and other information with the Securities and Exchange Commission. You may read and copy any documents filed by us at the SEC's public reference room at 450 Fifth Street, N.W., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference room. Our filings with the SEC are also available to the public through the SEC's Internet site at http://www.sec.gov and through the New York Stock Exchange, 20 Broad Street, New York, New York 10005, on which Vornado Realty Trust's common shares and Series A, Series E, Series F and Series G Preferred Shares are listed.

     We have filed registration statements on Form S-3 with the SEC relating to the securities covered by this prospectus. This prospectus is a part of the registration statements and does not contain all of the information in the registration statements. Whenever a reference is made in this prospectus to a contract or other document, please be aware that the reference is only a summary and that you should refer to the exhibits that are a part of the registration statements for a copy of the contract or other document. You may review a copy of the registration statements at the SEC's public reference room in Washington, D.C., as well as through the SEC's Internet site.

     The SEC's rules allow us to "incorporate by reference" information into this prospectus. This means that we can disclose important information to you by referring you to another document. Any information referred to in this way is considered part of this prospectus from the date we file that document. Any reports filed by us with the SEC after the date of this prospectus and before the date that the offering of the securities by means of this prospectus is terminated will automatically update and, where applicable, supersede any information contained in this prospectus or incorporated by reference in this prospectus.

     Vornado Realty Trust and Vornado Realty L.P. incorporate by reference into this prospectus the following documents or information filed with the SEC:

          (1) Annual reports of Vornado Realty Trust and Vornado Realty L.P. on Forms 10-K for the fiscal year ended December 31, 2003 (File Nos. 001-11954 and 000-22635);

          (2) Quarterly reports of Vornado Realty Trust on Form 10-Q for the quarters ended March 31, 2004, June 30, 2004 and September 30, 2004 (File No. 001-11954), filed with the SEC on May 6, 2004, August 6, 2004 and November 5, 2004, respectively;

          (3) Quarterly reports of Vornado Realty L.P. on Form 10-Q for the quarters ended March 31, 2004, June 30, 2004 and September 30, 2004 (File No. 000-22685), filed with the SEC on May 7, 2004, August 6, 2004 and November 8, 2004, respectively;

          (4) Current reports on Form 8-K of Vornado Realty Trust dated April 29, 2004, May 27, 2004, August 17, 2004, September 29, 2004, November 10,
     2004 and December 16, 2004 (File No. 001-11954), filed with the SEC on April 29, 2004, June 14, 2004, August 23, 2004, September 30, 2004,
     November 22, 2004 and December 21, 2004, respectively;

          (5) Current reports on Form 8-K of Vornado Realty L.P. dated May 27, 2004, December 16, 2004 and December 30, 2004 (File No. 000-22685), filed with the SEC on June 14, 2004, December 21, 2004 and January 4, 2005, respectively;

          (6) The description of Vornado Realty Trust's common shares contained in Vornado Realty Trust's registration statement on Form 8-B (File No. 001-11954), filed with the SEC on May 10, 1993;

          (7) The description of Vornado Realty Trust's Series A Preferred Shares contained in Vornado Realty Trust's registration statement on Form 8-A (File No. 001-11954), filed with the SEC on April 3, 1997;

          (8) The description of Vornado Realty Trust's Series E Preferred Shares contained in Vornado Realty Trust's registration statement on Form 8-A (File No. 001-11954), filed with the SEC on April 20, 2004;

          (9) The description of Vornado Realty Trust's Series F Preferred Shares contained in Vornado Realty Trust's registration statement on Form 8-A (File No. 001-11954), filed with the SEC on November 17, 2004;

          (10) The description of Vornado Realty Trust's Series G Preferred Shares contained in Vornado Realty Trust's registration statement on Form 8-A (File No. 001-11954), filed with the SEC on December 21, 2004; and

          (11) All documents filed by Vornado Realty Trust and Vornado Realty L.P. under Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 after the date of this prospectus and before the termination of this offering or after the date of the initial registration statement and before effectiveness of the registration statement, except that the information referred to in Item 402(a)(8) of Regulation S-K of the SEC is not incorporated by reference into this prospectus.

     We will provide without charge to each person, including any beneficial owner, to whom this prospectus is delivered, upon his or her written or oral request, a copy of any or all documents referred to above which have been or may be incorporated by reference into this prospectus, excluding exhibits to those documents unless they are specifically incorporated by reference into those documents. You can request those documents from our corporate secretary, 888 Seventh Avenue, New York, New York 10019, telephone (212) 894-7000. Alternatively, copies of these documents may be available on our website (www.vno.com). Any other documents available on our website are not incorporated by reference into this prospectus.

                        CAUTIONARY STATEMENT CONCERNING
                           FORWARD-LOOKING STATEMENTS

     This prospectus, including the documents incorporated by reference in it, contains forward-looking statements with respect to our financial condition, results of operations and business. These statements may be made directly in this document or they may be made part of this document by reference to other documents filed with the SEC, which is known as "incorporation by reference." You can find many of these statements by looking for words such as "believes," "expects," "anticipates," "estimates," "intends," "plans" or similar expressions in this prospectus or the documents incorporated by reference. Unless the context otherwise requires or as otherwise specified, references in this prospectus to "Vornado," "we," "us" or "our" refer to Vornado Realty Trust and its subsidiaries, including Vornado Realty L.P., except where we make clear that we mean only the parent company, Vornado Realty Trust. In addition, we sometimes refer to Vornado Realty L.P. as the "Operating Partnership."

     These forward-looking statements are subject to numerous assumptions, risks and uncertainties. Factors that may cause actual results to differ materially from those contemplated by the forward-looking statements include, among others, those listed under the caption "Risk Factors" in this prospectus as well as the following possibilities:

      --   national, regional and local economic conditions;

      -- consequences of any armed conflict involving, or terrorist attack against, the United States;

      --   our ability to secure adequate insurance;

      -- local conditions such as an oversupply of space or a reduction in demand for real estate in the area;

      --   competition from other available space;

      --   whether tenants consider a property attractive;

      -- the financial condition of our tenants, including the extent of tenant bankruptcies or defaults;

      -- whether we are able to pass some or all of any increased operating costs through to our tenants;

      --   how well we manage our properties;

      --   fluctuations in interest rates;

      --   changes in real estate taxes and other expenses;

      --   changes in market rental rates;

      -- the timing and costs associated with property improvements and rentals;

      --   changes in taxation or zoning laws;

      --   government regulation;

      -- Vornado Realty Trust's failure to continue to qualify as a real estate investment trust;

      --   availability of financing on acceptable terms or at all;

      --   potential liability under environmental or other laws or regulations;
           and

      --   general competitive factors.

     Forward-looking statements are not guarantees of performance. They involve risks, uncertainties and assumptions. Our future results, financial condition and business may differ materially from those expressed in these forward-looking statements. Many of the factors that will determine these items are beyond our ability to control or predict. For these statements, we claim the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. You are cautioned not to place undue reliance on our forward-looking statements, which speak only as of the date of this prospectus or, if applicable, the date of the applicable document incorporated by reference.

     All subsequent written and oral forward-looking statements attributable to us or any person acting on our behalf are expressly qualified in their entirety by the cautionary statements contained or referred to in this section. We do not undertake any obligation to release publicly any revisions to our forward-looking statements to reflect events or circumstances after the date of this prospectus or to reflect the occurrence of unanticipated events. For more information on the uncertainty of forward-looking statements, see "Risk Factors" in this prospectus.

                                  RISK FACTORS

     An investment in our securities involves risks. You should carefully consider, among other factors, the matters described below before deciding to purchase our securities.

REAL ESTATE INVESTMENTS' VALUE AND INCOME FLUCTUATE DUE TO VARIOUS FACTORS.

  THE VALUE OF REAL ESTATE FLUCTUATES DEPENDING ON CONDITIONS IN THE GENERAL ECONOMY AND THE REAL ESTATE BUSINESS. THESE CONDITIONS MAY ALSO LIMIT OUR REVENUES AND AVAILABLE CASH.

     The factors that affect the value of our real estate include, among other things:

      --   national, regional and local economic conditions;

      -- consequences of any armed conflict involving, or terrorist attack against, the United States;

      --   our ability to secure adequate insurance;

      -- local conditions such as an oversupply of space or a reduction in demand for real estate in the area;

      --   competition from other available space;

      --   whether tenants consider a property attractive;

      -- the financial condition of our tenants, including the extent of tenant bankruptcies or defaults;

      -- whether we are able to pass some or all of any increased operating costs through to tenants;

      --   how well we manage our properties;

      --   fluctuations in interest rates;

      --   changes in real estate taxes and other expenses;

      --   changes in market rental rates;

      -- the timing and costs associated with property improvements and rentals;

      --   changes in taxation or zoning laws;

      --   government regulation;

      -- Vornado Realty Trust's failure to continue to qualify as a real estate investment trust;

      --   availability of financing on acceptable terms or at all;

      --   potential liability under environmental or other laws or regulations;
           and

      --   general competitive factors.

     The rents we receive and the occupancy levels at our properties may decline as a result of adverse changes in any of these factors. If our rental revenues decline, we generally would expect to have less cash available to pay our indebtedness and distribute to the holders of our securities. In addition, some of our major expenses, including mortgage payments, real estate taxes and maintenance costs, generally do not decline when the related rents decline.

  WE DEPEND ON LEASING SPACE TO TENANTS ON ECONOMICALLY FAVORABLE TERMS AND COLLECTING RENT FROM OUR TENANTS, WHO MAY NOT BE ABLE TO PAY.

     Our financial results depend on leasing space in our properties to tenants on economically favorable terms. In addition, because substantially all of our income comes from renting of real property, our income, funds available to pay indebtedness and funds available for distribution to our shareholders will decrease if a significant number of our tenants cannot pay their rent. If a tenant does not pay its rent, we might not be able to enforce our rights as landlord without delays and might incur substantial legal costs. For information regarding the bankruptcy of our tenants, see "--Bankruptcy or insolvency of tenants may decrease our revenues and available cash" below.

  BANKRUPTCY OR INSOLVENCY OF TENANTS MAY DECREASE OUR REVENUES AND AVAILABLE CASH.

     A number of companies, including some of our tenants, have declared bankruptcy in recent years, and other tenants may declare bankruptcy or become insolvent in the future. If a major tenant declares bankruptcy or becomes insolvent, the rental property where it leases space may have lower revenues and operational difficulties, and, in the case of our shopping centers, we may have difficulty leasing the remainder of the affected property. Our leases generally do not contain restrictions designed to ensure the creditworthiness of our tenants. As a result, the bankruptcy or insolvency of a major tenant could result in a lower level of funds from operations available for distribution to our shareholders or the payment of our indebtedness.

     In February 2003, KoninKlijke Ahold NV, parent of Stop & Shop, announced that it overstated its 2002 and 2001 earnings by at least $500 million and is under investigation by the U.S. Justice Department and Securities and Exchange Commission. We cannot predict what effect, if any, this situation may have on Stop & Shop's ability to satisfy its obligation under the Bradlees guarantees and rent for existing Stop & Shop leases aggregating approximately $10.5 million per annum.

     The risk that some of our tenants may declare bankruptcy has been higher because of the September 11, 2001 terrorist attacks and the resulting decline in the economy. If there is not a sustained recovery of the economy, this risk may increase.

  REAL ESTATE IS A COMPETITIVE BUSINESS.

     Our business segments--Office, Retail, Merchandise Mart Properties, Temperature Controlled Logistics, and Other operate in highly competitive environments. We have a large concentration of properties in the New York City metropolitan area and in the Washington, D.C. and Northern Virginia area. We compete with a large number of real estate property owners and developers. Principal factors of competition are rent charged, attractiveness of location, the quality of the property and breadth and quality of services provided. Our success depends upon, among other factors, trends of the national and local economies, financial condition and operating results of current and prospective tenants and customers, availability and cost of capital, construction and renovation costs, taxes, governmental regulations, legislation and population trends.

  WE MAY INCUR COSTS TO COMPLY WITH ENVIRONMENTAL LAWS.

     Our operations and properties are subject to various federal, state and local laws and regulations concerning the protection of the environment including air and water quality, hazardous or toxic substances and health and safety. Under certain of these environmental laws a current or previous owner or operator of real estate may be required to investigate and clean up hazardous or toxic substances released at a property. The owner or operator may also be held liable to a governmental entity or to third parties for property damage or personal injuries and for investigation and clean-up costs incurred by those parties because of the contamination. These laws often impose liability without regard to whether the owner or operator knew of the release of the substances or caused the release. The presence of contamination or the failure to remediate contamination may impair our ability to sell or lease real estate or to borrow using the real estate as collateral. Other laws and regulations govern indoor and outdoor air quality including those that can require the abatement or removal of asbestos-containing materials in the event of damage, demolition, renovation or remodeling and also govern emissions of and exposure to asbestos fibers in the air. The maintenance and removal of lead paint and certain electrical equipment containing polychlorinated biphenyls (PCBs) and underground storage tanks are also regulated by federal and state laws. We could incur fines for environmental compliance and be held liable for the costs of remedial action with respect to the foregoing regulated substances or tanks or related claims arising out of environmental contamination or exposure at or from our properties.

     Each of our properties has been subjected to varying degrees of environmental assessment at various times. The environmental assessments did not reveal any environmental condition material to our business.

However, identification of new compliance concerns or undiscovered areas of contamination, changes in the extent or known scope of contamination, discovery of additional sites, human exposure to the contamination or changes in cleanup or compliance requirements could result in significant costs to us.

  SOME OF OUR POTENTIAL LOSSES MAY NOT BE COVERED BY INSURANCE.

     We carry comprehensive liability and all risk property insurance ((i) fire, (ii) flood, (iii) extended coverage, (iv) "acts of terrorism" as defined in the Terrorism Risk Insurance Act of 2002 which expires in 2004 with a possible extension through 2005 and (v) rental loss insurance) with respect to our assets. Below is a summary of the all risk property insurance and terrorism risk insurance for each of our business segments:

                                                            COVERAGE PER OCCURRENCE
                                                        -------------------------------
                                                                         SUB-LIMITS FOR
                                                                            ACTS OF
                                                         ALL RISK(1)       TERRORISM
                                                        --------------   --------------
New York Office.......................................  $1,400,000,000    $750,000,000
CESCR Office..........................................  $1,400,000,000    $750,000,000
Retail................................................  $  500,000,000    $500,000,000
Merchandise Mart......................................  $1,400,000,000    $750,000,000
Temperature Controlled Logistics......................  $  225,000,000    $225,000,000

------------

(1) Limited as to terrorism insurance by the sub-limit shown in the adjacent column.

     In addition to the coverage above, we carry lesser amounts of coverage for terrorist acts not covered by the Terrorism Risk Insurance Act of 2002. We are at risk of loss for losses in excess of these limits, which losses could be material.

     Our debt instruments, consisting of mortgage loans secured by our properties (which are generally non-recourse to us), Vornado Realty L.P.'s senior unsecured notes due 2007, 2009 and 2010 and our revolving credit agreement, contain customary covenants requiring us to maintain insurance. Although we believe that we have adequate insurance coverage under these agreements, we may not be able to obtain an equivalent amount of coverage at reasonable costs in the future. Further, if lenders insist on greater coverage than we are able to obtain, it could adversely affect our ability to finance and/or refinance our properties and expand our portfolio.

OUR INVESTMENTS ARE CONCENTRATED IN THE NEW YORK CITY/NEW JERSEY AND WASHINGTON D.C. METROPOLITAN AREAS. CIRCUMSTANCES AFFECTING THESE AREAS GENERALLY COULD ADVERSELY AFFECT OUR BUSINESS.

  A SIGNIFICANT PROPORTION OF OUR PROPERTIES ARE IN THE NEW YORK CITY/NEW JERSEY AND WASHINGTON, D.C. METROPOLITAN AREAS AND ARE AFFECTED BY THE ECONOMIC CYCLES AND RISKS INHERENT TO THOSE REGIONS.

     During 2003, 73% of our income before discontinued operations, gains on sale of real estate and cumulative effect of change in accounting principle came from properties located in New Jersey and the New York City and Washington, D.C. metropolitan areas. In addition, we may continue to concentrate a significant portion of our future acquisitions in New Jersey and the New York City and Washington, D.C. metropolitan areas. Like other real estate markets, the real estate markets in these areas have experienced economic downturns in the past, and we cannot predict how the current economic conditions will impact these markets in both the short and long term. Further declines in the economy or a decline in the real estate markets in these areas could hurt our financial performance and the value of our properties. The factors affecting economic conditions in these regions include:

      --   space needs of the United States Government;

      --   business layoffs or downsizing;

      --   industry slowdowns;

      --   relocations of businesses;

      --   changing demographics;

      --   increased telecommuting and use of alternative work places;

      -- financial performance and productivity of the publishing, advertising, financial, technology, retail, insurance and real estate industries;

      --   infrastructure quality; and

      --   any oversupply of or reduced demand for real estate.

     It is impossible for us to assess the future effects of the current uncertain trends in the economic and investment climates of the New York City/New Jersey and Washington, D.C. regions, and more generally of the United States, or the real estate markets in these areas. If these conditions persist or if any local, national or global economic recovery is of a short term, businesses and future profitability may be adversely affected.

  TERRORIST ATTACKS SUCH AS THOSE OF SEPTEMBER 11, 2001 IN NEW YORK CITY AND THE WASHINGTON, D.C. AREA MAY ADVERSELY AFFECT THE VALUE OF OUR PROPERTIES AND OUR ABILITY TO GENERATE CASH FLOW.

     We have significant investments in large metropolitan areas, including the New York/New Jersey, Washington, D.C. and Chicago metropolitan areas. In the aftermath of the terrorist attacks, tenants in these areas may choose to relocate their business to less populated, lower-profile areas of the United States that may be perceived to be less likely targets of future terrorist activity. This in turn would trigger a decrease in the demand for space in these areas, which could increase vacancies in our properties and force us to lease our properties on less favorable terms. As a result, the value of our properties and the level of our revenues could decline materially.

WE MAY ACQUIRE OR SELL ADDITIONAL ASSETS OR DEVELOP ADDITIONAL PROPERTIES. OUR FAILURE OR INABILITY TO CONSUMMATE THESE TRANSACTIONS OR MANAGE THE RESULTS OF THESE TRANSACTIONS COULD ADVERSELY AFFECT OUR OPERATIONS AND FINANCIAL RESULTS.

  WE HAVE GROWN RAPIDLY THROUGH ACQUISITIONS. WE MAY NOT BE ABLE TO MAINTAIN THIS RAPID GROWTH AND OUR FAILURE TO DO SO COULD ADVERSELY AFFECT OUR STOCK PRICE.

     We have experienced rapid growth in recent years, increasing our total assets from approximately $565 million at December 31, 1996 to approximately $9.8 billion at September 30, 2004. We may not be able to maintain a similar rate of growth in the future or manage our growth effectively. Our failure to do so may have a material adverse effect on our financial condition and results of operations and ability to pay dividends to our shareholders.

  WE MAY ACQUIRE OR DEVELOP NEW PROPERTIES AND THIS MAY CREATE RISKS.

     We may acquire or develop properties or acquire other real estate companies when we believe that an acquisition or development is consistent with our business strategies. We may not, however, succeed in consummating desired acquisitions or in completing developments on time or within budget. We also may not succeed in leasing newly developed or acquired properties at rents sufficient to cover their costs of acquisition or development and operations. Difficulties in integrating acquisitions may prove costly or time-consuming and could divert management's attention.

  IT MAY BE DIFFICULT TO BUY AND SELL REAL ESTATE QUICKLY.

     Real estate investments are relatively difficult to buy and sell quickly. Consequently, we may have limited ability to vary our portfolio promptly in response to changes in economic or other conditions.

  WE MAY NOT BE PERMITTED TO DISPOSE OF CERTAIN PROPERTIES OR PAY DOWN THE DEBT ASSOCIATED WITH THOSE PROPERTIES WHEN WE MIGHT OTHERWISE DESIRE TO DO SO WITHOUT INCURRING ADDITIONAL COSTS.

     As part of an acquisition of a property, including our January 1, 2002, acquisition of Charles E. Smith Commercial Realty L.P.'s 13.0 million square foot portfolio, we may agree, and in the case of Charles E. Smith Commercial Realty L.P. did agree, with the seller that we will not dispose of the acquired properties or reduce the mortgage indebtedness on them for significant periods of time unless we pay certain of the resulting tax costs of the seller. These agreements could result in our holding on to properties that we would otherwise sell and not pay down or refinance indebtedness that we would otherwise pay down or refinance.

  ON JANUARY 1, 2002, WE COMPLETED THE ACQUISITION OF THE 66% INTEREST IN CHARLES E. SMITH COMMERCIAL REALTY L.P. THAT WE DID NOT PREVIOUSLY OWN. THE TERMS OF THE MERGER RESTRICT OUR ABILITY TO SELL OR OTHERWISE DISPOSE OF, OR TO FINANCE OR REFINANCE, THE PROPERTIES FORMERLY OWNED BY CHARLES E. SMITH COMMERCIAL REALTY L.P., WHICH COULD RESULT IN OUR INABILITY TO SELL THESE PROPERTIES AT AN OPPORTUNE TIME AND INCREASED COSTS TO US.

     Subject to limited exceptions, we are restricted from selling or otherwise transferring or disposing of certain properties located in the Crystal City area of Arlington, Virginia or an interest in our division that manages the majority of our office properties in the Washington, D.C. metropolitan area, which we refer to as the CESCR Division, for a period of 12 years with respect to certain properties located in the Crystal City area of Arlington, Virginia or six years with respect to an interest in the CESCR Division. These restrictions, which currently cover approximately 13.0 million square feet of space, could result in our inability to sell these properties or an interest in the CESCR Division at an opportune time and increase costs to us.

OUR ORGANIZATIONAL AND FINANCIAL STRUCTURE GIVES RISE TO OPERATIONAL AND FINANCIAL RISKS.

  WE MAY NOT BE ABLE TO OBTAIN CAPITAL TO MAKE INVESTMENTS.

     We depend primarily on external financing to fund the growth of our business. This is because one of the requirements of the Internal Revenue Code of 1986, as amended, for a REIT is that it distribute 90% of its net taxable income, excluding net capital gains, to its shareholders (there is a separate requirement to distribute net capital gains or pay a corporate level tax in lieu of such distribution). Our access to debt or equity financing depends on the willingness of third parties to lend or make equity investments and on conditions in the capital markets generally. We and other companies in the real estate industry have experienced limited availability of financing from time to time. Although we believe that we will be able to finance any investments we may wish to make in the foreseeable future, new financing may not be available on acceptable terms.

     For information about our available sources of funds, see "Management's Discussion and Analysis of Financial Condition and Results of Operations--Liquidity and Capital Resources" in our annual report on Form 10-K for the year ended December 31, 2003 and quarterly report on Form 10-Q for the quarter ended September 30, 2004 and the notes to the consolidated financial statements in the same report.

  EACH OF VORNADO REALTY TRUST AND VORNADO REALTY L.P. DEPENDS ON ITS DIRECT AND INDIRECT SUBSIDIARIES' DIVIDENDS AND DISTRIBUTIONS, AND THESE SUBSIDIARIES' CREDITORS AND PREFERRED SECURITY HOLDERS ARE ENTITLED TO PAYMENT OF AMOUNTS PAYABLE TO THEM BY THE SUBSIDIARIES BEFORE THE SUBSIDIARIES MAY PAY ANY DIVIDENDS OR DISTRIBUTIONS TO VORNADO REALTY TRUST AND VORNADO REALTY L.P.

     Substantially all of Vornado Realty Trust's assets consist of partnership interests in Vornado Realty L.P. Vornado Realty L.P. holds substantially all of its properties and assets through subsidiaries. The Operating Partnership therefore depends for substantially all of its cash flow on cash distributions to it by its subsidiaries, and Vornado Realty Trust in turn depends for substantially all of its cash flow on cash distributions to it by the Operating Partnership. The creditors of each of our direct and indirect subsidiaries are entitled to payment of that subsidiary's obligations to them, when due and payable, before distributions may be made by that subsidiary to its equity holders. Thus, the Operating Partnership's ability to make distributions to its security holders, including Vornado Realty Trust and other unit holders of Vornado Realty L.P. and holders of any debt securities of the Operating Partnership depends on its subsidiaries' ability first to satisfy their obligations to their creditors and then to make distributions to the Operating Partnership. Likewise, Vornado Realty Trust's ability to pay dividends to holders of common and preferred shares depends on the Operating Partnership's ability first to satisfy its obligations to its creditors and make distributions payable to holders of preferred units and then to make distributions to Vornado Realty Trust.

     Furthermore, the holders of preferred units of the Operating Partnership are entitled to receive preferred distributions before payment of distributions to holders of common units of the Operating Partnership, including Vornado Realty Trust. Thus, Vornado Realty Trust's ability to pay dividends to holders of its common and preferred shares depends on the Operating Partnership's ability first to satisfy its obligations to its creditors and make distributions payable to holders of preferred units and then to make distributions to Vornado Realty Trust. There are currently 14 series of preferred units of the Operating Partnership not held by Vornado Realty Trust that have preference over Vornado Realty Trust's holdings of the Operating Partnership's units. The total liquidation value of these 14 series of preferred units is approximately $994,099,000.

     In addition, Vornado Realty L.P. may participate in any distribution of the assets of any of its direct or indirect subsidiaries upon the liquidation, reorganization or insolvency of the subsidiary, and consequently Vornado Realty L.P. security holders may participate in those assets, only after the claims of the creditors, including trade creditors, and preferred security holders, if any, of the subsidiary are satisfied.

     Vornado Realty L.P.'s debt securities are obligations of Vornado Realty L.P. only, and its subsidiaries are not obligated to pay any amounts due under the debt securities or to make funds available for those payments in the form of dividends or advances to Vornado Realty L.P. See "We have indebtedness, and this indebtedness may increase" below for more information about indebtedness of Vornado Realty L.P.

  WE HAVE INDEBTEDNESS, AND THIS INDEBTEDNESS MAY INCREASE.

     As of September 30, 2004, Vornado Realty L.P. had approximately $5.313 billion in total debt outstanding. Our ratio of total debt to total enterprise value was 34%. When we say "enterprise value" in the preceding sentence, we mean market equity value of Vornado Realty Trust plus debt less cash. In the future, we may incur additional debt, and thus increase our ratio of total debt to total enterprise value, to finance acquisitions or property developments. We may review and modify our debt level from time to time without notice to or any vote of our security holders. Unless otherwise described in any prospectus supplement relating to debt securities of Vornado Realty L.P., the indentures and debt securities do not limit our ability to incur additional debt.

     Except as described in this prospectus under the heading "Description of Debt Securities of Vornado Realty L.P.--Mergers and Similar Transactions" or in any applicable prospectus supplement, the indentures do not contain provisions that would afford you protection in the event of:

      -- a highly leveraged or similar transaction involving Vornado Realty L.P. or any of its affiliates;

      --   a change of control of Vornado Realty L.P.; or

      -- a reorganization, restructuring, merger or similar transaction involving Vornado Realty L.P. or Vornado Realty Trust that may adversely affect you.

  VORNADO REALTY TRUST MIGHT FAIL TO QUALIFY OR REMAIN QUALIFIED AS A REIT.

     Although we believe that we will remain organized and will continue to operate so as to qualify as a REIT for federal income tax purposes, we might fail to remain qualified in this way. Qualification as a REIT for federal income tax purposes is governed by highly technical and complex provisions of the Internal Revenue Code for which there are only limited judicial or administrative interpretations. Our qualification as a REIT also depends on various facts and circumstances that are not entirely within our control. In addition, legislation, new regulations, administrative interpretations or court decisions might significantly change the tax laws with respect to the requirements for qualification as a REIT or the federal income tax consequences of qualification as a REIT.

     If, with respect to any taxable year, Vornado Realty Trust fails to maintain its qualification as a REIT and does not qualify under statutory relief provisions, it could not deduct distributions to shareholders in computing its taxable income and would have to pay federal income tax on its taxable income at regular corporate rates. The federal income tax payable would include any applicable alternative minimum tax. If Vornado Realty Trust had to pay federal income tax, the amount of money available to distribute to shareholders would be reduced for the year or years involved, and Vornado Realty Trust would no longer be required to distribute money to shareholders. In addition, Vornado Realty Trust would also be disqualified from treatment as a REIT for the four taxable years following the year during which qualification was lost, unless it was entitled to relief under the relevant statutory provisions. Although Vornado Realty Trust currently intends to operate in a manner designed to allow it to qualify as a REIT, future economic, market, legal, tax or other considerations may cause it to revoke the REIT election or fail to qualify as a REIT.

  LOSS OF OUR KEY PERSONNEL COULD HARM OUR OPERATIONS AND ADVERSELY AFFECT THE VALUE OF OUR COMMON SHARES.

     We are dependent on the efforts of Steven Roth, the Chairman of the Board of Trustees and Chief Executive Officer of Vornado Realty Trust, and Michael D. Fascitelli, the President of Vornado Realty Trust. While we believe that we could find replacements for these key personnel, the loss of their services could harm our operations and adversely affect the value of Vornado Realty Trust's common shares.

  VORNADO REALTY TRUST'S CHARTER DOCUMENTS AND APPLICABLE LAW MAY HINDER ANY ATTEMPT TO ACQUIRE US.

     Generally, for Vornado Realty Trust to maintain its qualification as a REIT under the Internal Revenue Code, not more than 50% in value of the outstanding shares of beneficial interest of Vornado Realty Trust may be owned, directly or indirectly, by five or fewer individuals at any time during the last half of Vornado Realty Trust's taxable year. The Internal Revenue Code defines "individuals" for purposes of the requirement described in the preceding sentence to include some types of entities. Under Vornado Realty Trust's Amended and Restated Declaration of Trust, as amended, no person may own more than 6.7% of the outstanding common shares or 9.9% of the outstanding preferred shares, with some exceptions for persons who held common shares in excess of the 6.7% limit before Vornado Realty Trust adopted the limit and other persons approved by Vornado Realty Trust's Board of Trustees. These restrictions on transferability and ownership may delay, deter or prevent a change in control of Vornado Realty Trust or other transaction that might involve a premium price or otherwise be in the best interest of the shareholders. We refer to Vornado Realty Trust's Amended and Restated Declaration of Trust, as amended, as the "declaration of trust."

     Vornado Realty Trust's Board of Trustees is divided into three classes of trustees. Trustees of each class are chosen for three-year staggered terms. Staggered terms of trustees may reduce the possibility of a tender offer or an attempt to change control of Vornado Realty Trust, even though a tender offer or change in control might be in the best interest of Vornado Realty Trust's shareholders.

     Vornado Realty Trust's declaration of trust authorizes the Board of Trustees to:

      -- cause Vornado Realty Trust to issue additional authorized but unissued common shares or preferred shares;

      -- classify or reclassify, in one or more series, any unissued preferred shares;

      -- set the preferences, rights and other terms of any classified or reclassified shares that Vornado Realty Trust issues; and

      -- increase, without shareholder approval, the number of shares of beneficial interest that Vornado Realty Trust may issue.

     The Board of Trustees could establish a series of preferred shares whose terms could delay, deter or prevent a change in control of Vornado Realty Trust or other transaction that might involve a premium price or otherwise be in the best interest of Vornado Realty Trust's shareholders, although the Board of Trustees does not now intend to establish a series of preferred shares of this kind. Vornado Realty Trust's declaration of trust and bylaws contain other provisions that may delay, deter or prevent a change in control of Vornado Realty Trust or other transaction that might involve a premium price or otherwise be in the best interest of our shareholders.

     Under the Maryland General Corporation Law, as amended, which we refer to as the "MGCL," as applicable to real estate investment trusts, certain "business combinations," including certain mergers, consolidations, share exchanges and asset transfers and certain issuances and reclassifications of equity securities, between a Maryland real estate investment trust and any person who beneficially owns ten percent or more of the voting power of the trust's shares or an affiliate or an associate, as defined in the MGCL, of the trust who, at any time within the two-year period before the date in question, was the beneficial owner of ten percent or more of the voting power of the then outstanding voting shares of beneficial interest of the trust, which we refer to as an "interested shareholder," or an affiliate of the interested shareholder are prohibited for five years after the most recent date on which the interested shareholder becomes an interested shareholder. After that five-year period, any business combination of these kinds must be recommended by the board of trustees of the trust and approved by the affirmative vote of at least (a) 80% of the votes entitled to be cast by holders of outstanding shares of beneficial interest of the trust and (b) two-thirds of the votes entitled to be cast by holders of voting shares of the trust other than shares held by the interested shareholder with whom, or with whose affiliate, the business combination is to be effected, unless, among other conditions, the trust's common shareholders receive a minimum price, as defined in the MGCL, for their shares and the consideration is received in cash or in the same form as previously paid by the interested shareholder for its common shares. The provisions of the MGCL do not apply, however, to business combinations that are approved or exempted by the board of trustees of the applicable trust before the interested shareholder becomes an interested shareholder, and a person is not an interested shareholder if the board of trustees approved in advance the transaction by which the person otherwise would have become an interested shareholder. In approving a transaction, the board may provide that its approval is subject to compliance, at or after the time of approval, with any terms and conditions determined by the board. Vornado Realty Trust's board has adopted a resolution exempting any business combination between any trustee or officer of Vornado Realty Trust, or their affiliates, and Vornado Realty Trust. As a result, the trustees and officers of Vornado Realty Trust and their affiliates may be able to enter into business combinations with Vornado Realty Trust which may not be in the best interest of shareholders. With respect to business combinations with other persons, the business combination provisions of the MGCL may have the effect of delaying, deferring or preventing a change in control of Vornado Realty Trust or other transaction that might involve a premium price or otherwise be in the best interest of the shareholders. The business combination statute may discourage others from trying to acquire control of Vornado Realty Trust and increase the difficulty of consummating any offer.

OUR OWNERSHIP STRUCTURE AND RELATED-PARTY TRANSACTIONS MAY GIVE RISE TO CONFLICTS OF INTEREST

  STEVEN ROTH AND INTERSTATE PROPERTIES MAY EXERCISE SUBSTANTIAL INFLUENCE OVER US. THEY AND SOME OF OUR OTHER TRUSTEES AND OFFICERS HAVE INTERESTS OR POSITIONS IN OTHER ENTITIES THAT MAY COMPETE WITH US.

     As of September 30, 2004, Interstate Properties, a New Jersey general partnership, and its partners owned approximately 11.0% of the common shares of Vornado Realty Trust and approximately 27.4% of the common stock of Alexander's, Inc. Steven Roth, David Mandelbaum and Russell B. Wight, Jr. are the three partners of Interstate Properties. Mr. Roth is the Chairman of the Board and Chief Executive Officer of Vornado Realty Trust, the managing general partner of Interstate Properties, and the Chief Executive Officer and a director of Alexander's. Mr. Wight is a trustee of Vornado Realty Trust and is also a director of Alexander's. Mr. Mandelbaum is a trustee of Vornado Realty Trust and is also a director of Alexander's.

     As of September 30, 2004, we owned 33% of the outstanding common stock of Alexander's. Alexander's is a REIT engaged in leasing, managing, developing and redeveloping properties, focusing primarily on the locations where its department stores operated before they ceased operations in 1992. Alexander's has six properties, which are located in the New York City metropolitan area. Mr. Roth and Mr. Fascitelli, the President and a trustee of Vornado Realty Trust, are directors of Alexander's. Messrs. Mandelbaum, West and Wight are trustees of Vornado Realty Trust and are also directors of Alexander's.

     Because of these overlapping interests, Mr. Roth and Interstate Properties and its partners may have substantial influence over Vornado Realty Trust and Alexander's on the outcome of any matters submitted to Vornado Realty Trust or Alexander's shareholders for approval. In addition, certain decisions concerning our operations or financial structure may present conflicts of interest among Messrs. Roth, Mandelbaum and Wight and Interstate Properties and our other equity or debt holders. In addition, Mr. Roth and Interstate Properties and its partners currently and may in the future engage in a wide variety of activities in the real estate business which may result in conflicts of interest with respect to matters affecting us or Alexander's, such as which of these entities or persons, if any, may take advantage of potential business opportunities, the business focus of these entities, the types of properties and geographic locations in which these entities make investments, potential competition between business activities conducted, or sought to be conducted, by us, Interstate Properties and Alexander's, competition for properties and tenants, possible corporate transactions such as acquisitions and other strategic decisions affecting the future of these entities.

     Vornado Realty Trust currently manages and leases the real estate assets of Interstate Properties under a management agreement for which it receives an annual fee equal to 4% of base rent and percentage rent and certain other commissions. The management agreement has a term of one year and is automatically renewable unless terminated by either of the parties on 60 days' notice at the end of the term. Vornado Realty Trust earned $703,000 and $747,000 of management fees under the management agreement for the years ended December 31, 2003 and 2002 and $568,000 for the nine months ended September 30, 2004. In addition, during fiscal years 2003 and 2002, as a result of a previously existing leasing arrangement with Alexander's, Alexander's paid to Interstate $587,000 and $703,000, respectively, for the leasing and other services actually rendered by Vornado Realty Trust. Upon receipt of these payments, Interstate promptly paid them over to Vornado Realty Trust without retaining any interest therein. This arrangement was terminated in 2003 and all payments by Alexander's for these leasing and other services are made directly to Vornado Realty Trust. Because Vornado Realty Trust and Interstate Properties are controlled by the same persons, as described above, the terms of the management agreement and any future agreements between Vornado Realty Trust and Interstate Properties may not be comparable to those Vornado Realty Trust could have negotiated with an unaffiliated third party.

  THERE MAY BE CONFLICTS OF INTEREST BETWEEN ALEXANDER'S AND US.

     As of September 30, 2004, the Operating Partnership owned 33% of the outstanding common stock of Alexander's. Alexander's is a REIT engaged in leasing, managing, developing and redeveloping properties, focusing primarily on the locations where its department stores operated before they ceased operations in 1992. Alexander's has six properties. Interstate Properties, which is further described above, owned an additional 27.4% of the outstanding common stock of Alexander's as of September 30, 2004. Mr. Roth, Chairman of the Board and Chief Executive Officer of Vornado Realty Trust, is Chief Executive Officer and a director of Alexander's, and Mr. Fascitelli, President and a trustee of Vornado Realty Trust, is President and a director of Alexander's. Messrs. Mandelbaum, West and Wight, trustees of Vornado Realty Trust, are also directors of Alexander's. Alexander's common stock is listed on the New York Stock Exchange under the symbol "ALX."

     At September 30, 2004, the Operating Partnership had loans receivable from Alexander's of $124,000,000 at an interest rate of 9.0%, including $29,000,000 drawn under a $50,000,000 line of credit. The maturity date of the loans is the earlier of January 3, 2006 or the date that Alexander's Lexington Avenue construction loan is repaid in full. In addition, at September 30, 2004, Alexander's owed to Vornado Realty L.P. $400,000,000 under a mortgage note due February 2014. The Operating Partnership manages, develops and leases the Alexander's properties under management and development agreements and leasing agreements under which the Operating Partnership receives annual fees from Alexander's. These agreements have a one-year term expiring in March of each year, except that the Lexington Avenue management and development agreements have a term lasting until substantial completion of development of the Lexington Avenue property, and are all automatically renewable. Because Vornado Realty Trust and Alexander's share common senior management and because a majority of the trustees of Vornado Realty Trust also constitute the majority of the directors of Alexander's, the terms of the foregoing agreements and any future agreements between us and Alexander's may not be comparable to those we could have negotiated with an unaffiliated third party.

     For a description of Interstate Properties' ownership of Vornado Realty Trust and Alexander's, see "Steven Roth and Interstate Properties may exercise substantial influence over us. They and some of our other trustees and officers have interests or positions in other entities that may compete with us" above.

THE NUMBER OF SHARES OF VORNADO REALTY TRUST AND THE MARKET FOR THOSE SHARES GIVE RISE TO VARIOUS RISKS.

  VORNADO REALTY TRUST HAS MANY SHARES AVAILABLE FOR FUTURE SALE, WHICH COULD HURT THE MARKET PRICE OF ITS SHARES.

     As of September 30, 2004, we had authorized but unissued, 73,084,257 common shares of beneficial interest, $.04 par value, and 54,560,761 preferred shares of beneficial interest, no par value, of which 40,129,336 preferred shares have been reserved for issuance with respect to outstanding Operating Partnership preferred units. On November 17, 2004, we issued 6,000,000 preferred shares. On December 16, 2004, we increased our number of authorized preferred shares by 40,000,000 and our number of excess shares by 40,000,000 and on December 17 and 22, 2004, we issued an additional 800,000 Operating Partnership preferred units and 8,000,000 preferred shares, respectively, and reserved for issuance an additional 800,000 preferred shares. Consequently, as of December 31, 2004, we had authorized but unissued 80,560,761 preferred shares of beneficial interest, no par value; of which 40,929,336 have been reserved for issuance. We may issue these additional shares from time to time in public or private offerings or in connection with acquisitions.

     In addition, as of September 30, 2004, 19,745,000 Vornado Realty Trust common shares were reserved for issuance upon redemption of Operating Partnership common units. Some of these shares may be sold in the public market after registration under the Securities Act under registration rights agreements between Vornado Realty Trust and some holders of common units of the Operating Partnership. These shares may also be sold in the public market under Rule 144 under the Securities Act or other available exemptions from registration. In addition, Vornado Realty Trust has reserved a number of common shares for issuance under its employee benefit plans, and these common shares will be available for sale from time to time. Vornado Realty Trust has awarded shares of restricted stock and granted options to purchase additional common shares to some of its executive officers and employees.

     We cannot predict the effect that future sales of our common shares, preferred shares or Operating Partnership units, or the perception that sales of common shares, preferred shares or Operating Partnership units could occur, will have on the market prices for Vornado Realty Trust's shares.

  CHANGES IN MARKET CONDITIONS COULD HURT THE MARKET PRICE OF VORNADO REALTY TRUST'S SHARES.

     The value of Vornado Realty Trust's shares depends on various market conditions, which may change from time to time. Among the market conditions that may affect the value of Vornado Realty Trust's shares are the following:

      --   the extent of institutional investor interest in us;

      -- the reputation of REITs generally and the attractiveness of their equity securities in comparison to other equity securities, including securities issued by other real estate companies, and fixed income securities (including in connection with any possible change in the taxation of dividends, as discussed below);

      --   our financial condition and performance;

      --   prevailing interest rates; and

      --   general financial market conditions.

     In particular, the Jobs and Growth Tax Relief and Reconciliation Act of 2003 which was signed into law by President Bush on May 28, 2003 provides favorable income tax rates for certain corporate dividends received by individuals through December 31, 2008. Under the Act, REIT dividends are not eligible for the preferential rates applicable to dividends unless the dividends are attributable to income that has been subject to corporate level tax. As a result, substantially all of the distributions paid on our shares are not expected to qualify for such lower rates. This Act could cause stock in non-REIT corporations to be more attractive to investors than stock in REITS, which may negatively affect the value of and the market for our shares.

     The stock market in recent years has experienced extreme price and volume fluctuations that have often been unrelated or disproportionate to the operating performance of companies.

  INCREASED MARKET INTEREST RATES MAY HURT THE VALUE OF VORNADO REALTY TRUST'S SHARES.

     We believe that investors consider the distribution rate on REIT shares, expressed as a percentage of the price of the shares, relative to market interest rates as an important factor in deciding whether to buy or sell the shares. If market interest rates go up, prospective purchasers of REIT shares may expect a higher distribution rate. Higher interest rates would likely increase our borrowing costs and might decrease funds available for distribution. Thus, higher market interest rates could cause the market price of Vornado Realty Trust's shares to decline.

                  VORNADO REALTY TRUST AND VORNADO REALTY L.P.

     Vornado Realty Trust is a fully-integrated real estate investment trust organized under the laws of Maryland. Vornado conducts its business through, and substantially all of its interests in properties are held by, Vornado Realty L.P. Vornado Realty Trust is the sole general partner of, and owned approximately 82% of the common limited partnership interest in, Vornado Realty L.P. as of September 30, 2004.

     Vornado Realty Trust, through Vornado Realty L.P., currently owns directly or indirectly:

      --   Office Properties:

       -- all or portions of 84 office properties in the New York City metropolitan area (primarily Manhattan) and in the Washington, D.C. and Northern Virginia area;

      --   Retail Properties:

       -- 88 retail center properties in seven states and Puerto Rico aggregating approximately 14.0 million square feet, including 2.7 million square feet built by tenants on land leased from Vornado;

      --   Merchandise Mart Properties:

       --  the Merchandise Mart Properties portfolio containing approximately
           8.6 million square feet, including the 3.4 million square foot Merchandise Mart in Chicago;

      --   Temperature Controlled Logistics:

       -- a 47.6% interest in Americold Realty Trust, which owns and operates 100 cold storage warehouses nationwide;

      --   Other Real Estate Investments:

       --  33% of the outstanding common stock of Alexander's, Inc.;

       -- the Hotel Pennsylvania in New York City consisting of a hotel portion containing 1 million square feet with 1,700 rooms and a commercial portion containing 400,000 square feet of retail and office space;

       -- a 22.3% interest in The Newkirk Master Limited Partnership, which owns office, retail and industrial properties and various debt interests in those properties;

       -- eight dry warehouse/industrial properties in New Jersey containing approximately 2.0 million square feet; and

       -- other investments including interests in other real estate, marketable securities and loans and rates receivable.

     Our principal executive offices are located at 888 Seventh Avenue, New York, New York 10019, and our telephone number is (212) 894-7000.

                  CONSOLIDATED RATIOS OF EARNINGS TO COMBINED
            FIXED CHARGES AND PREFERRED SHARE DIVIDEND REQUIREMENTS

     Vornado Realty Trust's consolidated ratios of earnings to combined fixed charges and preference dividends for each of the fiscal years ended December 31, 2000, 2001, 2002 and 2003 and the nine months ended September 30, 2004 are as follows:

                                                                         NINE MONTHS
                                             YEAR ENDED DECEMBER 31,        ENDED
                                            -------------------------   SEPTEMBER 30,
                                            2000   2001   2002   2003       2004
                                            ----   ----   ----   ----   -------------
Ratio of earnings to combined fixed
  charges and preference dividends
  (unaudited).............................  1.52   1.56   1.68   1.87       1.96

     For purposes of calculating these ratios, (a) earnings represent income from continuing operations before income taxes, plus fixed charges, and (b) fixed charges represent interest expense on all indebtedness, including amortization of deferred debt issuance costs, and the portion of operating lease rental expense that management considers representative of the interest factor, which is one-third of operating lease rentals.

                CONSOLIDATED RATIOS OF EARNINGS TO FIXED CHARGES

     Vornado Realty L.P.'s consolidated ratios of earnings to fixed charges for each of the fiscal years ended December 31, 2000, 2001, 2002 and 2003 and the nine months ended September 30, 2004 are as follows:

                                                                         NINE MONTHS
                                             YEAR ENDED DECEMBER 31,        ENDED
                                            -------------------------   SEPTEMBER 30,
                                            2000   2001   2002   2003       2004
                                            ----   ----   ----   ----   -------------
Ratio of earnings to combined fixed
  charges and preference dividends
  (unaudited).............................  1.73   1.71   1.88   2.09       2.14

     For purposes of calculating these ratios, (a) earnings represent income from continuing operations before income taxes, plus fixed charges, and (b) fixed charges represent interest expense on all indebtedness, including amortization of deferred debt issuance costs, and the portion of operating lease rental expense that management considers representative of the interest factor, which is one-third of operating lease rentals.

                                USE OF PROCEEDS

     Vornado Realty Trust is required by the terms of the partnership agreement of Vornado Realty L.P. to contribute the net proceeds of any sale of common shares, preferred shares or depositary shares to Vornado Realty L.P. in exchange for additional units or preferred units, as the case may be. As will be more fully described in the applicable prospectus supplement, Vornado Realty Trust and Vornado Realty L.P. intend to use the net proceeds from the sale of securities for general trust or partnership purposes or other uses. These other uses may include, among others, the funding of an acquisition or the repayment of indebtedness.

             DESCRIPTION OF DEBT SECURITIES OF VORNADO REALTY L.P.

     Please note that in this section entitled "Description of Debt Securities of Vornado Realty L.P.," references to Vornado Realty L.P., "we", "our" and "us" refer only to Vornado Realty L.P. and not to its subsidiaries or Vornado Realty Trust unless the context requires otherwise. Also, in this section, references to "holders" mean those who own debt securities registered in their own names, on the books that we or the trustee maintain for this purpose, and not those who own beneficial interests in debt securities registered in street name or in debt securities issued in book-entry form through one or more depositaries. Owners of beneficial interests in the debt securities should read the section below entitled "Legal Ownership and Book-Entry Issuance."

DEBT SECURITIES MAY BE SENIOR OR SUBORDINATED

     We may issue senior or subordinated debt securities. Neither the senior debt securities nor the subordinated debt securities will be secured by any property or assets of Vornado Realty Trust or any of its subsidiaries, including Vornado Realty L.P. Thus, by owning a debt security, you are an unsecured creditor of Vornado Realty L.P.

     Neither any limited or general partner of Vornado Realty L.P., including Vornado Realty Trust, nor any principal, shareholder, officer, director, trustee or employee of any limited or general partner of Vornado Realty L.P. or of any successor of any limited or general partner of Vornado Realty L.P. has any obligation for payment of debt securities or for any of Vornado Realty L.P.'s obligations, covenants or agreements contained in the debt securities or the applicable indenture. By accepting the debt securities, you waive and release all liability of this kind. The waiver and release are part of the consideration for the issuance of debt securities.

     The senior debt securities will be issued under our senior debt indenture described below and will rank equally with all of our other senior unsecured and unsubordinated debt.

     The subordinated debt securities will be issued under our subordinated debt indenture described below and will be subordinate in right of payment to all of our "senior indebtedness," as defined in the subordinated debt indenture. The prospectus supplement for any series of subordinated debt securities or the information incorporated in this prospectus by reference will indicate the approximate amount of senior indebtedness outstanding as of the end of our most recent fiscal quarter. As of December 31, 2004, $962,096,000 of Vornado Realty L.P.'s total indebtedness constituted senior indebtedness. Neither indenture limits Vornado Realty L.P.'s ability to incur additional senior indebtedness, unless otherwise described in the prospectus supplement relating to any series of debt securities. Vornado Realty L.P.'s senior indebtedness is, and any additional senior indebtedness will be, structurally subordinate to the indebtedness of Vornado Realty L.P.'s subsidiaries. See "--Vornado Realty L.P.'s Debt Securities Are Structurally Subordinated to Indebtedness of Vornado Realty L.P.'s Subsidiaries" below.

     When we refer to "debt securities" in this prospectus, we mean both the senior debt securities and the subordinated debt securities.

THE SENIOR DEBT INDENTURE AND THE SUBORDINATED DEBT INDENTURE

     The senior debt securities and the subordinated debt securities are each governed by a document called an indenture--the senior debt indenture, in the case of the senior debt securities, and the subordinated debt indenture, in the case of the subordinated debt securities. Each indenture is a contract between Vornado Realty L.P. and The Bank of New York, which will initially act as trustee. The indentures are substantially identical, except for the provisions relating to subordination, which are included only in the subordinated debt indenture.

     The trustee under each indenture has two main roles:

      -- First, the trustee can enforce your rights against us if we default. There are some limitations on the extent to which the trustee acts on your behalf, which we describe later under "--Default, Remedies and Waiver of Default."

      -- Second, the trustee performs administrative duties for us, such as sending interest payments and notices.

     See "--Our Relationship with the Trustee" below for more information about the trustee.

     When we refer to the indenture or the trustee with respect to any debt securities, we mean the indenture under which those debt securities are issued and the trustee under that indenture.

WE MAY ISSUE MANY SERIES OF DEBT SECURITIES

     We may issue as many distinct series of debt securities under either debt indenture as we wish. This section of the prospectus summarizes terms of the securities that apply generally to all series. The provisions of each indenture allow us not only to issue debt securities with terms different from those of debt securities previously issued under that indenture, but also to "reopen" a previous issue of a series of debt securities and issue additional debt securities of that series. We will describe most of the financial and other specific terms of a series, whether it be a series of the senior debt securities or subordinated debt securities, in the prospectus supplement accompanying this prospectus. Those terms may vary from the terms described here.

     As you read this section of the prospectus, please remember that the specific terms of your debt security will be described in the accompanying prospectus supplement and, if applicable, modify or replace the general terms described in this section. If there are any differences between your prospectus supplement and this prospectus, your prospectus supplement will control. Thus, the statements we make in this section may not apply to your debt security.

     When we refer to a series of debt securities, we mean a series issued under the applicable indenture. When we refer to your prospectus supplement, we mean the prospectus supplement describing the specific terms of the debt security you purchase. The terms used in your prospectus supplement have the meanings described in this prospectus, unless otherwise specified.

AMOUNTS THAT WE MAY ISSUE

     Neither indenture limits the aggregate amount of debt securities that we may issue or the number of series or the aggregate amount of any particular series. We may issue debt securities and other securities in amounts that exceed the total amount specified on the cover of this prospectus up to the aggregate amount authorized by Vornado Realty L.P. for each series, at any time without your consent and without notifying you.

     The indentures and the debt securities do not limit our ability to incur other indebtedness or to issue other securities, unless otherwise described in the prospectus supplement relating to any series of debt securities. Also, we are not subject to financial or similar restrictions by the terms of the debt securities, unless otherwise described in the prospectus supplement relating to any series of debt securities.

PRINCIPAL AMOUNT, STATED MATURITY AND MATURITY

     The principal amount of a debt security means the principal amount payable at its stated maturity, unless that amount is not determinable, in which case the principal amount of a debt security is its face amount. Any debt securities owned by us or any of our affiliates are not deemed to be outstanding for certain determinations under the indenture.

     The term "stated maturity" with respect to any debt security means the day on which the principal amount of the debt security is scheduled to become due. The principal may become due sooner, by reason of redemption or acceleration after a default or otherwise in accordance with the terms of the debt security. The day on which the principal actually becomes due, whether at the stated maturity or earlier, is called the "maturity" of the principal.

     We also use the terms "stated maturity" and "maturity" to refer to the days when other payments become due. For example, we refer to a regular interest payment date when an installment of interest is scheduled to become due as the "stated maturity" of that installment.

     When we refer to the "stated maturity" or the "maturity" of a debt security without specifying a particular payment, we mean the stated maturity or maturity, as the case may be, of the principal.

VORNADO REALTY L.P.'S DEBT SECURITIES ARE STRUCTURALLY SUBORDINATED TO INDEBTEDNESS OF VORNADO REALTY L.P.'S SUBSIDIARIES

     Because our assets consist principally of interests in the subsidiaries through which we own our properties and conduct our businesses, our right to participate as an equity holder in any distribution of assets of any of our subsidiaries upon the subsidiary's liquidation or otherwise, and thus the ability of our security holders to benefit from the distribution, is junior to creditors of the subsidiary, except to the extent that any claims we may have as a creditor of the subsidiary are recognized. Furthermore, because some of our subsidiaries are partnerships in which we are a general partner, we may be liable for their obligations. We may also guarantee some obligations of our subsidiaries. Any liability we may have for our subsidiaries' obligations could reduce our assets that are available to satisfy our direct creditors, including investors in our debt securities.

THIS SECTION IS ONLY A SUMMARY

     The indentures and their associated documents, including your debt security, contain the full legal text of the matters described in this section and your prospectus supplement. We have filed forms of the indentures with the SEC as exhibits to our registration statements. See "Available Information" above for information on how to obtain copies of them.

     This section and your prospectus supplement summarize all the material terms of the indentures and your debt security. They do not, however, describe every aspect of the indentures and your debt security. For example, in this section and your prospectus supplement, we use terms that have been given special meaning in the indentures, but we describe the meaning for only the more important of those terms.

GOVERNING LAW

     The indentures and the debt securities will be governed by New York law.

CURRENCY OF DEBT SECURITIES

     Amounts that become due and payable on a debt security in cash will be payable in a currency, currencies or currency units specified in the accompanying prospectus supplement. We refer to this currency, currencies or currency units as a "specified currency." The specified currency for a debt security will be U.S. dollars, unless your prospectus supplement states otherwise. Some debt securities may have different specified currencies for principal and interest. You will have to pay for your debt securities by delivering the requisite amount of the specified currency for the principal to us or the underwriters, agents or dealers that we name in your prospectus supplement, unless other arrangements have been made between you and us or you and that firm. We will make payments on a debt security in the specified currency, except as described below in "--Payment Mechanics for Debt Securities."

FORM OF DEBT SECURITIES

     We will issue each debt security in global--i.e., book-entry--form only, unless we specify otherwise in the applicable prospectus supplement. Debt securities in book-entry form will be represented by a global security registered in the name of a depositary, which will be the holder of all the debt securities represented by that global security. Those who own beneficial interests in a global debt security will do so through participants in the depositary's securities clearance system, and the rights of these indirect owners will be governed solely by the applicable procedures of the depositary and its participants. We describe book-entry securities below under "Legal Ownership and Book-Entry Issuance."

     In addition, we will issue each debt security in fully registered form, without coupons.

TYPES OF DEBT SECURITIES

     We may issue any of the following types of senior debt securities or subordinated debt securities:

  FIXED RATE DEBT SECURITIES

     A debt security of this type will bear interest at a fixed rate described in your prospectus supplement. This type includes zero coupon debt securities, which bear no interest and are instead issued at a price usually significantly lower than the principal amount. See "--Original Issue Discount Debt Securities" below for more information about zero coupon and other original issue discount debt securities.

     Each fixed rate debt security, except any zero coupon debt security, will bear interest from its original issue date or from the most recent date to which interest on the debt security has been paid or made available for payment. Interest will accrue on the principal of a fixed rate debt security at the fixed yearly rate stated in the applicable prospectus supplement, until the principal is paid or made available for payment or the debt security is exchanged. Each payment of interest due on an interest payment date or the date of maturity will include interest accrued from and including the last date to which interest has been paid, or made available for payment, or from the issue date if none has been paid or made available for payment, to but excluding the interest payment date or the date of maturity. We will compute interest on fixed rate debt securities on the basis of a 360-day year of twelve 30-day months. We will pay interest on each interest payment date and at maturity as described below under "--Payment Mechanics for Debt Securities."

  FLOATING RATE DEBT SECURITIES

     A debt security of this type will bear interest at rates that are determined by reference to an interest rate formula. In some cases, the rates may also be adjusted by adding or subtracting a spread or multiplying by a spread multiplier and may be subject to a minimum rate or a maximum rate. If a debt security is a floating rate debt security, the formula and any adjustments that apply to the interest rate will be specified in the applicable prospectus supplement.

     Each floating rate debt security will bear interest from its original issue date or from the most recent date to which interest on the debt security has been paid or made available for payment. Interest will accrue on the principal of a floating rate debt security at the yearly rate determined according to the interest rate formula stated in the applicable prospectus supplement, until the principal is paid or made available for payment or the security is exchanged. We will pay interest on each interest payment date and at maturity as described below under "--Payment Mechanics for Debt Securities."

     Calculation of Interest. Calculations relating to floating rate debt securities will be made by the calculation agent, an institution that we appoint as our agent for this purpose. The prospectus supplement for a particular floating rate debt security will name the institution that we have appointed to act as the calculation agent for that debt security as of its original issue date. We may appoint a different institution to serve as calculation agent from time to time after the original issue date of the debt security without your consent and without notifying you of the change.

     For each floating rate debt security, the calculation agent will determine, on the corresponding interest calculation or determination date, as described in the applicable prospectus supplement, the interest rate that takes effect on each interest reset date. In addition, the calculation agent will calculate the amount of interest that has accrued during each interest period--i.e., the period from and including the original issue date, or the last date to which interest has been paid or made available for payment, to but excluding the payment date.

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For each interest period, the calculation agent will calculate the amount of accrued interest by multiplying the face or other specified amount of the floating rate debt security by an accrued interest factor for the interest period. This factor will equal the sum of the interest factors calculated for each day during the interest period. The interest factor for each day will be expressed as a decimal and will be calculated by dividing the interest rate, also expressed as a decimal, applicable to that day by 360 or by the actual number of days in the year, as specified in the applicable prospectus supplement.

     Upon the request of the holder of any floating rate debt security, the calculation agent will provide for that debt security the interest rate then in effect--and, if determined, the interest rate that will become effective on the next interest reset date. The calculation agent's determination of any interest rate, and its calculation of the amount of interest for any interest period, will be final and binding in the absence of manifest error.

     All percentages resulting from any calculation relating to a debt security will be rounded upward or downward, as appropriate, to the next higher or lower one hundred-thousandth of a percentage point, e.g., 9.876541% (or .09876541) being rounded down to 9.87654% (or .0987654) and 9.876545% (or .09876545) being rounded up to 9.87655% (or .0987655). All amounts used in or resulting from any calculation relating to a floating rate debt security will be rounded upward or downward, as appropriate, to the nearest cent, in the case of U.S. dollars, or to the nearest corresponding hundredth of a unit, in the case of a currency other than U.S. dollars, with one-half cent or one-half of a corresponding hundredth of a unit or more being rounded upward.

     In determining the base rate that applies to a floating rate debt security during a particular interest period, the calculation agent may obtain rate quotes from various banks or dealers active in the relevant market, as described in the applicable prospectus supplement. Those reference banks and dealers may include the calculation agent itself and its affiliates, as well as any underwriter, dealer or agent participating in the distribution of the relevant floating rate debt securities and its affiliates.

  INDEXED DEBT SECURITIES

     A debt security of this type provides that the principal amount payable at its maturity, and the amount of interest payable on an interest payment date, will be determined by reference to:

      --   securities of one or more issuers;

      --   one or more currencies;

      --   one or more commodities;

      -- any other financial, economic or other measure or instrument, including the occurrence or non-occurrence of any event or circumstance; or

      --   one or more indices or baskets of the items described above.

     If you are a holder of an indexed debt security, you may receive an amount at maturity that is greater than or less than the face amount of your debt security depending upon the value of the applicable index at maturity. The value of the applicable index will fluctuate over time.

     If you purchase an indexed debt security, your prospectus supplement will include information about the relevant index and about how amounts that are to become payable will be determined by reference to the price or value of that index. The prospectus supplement will also identify the calculation agent that will calculate the amounts payable with respect to the indexed debt security. The calculation agent may exercise significant discretion in determining such amounts.

ORIGINAL ISSUE DISCOUNT DEBT SECURITIES

     A fixed rate debt security, a floating rate debt security or an indexed debt security may be an original issue discount debt security. A debt security of this type is issued at a price lower than its principal amount and provides that, upon redemption or acceleration of its maturity, an amount less than its principal amount will be

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

payable. An original issue discount debt security may be a zero coupon debt security. A debt security issued at a discount to its principal may, for U.S. federal income tax purposes, be considered an original issue discount debt security, regardless of the amount payable upon redemption or acceleration of maturity. The U.S. federal income tax consequences of owning an original issue discount debt security may be described in the applicable prospectus supplement.

INFORMATION IN THE PROSPECTUS SUPPLEMENT

     A prospectus supplement will describe the specific terms of a particular series of debt securities, which will include some or all of the following:

      --   the title of the debt securities;

      -- whether they are senior debt securities or subordinated debt securities;

      -- any limit on the aggregate principal amount of the debt securities of the same series;

      -- the person to whom any interest on any debt security of the series will be payable, if other than the person in whose name the debt security is registered at the close of business on the regular record date;

      --   the stated maturity;

      -- the specified currency, currencies or currency units for principal and interest, if not U.S. dollars;

      -- the price at which we originally issue the debt securities, expressed as a percentage of the principal amount, and the original issue date;

      -- whether the debt securities are fixed rate debt securities, floating rate debt securities or indexed debt securities;

      -- if the debt securities are fixed rate debt securities, the yearly rate at which the debt securities will bear interest, if any, and the interest payment dates;

      -- the regular record date for any interest payable on any interest payment date;

      -- the place or places where the principal of, premium, if any, and interest on the debt securities will be payable;

      -- the denominations in which the debt securities will be issuable, if other than denominations of $1,000 and any integral multiple of $1,000;

      -- if the debt securities are floating rate debt securities, the interest rate basis; any applicable index currency or maturity, spread or spread multiplier or initial, maximum or minimum rate; the interest reset, determination, calculation and payment dates; the day count used to calculate interest payments for any period; and the calculation agent;

      -- any index or formula used to determine the amount of payments of principal of and any premium and interest on the debt securities;

      -- if the debt securities may be exchanged for common or preferred shares of Vornado Realty Trust or other securities, the terms on which exchange may occur, including whether exchange is mandatory, at the option of the holder or at our option, the period during which exchange may occur, the initial exchange rate and the circumstances or manner in which the amount of common or preferred shares issuable upon exchange may be adjusted or calculated according to the market price of Vornado Realty Trust common or preferred shares or such other securities;

      -- if the debt securities are also original issue discount debt securities, the yield to maturity;

      -- if other than the principal amount, the portion of the principal amount of the debt securities of the series which will be payable upon acceleration of the maturity of the debt securities;

      -- if applicable, the circumstances under which the debt securities may be mandatorily redeemed by us, redeemed at our option or repaid at the holder's option before the stated maturity, including any redemption commencement date, repayment date(s), redemption price(s) and redemption period(s);

      -- if the principal amount of the debt securities which will be payable at the maturity of the debt securities will not be determinable as of any date before maturity, the amount which will be deemed to be the outstanding principal amount of the debt securities;

      -- the applicability of any provisions described under "--Defeasance and Covenant Defeasance";

      -- the depositary for the debt securities, if other than DTC, and any circumstances under which the holder may request securities in non-global form;

      -- the applicability of any provisions described under "--Default, Remedies and Waiver of Default";

      -- any additional covenants applicable to the debt securities and any elimination of or modification to the covenants described under "--Covenants";

      -- the names and duties of any co-trustees, depositaries, authenticating agents, paying agents, transfer agents or registrars for the debt securities;

      -- the U.S. federal income tax consequences to holders of fixed rate debt securities that are zero coupon or original issue discount debt securities, floating rate debt securities, indexed debt securities or original issue discount debt securities; and

      -- any other terms of the debt securities, which could be different from those described in this prospectus.

REDEMPTION AND REPAYMENT

     Unless otherwise indicated in the applicable prospectus supplement, a debt security will not be entitled to the benefit of any sinking fund--that is, we will not deposit money on a regular basis into any separate custodial account to repay the debt securities. In addition, we will not be entitled to redeem a debt security before its stated maturity unless the prospectus supplement specifies a redemption commencement date. You will not be entitled to require us to buy a debt security from you before its stated maturity unless your prospectus supplement specifies one or more repayment dates.

     If your applicable prospectus supplement specifies a redemption commencement date or a repayment date, it will also specify one or more redemption prices or repayment prices, which may be expressed as a percentage of the principal amount of the debt security. It may also specify one or more redemption periods during which the redemption prices relating to a redemption of debt securities during those periods will apply.

     If we redeem less than all the debt securities of any series, we will, at least 60 days before the redemption date set by us or any shorter period that is satisfactory to the trustee, notify the trustee of the redemption date, of the principal amount of debt securities to be redeemed and if applicable, of the tenor of the debt securities to be redeemed. The trustee will select from the outstanding securities of the series the particular debt securities to be redeemed not more than 60 days before the redemption date. This procedure will not apply to any redemption of a single debt security.

     If your prospectus supplement specifies a redemption commencement date, the debt security will be redeemable at our option at any time on or after that date or at a specified time or times. If we redeem the debt security, we will do so at the specified redemption price, together with interest accrued to the redemption date. If different prices are specified for different redemption periods, the price we pay will be the price that applies to the redemption period during which the debt security is redeemed.

     If your prospectus supplement specifies a repayment date, the debt security will be repayable at the holder's option on the specified repayment date at the specified repayment price, together with interest accrued to the repayment date.

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

     If we exercise an option to redeem any debt security, we will give to the holder written notice of the principal amount of the debt security to be redeemed, not less than 30 days nor more than 60 days before the applicable redemption date. We will give the notice in the manner described below in "--Notices."

     If a debt security represented by a global debt security is subject to repayment at the holder's option, the depositary or its nominee, as the holder, will be the only person that can exercise the right to repayment. Any indirect owners who own beneficial interests in the global debt security and wish to exercise a repayment right must give proper and timely instructions to their banks or brokers through which they hold their interests, requesting that they notify the depositary to exercise the repayment right on their behalf. Different firms have different deadlines for accepting instructions from their customers, and you should take care to act promptly enough to ensure that your request is given effect by the depositary before the applicable deadline for exercise.

     Street name and other indirect owners should contact their banks or brokers for information about how to exercise a repayment right in a timely manner.

     We or our affiliates may purchase debt securities from investors who are willing to sell from time to time, either in the open market at prevailing prices or in private transactions at negotiated prices. Debt securities that we or they purchase may, at our discretion, be held, resold or canceled.

MERGERS AND SIMILAR TRANSACTIONS

     We are generally permitted to merge or consolidate with another entity. We are also permitted to sell our assets substantially as an entirety to another entity. With regard to any series of debt securities, however, unless otherwise indicated in the applicable prospectus supplement, we may not take any of these actions unless all the following conditions are met:

      -- If the successor entity in the transaction is not Vornado Realty L.P., the successor entity must be a corporation, partnership or trust organized under the laws of the United States, any state in the United States or the District of Columbia and must expressly assume our obligations under the debt securities of that series and the indenture with respect to that series.

      -- Immediately after giving effect to the transaction, no default under the debt securities of that series has occurred and is continuing. For this purpose, "default under the debt securities of that series" means an event of default with respect to that series or any event that would be an event of default with respect to that series if the requirements for giving us a default notice and for our default having to continue for a specific period of time were disregarded. We describe these matters below under "--Default, Remedies and Waiver of Default."

      -- We or any successor entity, as the case may be, must take such steps as will be necessary to secure the debt securities of that series equally and ratably with or senior to all new indebtedness if, as a result of the transaction, properties or assets of Vornado Realty L.P. would become subject to a mortgage, pledge, lien, security interest or other encumbrance which would not be permitted by the applicable indenture.

      -- We have delivered to the trustee an officers' certificate and opinion of counsel, each stating that the transaction complies in all respects with the indenture.

     If the conditions described above are satisfied with respect to the debt securities of any series, we will not need to obtain the approval of the holders of those debt securities in order to merge or consolidate or to sell our assets. Also, these conditions will apply only if we wish to merge or consolidate with another entity or sell our assets substantially as an entirety to another entity. We will not need to satisfy these conditions if we enter into other types of transactions, including any transaction in which we acquire the stock or assets of another entity, any transaction that involves a change of control of Vornado Realty L.P. or Vornado Realty Trust but in which Vornado Realty L.P. does not merge or consolidate and any transaction in which we sell less than substantially all our assets.

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

SUBORDINATION PROVISIONS

     Holders of subordinated debt securities should recognize that contractual provisions in the subordinated debt indenture may prohibit us from making payments on those securities. Subordinated debt securities are subordinate and junior in right of payment, to the extent and in the manner stated in the subordinated debt indenture, to all of our senior debt, as defined in the subordinated debt indenture, including all debt securities we have issued and will issue under the senior debt indenture.

     The subordinated debt indenture defines "senior debt" as the principal of and premium, if any, and interest on all indebtedness of Vornado Realty L.P., other than the subordinated debt securities, whether outstanding on the date of the indenture or thereafter created, incurred or assumed, which is (a) for money borrowed, (b) evidenced by a note or similar instrument given in connection with the acquisition of any businesses, properties or assets of any kind or (c) obligations of Vornado Realty L.P. as lessee under leases required to be capitalized on the balance sheet of the lessee under generally accepted accounting principles or leases of property or assets made as part of any sale and lease-back transaction to which Vornado Realty L.P. is a party. For the purpose of this definition, "interest" includes interest accruing on or after the filing of any petition in bankruptcy or for reorganization relating to Vornado Realty L.P. to the extent that the claim for post-petition interest is allowed in the proceeding. Also for the purpose of this definition, "indebtedness of Vornado Realty L.P." includes indebtedness of others guaranteed by Vornado Realty L.P. and amendments, renewals, extensions, modifications and refundings of any indebtedness or obligation of the kinds described in the first sentence of this paragraph. However, "indebtedness of Vornado Realty L.P." for the purpose of this definition does not include any indebtedness or obligation if the instrument creating or evidencing the indebtedness or obligation, or under which the indebtedness or obligation is outstanding, provides that the indebtedness or obligation is not superior in right of payment to the subordinated debt securities.

     The subordinated debt indenture provides that, unless all principal of and any premium or interest on the senior debt has been paid in full, no payment or other distribution may be made in respect of any subordinated debt securities in the following circumstances:

      -- in the event of any insolvency or bankruptcy proceedings, or any receivership, liquidation, reorganization or other similar proceeding involving Vornado Realty L.P. or its assets;

      -- in the event of any liquidation, dissolution or other winding up of Vornado Realty L.P., whether voluntary or involuntary and whether or not involving insolvency or bankruptcy;

      -- in the event of any assignment for the benefit of creditors or any other marshalling of assets and liabilities of Vornado Realty L.P.;

      -- if any subordinated debt securities of Vornado Realty L.P. have been declared due and payable before their stated maturity; or

      -- (a) in the event and during the continuation of any default in the payment of principal, premium or interest on any senior debt beyond any applicable grace period or if any event of default with respect to any senior debt of Vornado Realty L.P. has occurred and is continuing, permitting the holders of that senior debt of Vornado Realty L.P. or a trustee to accelerate the maturity of that senior debt, unless the event of default has been cured or waived or ceased to exist and any related acceleration has been rescinded, or (b) if any judicial proceeding is pending with respect to a payment default or an event of default described in (a).

     If the trustee under the subordinated debt indenture or any holders of the subordinated debt securities receive any payment or distribution that they know is prohibited under the subordination provisions, then the trustee or the holders will have to repay that money to the holders of the senior debt.

     Even if the subordination provisions prevent us from making any payment when due on the subordinated debt securities of any series, we will be in default on our obligations under that series if we do not make the payment when due. This means that the trustee under the subordinated debt indenture and the holders of that series can take action against us, but they will not receive any money until the claims of the holders of senior debt have been fully satisfied.

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

COVENANTS

     The following covenants apply to Vornado Realty L.P. with respect to the debt securities of each series unless otherwise specified in the applicable prospectus supplement.

     Maintenance of Properties. We must maintain all properties used in our business in good condition. However, we may discontinue the maintenance or operation of any of our properties if in our judgment, discontinuance is desirable in the conduct of our business and is not disadvantageous in any material respect to the holders of debt securities.

     Insurance. We must keep all of our insurable properties insured against loss or damage with insurers of recognized responsibility. The insurance must be in commercially reasonable amounts and types.

     Existence. Except as described under "--Mergers and Similar Transactions," we must do or cause to be done all things necessary to preserve and keep in full force and effect our existence, rights and franchises. However, we are not required to preserve any right or franchise if we determine that the preservation of the right or franchise is no longer desirable in the conduct of our business and that the loss of the right or franchise is not disadvantageous in any material respect to the holders of the debt securities.

     Payment of Taxes and Other Claims. We are required to pay or discharge or cause to be paid or discharged (a) all taxes, assessments and governmental charges levied or imposed upon us or any subsidiary or upon our income, profits or property or the income, profits or property of any subsidiary and (b) all lawful claims for labor, materials and supplies which, if unpaid, might by law become a lien upon our property or the property of any subsidiary. We must pay these taxes and other claims before they become delinquent. However, we are not required to pay or discharge or cause to be paid or discharged any tax, assessment, charge or claim whose amount, applicability or validity is being contested in good faith by appropriate proceedings.

     Additional covenants described in the applicable prospectus supplement may apply to Vornado Realty L.P. with respect to a particular series of debt securities.

DEFEASANCE AND COVENANT DEFEASANCE

     The provisions for full defeasance and covenant defeasance described below apply to each senior and subordinated debt security if so indicated in the applicable prospectus supplement. In general, we expect these provisions to apply to each debt security that has a specified currency of U.S. dollars and is not a floating rate or indexed debt security.

     Full Defeasance. If there is a change in U.S. federal tax law, as described below, we can legally release ourselves from all payment and other obligations on any debt securities. This is called full defeasance. For us to do so, each of the following must occur:

      -- We must deposit in trust for the benefit of all holders of those debt securities a combination of money and U.S. government or U.S. government agency notes or bonds that will generate enough cash to make interest, principal and any other payments on those debt securities on their various due dates;

      -- (a) No event of default under the indenture may have occurred and be continuing and (b) no event of default described in the sixth bullet point under "--Default, Remedies and Waiver of Default--Events of Default" may have occurred and be continuing at any time during the 90 days following the deposit in trust;

      -- There must be a change in current U.S. federal tax law or an Internal Revenue Service ruling that lets us make the above deposit without causing the holders to be taxed on those debt securities any differently than if we did not make the deposit and just repaid those debt securities ourselves. Under current federal tax law, the deposit and our legal release from your debt security would be treated as though we took back your debt security and gave you your share of the cash and notes or bonds deposited in trust. In that event, you could recognize gain or loss on your debt security; and

      -- We must deliver to the trustee a legal opinion of our counsel confirming the tax law change described above.

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

     If we ever fully defeased your debt security, you would have to rely solely on the trust deposit for payments on your debt security. You would not be able to look to us for payment if there was any shortfall.

     Covenant Defeasance. Under current U.S. federal tax law, we can make the same type of deposit described above and be released from the restrictive covenants relating to your debt security listed in the bullets below and any additional restrictive covenants that may be described in your prospectus supplement. This is called covenant defeasance. In that event, you would lose the protection of those restrictive covenants. In order to achieve covenant defeasance for any debt securities, we must take the same steps as are required for full defeasance.

     If we accomplish covenant defeasance with regard to your debt security, the following provisions of the applicable indenture and your debt security would no longer apply:

      -- The requirement to secure the debt securities equally and ratably with all new indebtedness in the event of a consolidation;

      -- The covenants regarding existence, maintenance of properties, payment of taxes and other claims and insurance;

      -- Any additional covenants that your prospectus supplement states are applicable to your debt security; and

      -- The events of default resulting from a breach of covenants, described below in the fourth, fifth and seventh bullet points under "--Default, Remedies and Waiver of Default--Events of Default."

     If we accomplish covenant defeasance on your debt security, we must still repay your debt security if there is any shortfall in the trust deposit. You should note, however, that if one of the remaining events of default occurred, such as our bankruptcy, and your debt security became immediately due and payable, there may be a shortfall. Depending on the event causing the default, you may not be able to obtain payment of the shortfall.

DEFAULT, REMEDIES AND WAIVER OF DEFAULT

     You will have special rights if an event of default with respect to your series of debt securities occurs and is continuing, as described in this subsection.

     Events of Default. Unless your prospectus supplement says otherwise, when we refer to an event of default with respect to any series of debt securities, we mean any of the following:

      -- We do not pay interest on any debt security of that series within 30 days after the due date;

      -- We do not pay the principal or any premium of any debt security of that series on the due date;

      -- We do not deposit a sinking fund payment with regard to any debt security of that series on the due date, but only if the payment is required under the applicable prospectus supplement;

      -- We remain in breach of any covenant we make in the indenture for the benefit of the relevant series for 60 days after we receive a written notice of default stating that we are in breach and requiring us to remedy the breach. The notice must be sent by the trustee or the holders of at least 10% in principal amount of the relevant series of debt securities;

      -- We do not pay an indebtedness of $50,000,000 or more in principal amount outstanding when due after the expiration of any applicable grace period, or we default on an indebtedness of this amount resulting in acceleration of the indebtedness, in either case within ten days after written notice of the default is sent to us. The notice must be sent by the trustee or the holders of at least 10% in principal amount of the relevant series of debt securities;

      -- We file for bankruptcy or other events of bankruptcy, insolvency or reorganization relating to Vornado Realty L.P. occur; or

      -- If your prospectus supplement states that any additional event of default applies to the series, that event of default occurs.

  REMEDIES IF AN EVENT OF DEFAULT OCCURS

     If you are the holder of a subordinated debt security, all the remedies available upon the occurrence of an event of default under the subordinated debt indenture will be subject to the restrictions on the subordinated debt securities described above under "--Subordination Provisions."

     If an event of default has occurred with respect to any series of debt securities and has not been cured or waived, the trustee or the holders of not less than 25% in principal amount of outstanding debt securities of that series may declare the entire principal amount of the debt securities of that series to be due immediately. If the event of default occurs because of events in bankruptcy, insolvency or reorganization relating to Vornado Realty L.P., the entire principal amount of the debt securities of that series will be automatically accelerated, without any action by the trustee or any holder.

     Each of the situations described above is called an acceleration of the maturity of the affected series of debt securities. If the maturity of any series is accelerated, a judgment for payment has not yet been obtained, we pay or deposit with the trustee an amount sufficient to pay all amounts due on the securities of the series, and all events of default with respect to the series, other than the nonpayment of the accelerated principal, have been cured or waived, then the holders of a majority in principal amount of the outstanding debt securities of that series may cancel the acceleration for the entire series.

     If an event of default occurs, the trustee will have special duties. In that situation, the trustee will be obligated to use those of its rights and powers under the relevant indenture, and to use the same degree of care and skill in doing so, that a prudent person would use in that situation in conducting his or her own affairs.

     Except as described in the prior paragraph, the trustee is not required to take any action under the relevant indenture at the request of any holders unless the holders offer the trustee reasonable protection from expenses and liability. This is called an indemnity. If the trustee is provided with an indemnity reasonably satisfactory to it, the holders of a majority in principal amount of all debt securities of the relevant series may direct the time, method and place of conducting any lawsuit or other formal legal action seeking any remedy available to the trustee with respect to that series. These majority holders may also direct the trustee in performing any other action under the applicable indenture with respect to the debt securities of that series.

     Before you bypass the trustee and bring your own lawsuit or other formal legal action or take other steps to enforce your rights or protect your interests relating to any debt security, all of the following must occur:

      -- The holder of your debt security must give the trustee written notice of a continuing event of default;

      -- The holders of not less than 25% in principal amount of all debt securities of your series must make a written request that the trustee take action because of the default, and they or other holders must offer to the trustee indemnity reasonably satisfactory to the trustee against the cost and other liabilities of taking that action;

      -- The trustee must not have taken action for 60 days after the above steps have been taken; and

      -- During those 60 days, the holders of a majority in principal amount of the debt securities of your series must not have given the trustee directions that are inconsistent with the written request of the holders of not less than 25% in principal amount of the debt securities of your series.

     You are entitled at any time, however, to bring a lawsuit for the payment of money due on your debt security on or after its due date.

     Waiver of Default. The holders of not less than a majority in principal amount of the outstanding debt securities of a series may waive a default for all debt securities of that series. If this happens, the default will be treated as if it has not occurred. No one can waive a payment default on your debt security or a covenant or

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

provision of the indenture that cannot be modified or amended without the consent of the holder of each outstanding debt security of the series, however, without the approval of the particular holder of that debt security.

     We Will Give the Trustee Information About Defaults Annually. We will furnish to each trustee every year a written statement of two of our officers certifying that to their knowledge we are in compliance with the applicable indenture and the debt securities issued under it, or else specifying any default under the indenture.

     Book-entry and other indirect owners should consult their banks or brokers for information on how to give notice or direction to or make a request of the trustee and how to declare or cancel an acceleration of the maturity. Book-entry and other indirect owners are described below under "Legal Ownership and Book-Entry Issuance."

CHANGES OF THE INDENTURES REQUIRING EACH HOLDER'S APPROVAL

     There are certain changes that cannot be made without the approval of each holder of a debt security affected by the change under a particular indenture. Here is a list of those types of changes:

      -- change the stated maturity for any principal or interest payment on a debt security;

      -- reduce the principal amount or the interest rate or the premium payable upon the redemption of any debt security;

      -- reduce the amount of principal of an original issue discount security or any other debt security payable upon acceleration of its maturity;

      --   change the currency of any payment on a debt security;

      --   change the place of payment on a debt security;

      -- impair a holder's right to sue for payment of any amount due on its debt security;

      -- reduce the percentage in principal amount of the debt securities of any series, the approval of whose holders is needed to change the applicable indenture or those debt securities;

      -- reduce the percentage in principal amount of the debt securities of any series, the consent of whose holders is needed to waive our compliance with the applicable indenture or to waive defaults; and

      -- change the provisions of the applicable indenture dealing with modification and waiver in any other respect, except to increase any required percentage referred to above or to add to the provisions that cannot be changed or waived without approval of the holder of each affected debt security.

MODIFICATION OF SUBORDINATION PROVISIONS

     We may not amend the subordinated debt indenture to alter the subordination of any outstanding subordinated debt securities without the written consent of each holder of senior debt then outstanding who would be adversely affected. In addition, we may not modify the subordination provisions of the subordinated debt indenture in a manner that would adversely affect the outstanding subordinated debt securities of any one or more series in any material respect, without the consent of the holders of a majority in aggregate principal amount of all affected series, voting together as one class.

CHANGES OF THE INDENTURES NOT REQUIRING APPROVAL

     Another type of change does not require any approval by holders of the debt securities of an affected series. These changes are limited to clarifications and changes that would not adversely affect the debt securities of that series in any material respect. Nor do we need any approval to make changes that affect only debt securities to be issued under the applicable indenture after the changes take effect.

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

     We may also make changes or obtain waivers that do not adversely affect a particular debt security, even if they affect other debt securities. In those cases, we do not need to obtain the approval of the holder of the unaffected debt security; we need only obtain any required approvals from the holders of the affected debt securities.

CHANGES OF THE INDENTURES REQUIRING MAJORITY APPROVAL

     Any other change to a particular indenture and the debt securities issued under that indenture would require the following approval:

      -- If the change affects only the debt securities of a particular series, it must be approved by the holders of a majority in principal amount of the debt securities of that series.

      -- If the change affects the debt securities of more than one series of debt securities issued under the applicable indenture, it must be approved by the holders of a majority in principal amount of each series affected by the change.

     In each case, the required approval must be given by written consent.

     The same majority approval would be required for us to obtain a waiver of any of our covenants in either indenture. Our covenants include the promises we make about merging and similar transactions, which we describe above under "--Mergers and Similar Transactions." If the requisite holders approve a waiver of a covenant, we will not have to comply with it. The holders, however, cannot approve a waiver of any provision in a particular debt security, or in the applicable indenture as it affects that debt security, that we cannot change without the approval of the holder of that debt security as described above in "--Changes of the Indentures Requiring Each Holder's Approval," unless that holder approves the waiver.

     Book-entry and other indirect owners should consult their banks or brokers for information on how approval may be granted or denied if we seek to change an indenture or any debt securities or request a waiver.

SPECIAL RULES FOR ACTION BY HOLDERS

     When holders take any action under either debt indenture, such as giving a notice of default, declaring an acceleration, approving any change or waiver or giving the trustee an instruction, we will apply the following rules.

  ONLY OUTSTANDING DEBT SECURITIES ARE ELIGIBLE

     Only holders of outstanding debt securities of the applicable series will be eligible to participate in any action by holders of debt securities of that series. Also, we will count only outstanding debt securities in determining whether the various percentage requirements for taking action have been met. For these purposes, a debt security will not be "outstanding":

      --   if it has been surrendered for cancellation or cancelled;

      -- if we have deposited or set aside, in trust for its holder, money for its payment or redemption;

      -- if we have fully defeased it as described above under "--Defeasance and Covenant Defeasance--Full Defeasance";

      -- if it has been exchanged for other debt securities of the same series due to mutilation, destruction, loss or theft; or

      -- if we or one of our affiliates is the owner, unless the debt security is pledged under certain circumstances described in the indenture.

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

  ELIGIBLE PRINCIPAL AMOUNT OF SOME DEBT SECURITIES

     In some situations, we may follow special rules in calculating the principal amount of a debt security that is to be treated as outstanding for the purposes described above. This may happen, for example, if the principal amount is payable in a non-U.S. dollar currency, increases over time or is not to be fixed until maturity.

     For any debt security of the kind described below, we will decide how much principal amount to attribute to the debt security as follows:

      -- For an original issue discount debt security, we will use the principal amount that would be due and payable on the action date if the maturity of the debt security were accelerated to that date because of a default;

      -- For a debt security whose principal amount is not determinable, we will use any amount that we indicate in the applicable prospectus supplement for that debt security. The principal amount of a debt security may not be determinable, for example, because it is based on an index that changes from time to time and the principal amount is not to be determined until a later date; or

      -- For debt securities with a principal amount denominated in one or more non-U.S. dollar currencies or currency units, we will use the U.S. dollar equivalent, which we will determine.

  DETERMINING RECORD DATES FOR ACTION BY HOLDERS

     We will generally be entitled to set any day as a record date for the purpose of determining the holders that are entitled to take action under either indenture. In certain limited circumstances, only the trustee will be entitled to set a record date for action by holders. If we or the trustee set a record date for an approval or other action to be taken by holders, that vote or action may be taken only by persons or entities who are holders on the record date and must be taken during the period that we specify for this purpose, or that the trustee specifies if it sets the record date. We or the trustee, as applicable, may shorten or lengthen this period from time to time. This period, however, may not extend beyond the 180th day after the record date for the action. In addition, record dates for any global debt security may be set in accordance with procedures established by the depositary from time to time. Accordingly, record dates for global debt securities may differ from those for other debt securities.

FORM, EXCHANGE AND TRANSFER OF DEBT SECURITIES

     Unless we indicate otherwise in your prospectus supplement, the debt securities will be issued:

      --   only in fully registered form; and

      --   in denominations of $1,000 and integral multiples of $1,000.

     Holders may exchange their debt securities for debt securities of the same series in any authorized denominations, as long as the total principal amount is not changed.

     Holders may exchange or transfer their debt securities at the office of the trustee. They may also replace lost, stolen, destroyed or mutilated debt securities at that office. We have appointed the trustee to act as our agent for registering debt securities in the names of holders and transferring and replacing debt securities.

     Holders will not be required to pay a service charge to transfer or exchange their debt securities, but they may be required to pay for any tax or other governmental charge associated with the registration, exchange or transfer. The transfer or exchange, and any replacement, will be made only if our transfer agent is satisfied with the holder's proof of legal ownership. The transfer agent may require an indemnity before replacing any debt securities.

     If a debt security is issued as a global debt security, only the depositary--e.g., DTC, Euroclear and Clearstream--will be entitled to transfer and exchange the debt security as described in this subsection, since the depositary will be the sole holder of the debt security.

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

     The rules for exchange described above apply to exchange of debt securities for other debt securities of the same series and kind. If a debt security is exchangeable for common or preferred shares of Vornado Realty Trust, the rules governing that type of exchange will be described in the applicable prospectus supplement.

PAYMENT MECHANICS FOR DEBT SECURITIES

  WHO RECEIVES PAYMENT?

     If interest is due on a debt security on an interest payment date, we will pay the interest to the person in whose name the debt security is registered at the close of business on the regular record date relating to the interest payment date as described below under "--Payment and Record Dates for Interest." If interest is due at maturity but on a day that is not an interest payment date, we will pay the interest to the person entitled to receive the principal of the debt security. If principal or another amount besides interest is due on a debt security at maturity, we will pay the amount to the holder of the debt security against surrender of the debt security at a proper place of payment or, in the case of a global debt security, in accordance with the applicable policies of the depositary, Euroclear and Clearstream, as applicable.

  PAYMENT AND RECORD DATES FOR INTEREST

     Unless we specify otherwise in the applicable prospectus supplement, interest on any fixed rate debt security will be payable semiannually each May 15 and November 15 and at maturity, and the regular record date relating to an interest payment date for any fixed rate debt security will be the May 1 or November 1 next preceding that interest payment date. The regular record date relating to an interest payment date for any floating rate debt security will be the 15th calendar day before that interest payment date. These record dates will apply regardless of whether a particular record date is a "business day," as defined below. For the purpose of determining the holder at the close of business on a regular record date when business is not being conducted, the close of business will mean 5:00 P.M., New York City time, on that day.

     Business Day. The term "business day" means, with respect to the debt securities of a series, a Monday, Tuesday, Wednesday, Thursday or Friday that is not a day on which banking institutions in the place of payment for the debt securities of that series are authorized or obligated by law or executive order to close and that satisfies any other criteria specified in the applicable prospectus supplement.

  HOW WE WILL MAKE PAYMENTS DUE IN U.S. DOLLARS

     We will follow the practice described in this subsection when paying amounts due in U.S. dollars. Payments of amounts due in other currencies will be made as described in the next subsection.

     Payments on Global Debt Securities. We will make payments on a global debt security in accordance with the applicable policies of the depositary as in effect from time to time. Under those policies, we will make payments directly to the depositary, or its nominee, and not to any indirect owners who own beneficial interests in the global debt security. An indirect owner's right to receive those payments will be governed by the rules and practices of the depositary and its participants, as described below in the section entitled "Legal Ownership and Book-Entry Issuance--What Is a Global Security?"

     Payments on Non-Global Debt Securities. We will make payments on a debt security in non-global, registered form as follows. We will pay interest that is due on an interest payment date by check mailed on the interest payment date to the holder at his or her address shown on the trustee's records as of the close of business on the regular record date. We will make all other payments by check to the paying agent described below, against surrender of the debt security. All payments by check will be made in next-day funds--i.e., funds that become available on the day after the check is cashed.

     Alternatively, if a non-global debt security has a face amount of at least $1,000,000 and the holder asks us to do so, we will pay any amount that becomes due on the debt security by wire transfer of immediately available funds to an account at a bank in New York City, on the due date. To request a wire payment, the holder must give the paying agent appropriate wire transfer instructions at least five business days before the requested wire payment is due. In the case of any interest payment due on an interest payment date, the instructions must be given by the person or entity who is the holder on the relevant regular record date. In the

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

case of any other payment, payment will be made only after the debt security is surrendered to the paying agent. Any wire instructions, once properly given, will remain in effect unless and until new instructions are given in the manner described above.

     Book-entry and other indirect owners should consult their banks or brokers for information on how they will receive payments on their debt securities.

  HOW WE WILL MAKE PAYMENTS DUE IN OTHER CURRENCIES

     We will follow the practice described in this subsection when paying amounts that are due in a specified currency other than U.S. dollars.

     Payments on Global Debt Securities. We will make payments on a global debt security in accordance with the applicable policies as in effect from time to time of the depositary, which will be DTC, Euroclear or Clearstream. Unless we specify otherwise in the applicable prospectus supplement, The Depository Trust Company, New York, New York, known as DTC, will be the depositary for all debt securities in global form. We understand that DTC's policies, as currently in effect, are as follows.

     Unless otherwise indicated in your prospectus supplement, if you are an indirect owner of global debt securities denominated in a specified currency other than U.S. dollars and if you have the right to elect to receive payments in that other currency and do so elect, you must notify the participant through which your interest in the global debt security is held of your election:

      -- on or before the applicable regular record date, in the case of a payment of interest; or

      -- on or before the 16th day before the stated maturity, or any redemption or repayment date, in the case of payment of principal or any premium.

     Your participant must, in turn, notify DTC of your election on or before the third DTC business day after that regular record date, in the case of a payment of interest, and on or before the 12th DTC business day prior to the stated maturity, or on the redemption or repayment date if your debt security is redeemed or repaid earlier, in the case of a payment of principal or any premium.

     DTC, in turn, will notify the paying agent of your election in accordance with DTC's procedures.

     If complete instructions are received by the participant and forwarded by the participant to DTC, and by DTC to the paying agent, on or before the dates noted above, the paying agent, in accordance with DTC's instructions, will make the payments to you or your participant by wire transfer of immediately available funds to an account maintained by the payee with a bank located in the country issuing the specified currency or in another jurisdiction acceptable to us and the paying agent.

     If the foregoing steps are not properly completed, we expect DTC to inform the paying agent that payment is to be made in U.S. dollars. In that case, we or our agent will convert the payment to U.S. dollars in the manner described below under "--Conversion to U.S. Dollars." We expect that we or our agent will then make the payment in U.S. dollars to DTC, and that DTC in turn will pass it along to its participants.

     Indirect owners of a global debt security denominated in a currency other than U.S. dollars should consult their banks or brokers for information on how to request payment in the specified currency.

     Payments on Non-Global Debt Securities. Except as described in the last paragraph under this heading, we will make payments on debt securities in non-global form in the applicable specified currency. We will make these payments by wire transfer of immediately available funds to any account that is maintained in the applicable specified currency at a bank designated by the holder and which is acceptable to us and the trustee. To designate an account for wire payment, the holder must give the paying agent appropriate wire instructions at least five business days before the requested wire payment is due. In the case of any interest payment due on an interest payment date, the instructions must be given by the person or entity who is the holder on the

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

regular record date. In the case of any other payment, the payment will be made only after the debt security is surrendered to the paying agent. Any instructions, once properly given, will remain in effect unless and until new instructions are properly given in the manner described above.

     If a holder fails to give instructions as described above, we will notify the holder at the address in the trustee's records and will make the payment within five business days after the holder provides appropriate instructions. Any late payment made in these circumstances will be treated under the applicable indenture as if made on the due date, and no interest will accrue on the late payment from the due date to the date paid.

     Although a payment on a debt security in non-global form may be due in a specified currency other than U.S. dollars, we will make the payment in U.S. dollars if the holder asks us to do so. To request U.S. dollar payment, the holder must provide appropriate written notice to the trustee at least five business days before the next due date for which payment in U.S. dollars is requested. In the case of any interest payment due on an interest payment date, the request must be made by the person or entity who is the holder on the regular record date. Any request, once properly made, will remain in effect unless and until revoked by notice properly given in the manner described above.

     Book-entry and other indirect owners of a debt security with a specified currency other than U.S. dollars should contact their banks or brokers for information about how to receive payments in the specified currency or in U.S. dollars.

     Conversion to U.S. Dollars. When we are asked by a holder to make payments in U.S. dollars of an amount due in another currency, either on a global debt security or a non-global debt security as described above, the exchange rate agent described below will calculate the U.S. dollar amount the holder receives in the exchange rate agent's discretion.

     A holder that requests payment in U.S. dollars will bear all associated currency exchange costs, which will be deducted from the payment.

     When the Specified Currency Is Not Available. If we are obligated to make any payment in a specified currency other than U.S. dollars, and the specified currency or any successor currency is not available to us due to circumstances beyond our control--such as the imposition of exchange controls or a disruption in the currency markets--we will be entitled to satisfy our obligation to make the payment in that specified currency by making the payment in U.S. dollars, on the basis of the exchange rate determined by the exchange rate agent described below, in its discretion.

     The foregoing will apply to any debt security, whether in global or non-global form, and to any payment, including a payment at maturity. Any payment made under the circumstances and in a manner described above will not result in a default under any debt security or the applicable indenture.

     The Euro. The euro may be a specified currency for some debt securities. On January 1, 1999, the euro became the legal currency for the 11 member states participating in the European Economic and Monetary Union.

     Exchange Rate Agent. If we issue a debt security in a specified currency other than U.S. dollars, we will appoint a financial institution to act as the exchange rate agent and will name the institution initially appointed when the debt security is originally issued in the applicable prospectus supplement. We may change the exchange rate agent from time to time after the original issue date of the debt security without your consent and without notifying you of the change.

     All determinations made by the exchange rate agent will be in its sole discretion unless we state in the applicable prospectus supplement that any determination requires our approval. In the absence of manifest error, those determinations will be conclusive for all purposes and binding on you and us, without any liability on the part of the exchange rate agent.

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

  PAYMENT WHEN OFFICES ARE CLOSED

     If any payment is due on a debt security on a day that is not a business day, we will make the payment on the next day that is a business day. Payments postponed to the next business day in this situation will be treated under the applicable indenture as if they were made on the original due date. Postponement of this kind will not result in a default under any debt security or the applicable indenture, and no interest will accrue on the postponed amount from the original due date to the next day that is a business day. The term business day has a special meaning, which we describe above under "--Payment and Record Dates for Interest."

  PAYING AGENT

     We may appoint one or more financial institutions to act as our paying agents, at whose designated offices debt securities in non-global entry form may be surrendered for payment at their maturity. We call each of those offices a paying agent. We may add, replace or terminate paying agents from time to time. We may also choose to act as our own paying agent. Initially, we have appointed the trustee, at its corporate trust office in New York City, as the paying agent. We must notify the trustee of changes in the paying agents.

  UNCLAIMED PAYMENTS

     Regardless of who acts as paying agent, all money paid by us to a paying agent that remains unclaimed at the end of two years after the amount is due to a holder will be repaid to us. After that two-year period, the holder may look only to us for payment and not to the trustee, any other paying agent or anyone else.

NOTICES

     Notices to be given to holders of a global debt security will be given only to the depositary, in accordance with its applicable policies as in effect from time to time. Notices to be given to holders of debt securities not in global form will be sent by mail to the respective addresses of the holders as they appear in the trustee's records. Neither the failure to give any notice to a particular holder, nor any defect in a notice given to a particular holder, will affect the sufficiency of any notice given to another holder.

     Book-entry and other indirect owners should consult their banks or brokers for information on how they will receive notices.

OUR RELATIONSHIP WITH THE TRUSTEE

     The Bank of New York has provided commercial banking and other services for us and our affiliates in the past and may do so in the future.

     The Bank of New York is initially serving as the trustee for our senior debt securities and subordinated debt securities. Consequently, if an actual or potential event of default occurs with respect to any of these securities, the trustee may be considered to have a conflicting interest for purposes of the Trust Indenture Act of 1939. In that case, the trustee may be required to resign under one or more of the indentures, and we would be required to appoint a successor trustee. For this purpose, a "potential" event of default means an event that would be an event of default if the requirements for giving us default notice or for the default having to exist for a specific period of time were disregarded.

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      DESCRIPTION OF SHARES OF BENEFICIAL INTEREST OF VORNADO REALTY TRUST

     The following descriptions of the material terms of the shares of beneficial interest of Vornado Realty Trust are only a summary and are subject to, and qualified in their entirety by reference to, the more complete descriptions of the shares in the following documents: (a) Vornado Realty Trust's amended and restated declaration of trust, including the articles supplementary for each series of preferred shares, and (b) its amended and restated bylaws, copies of which are exhibits to the registration statement of which this prospectus is a part. Please note that in this section entitled "Description of Shares of Beneficial Interest of Vornado Realty Trust," references to "Vornado," "we," "our" and "us" refer only to Vornado Realty Trust and not to its subsidiaries or Vornado Realty L.P. unless the context requires otherwise.

     For Vornado to maintain its qualification as a REIT under the Internal Revenue Code, not more than 50% of the value of its outstanding shares of beneficial interest may be owned, directly or indirectly, by five or fewer individuals, as defined in the Code to include certain entities, at any time during the last half of a taxable year and the shares of beneficial interest must be beneficially owned by 100 or more persons during at least 335 days of a taxable year of 12 months or during a proportionate part of a shorter taxable year. Accordingly, the declaration of trust contains provisions that restrict the ownership and transfer of shares of beneficial interest.

     The declaration of trust authorizes the issuance of up to 620,000,000 shares, consisting of 200,000,000 common shares, $.04 par value per share, 110,000,000 preferred shares of beneficial interest, no par value per share, and 310,000,000 excess shares of beneficial interest, $.04 par value per share.

DESCRIPTION OF PREFERRED SHARES OF VORNADO REALTY TRUST

     The following is a description of the material terms and provisions of our preferred shares. The particular terms of any series of preferred shares will be described in the applicable prospectus supplement, which will supplement the information below.

     The description of the material terms of Vornado's preferred shares contained in this prospectus is only a summary and is qualified in its entirety by the provisions of the declaration of trust, which includes the articles supplementary relating to each series of the preferred shares, which will be filed as an exhibit to or incorporated by reference in the registration statement of which this prospectus is a part at or before the time of issuance of the series of preferred shares.

     As of December 31, 2004, the declaration of trust authorizes the issuance of 110,000,000 preferred shares. Of the authorized 110,000,000 preferred shares, Vornado has designated:

      --   5,789,239 as $3.25 Series A Convertible Preferred Shares;

      --   4,600,000 as 8.5% Series C Cumulative Redeemable Preferred Shares;

      --   3,500,000 as Series D-1 8.5% Cumulative Redeemable Preferred Shares;

      --   549,336 as 8.375% Series D-2 Cumulative Redeemable Preferred Shares;

      --   8,000,000 as Series D-3 8.25% Cumulative Redeemable Preferred Shares;

      --   5,000,000 as Series D-4 8.25% Cumulative Redeemable Preferred Shares;

      --   7,480,000 as Series D-5 8.25% Cumulative Redeemable Preferred Shares;

      --   1,000,000 as Series D-6 8.25% Cumulative Redeemable Preferred Shares;

      --   7,200,000 as Series D-7 8.25% Cumulative Redeemable Preferred Shares;

      --   360,000 as Series D-8 8.25% Cumulative Redeemable Preferred Shares;

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

      --   1,800,000 as Series D-9 8.25% Cumulative Redeemable Preferred Shares;

      --   4,800,000 as Series D-10 7.00% Cumulative Redeemable Preferred
           Shares;

      --   1,400,000 as Series D 11 7.20% Cumulative Redeemable Preferred
           Shares;

      --   800,000 as Series D-12 6.55% Cumulative Redeemable Preferred Shares;

      --   3,450,000 as 7.00% Series E Cumulative Redeemable Preferred Shares;

      --   6,000,000 as 6.75% Series F Cumulative Redeemable Preferred Shares;
           and

      --   8,000,000 as 6.625% Series G Cumulative Redeemable Preferred Shares.

As of December 31, 324,704 Series A Preferred Shares, 4,600,000 Series C Preferred Shares, 1,600,000 Series D-10 Preferred Shares and 3,000,000 Series E Preferred Shares, 6,000,000 Series F Preferred Shares and 8,000,000 Series G Preferred Shares were outstanding. No Series D-1, Series D-2, Series D-3, Series D-4, Series D-5, Series D-6, Series D-7, Series D-8, Series D-9, Series D-11 or Series D-12 Preferred Shares were issued and outstanding as of December 31, 2004. Shares of each of these series may be issued in the future upon redemption of preferred units of limited partnership interest of Vornado Realty L.P. of a corresponding series that were issued and outstanding as of December 31, 2004.

     The preferred shares authorized by our declaration of trust may be issued from time to time in one or more series in the amounts and with the designations, preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends, qualifications and terms and conditions of redemption as may be fixed by the board of trustees. Under certain circumstances, the issuance of preferred shares could have the effect of delaying, deferring or preventing a change of control of Vornado and may adversely affect the voting and other rights of the holders of common shares. The declaration of trust authorizes the board of trustees to classify or reclassify, in one or more series, any unissued preferred shares and to reclassify any unissued shares of any series of preferred shares by setting or changing the number of preferred shares constituting the series and the designations, preferences, conversion or other rights, voting powers, restrictions, limitations as to distributions, qualifications and terms and conditions of redemption of the preferred shares.

     The preferred shares have the dividend, liquidation, redemption and voting rights described below, as supplemented in the applicable prospectus supplement relating to each particular series of the preferred shares. The applicable prospectus supplement will describe the following terms of the series of preferred shares:

      --   the title of the preferred shares and the number of shares offered;

      --   the amount of liquidation preference per share;

      -- the initial public offering price at which the preferred shares will be issued;

      -- the dividend rate or method of calculation, the dates on which dividends will be payable and the dates from which dividends will commence to accumulate, if any;

      --   any redemption or sinking fund provisions;

      --   any conversion or exchange rights;

      -- any additional voting, dividend, liquidation, redemption, sinking fund and other rights, preferences, limitations and restrictions;

      --   any listing of the preferred shares on any securities exchange;

      -- the relative ranking and preferences of the preferred shares as to dividend rights and rights upon liquidation, dissolution or winding up of the affairs of Vornado;

      -- any limitations on issuance of any series of preferred shares ranking senior to or on a parity with the series of preferred shares as to dividend rights and rights upon liquidation, dissolution or winding up of the affairs of Vornado; and

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

      -- any limitations on direct, beneficial or constructive ownership and restrictions on transfer, in each case as may be appropriate to preserve the status of Vornado as a REIT.

     The applicable prospectus supplement may also include a discussion of federal income tax considerations applicable to the preferred shares.

     The preferred shares will be issued in one or more series. The preferred shares, upon issuance against full payment of the applicable purchase price, will be fully paid and nonassessable. The liquidation preference is not indicative of the price at which the preferred shares will actually trade on or after the date of issuance.

  RANK

     With respect to dividend rights and rights upon liquidation, dissolution or winding up of Vornado, the preferred shares will rank senior to our common shares and excess shares created when our ownership limits are breached as described under "--Description of Common Shares of Vornado Realty Trust--Restrictions on Ownership of Common Shares" below, other than certain excess shares resulting from the conversion of preferred shares, and to all other classes and series of equity securities of Vornado now or later authorized, issued or outstanding, other than any classes or series of equity securities of Vornado that by their terms specifically rank equal or senior to the preferred shares as to dividend rights and rights upon liquidation, dissolution or winding up of Vornado. We refer to the common shares and the other classes and series of equity securities to which the preferred shares rank senior as to dividend rights and rights upon liquidation, dissolution or winding up of Vornado as the "junior stock"; we refer to equity securities of Vornado that by their terms rank equal to the preferred shares as the "parity stock"; and we refer to equity securities of Vornado that by their terms rank senior to the preferred shares as the "senior stock." The preferred shares are junior to all outstanding debt of Vornado. We may create and issue senior stock, parity stock and junior stock to the extent not expressly prohibited by the declaration of trust.

  DIVIDENDS

     Holders of our preferred shares are entitled to receive, when, as and if authorized by our board of trustees out of our assets legally available for payment, dividends, or distributions in cash, property or other assets of Vornado or in securities of Vornado or from any other source as our board of trustees in its discretion determines and at the dates and annual rate per share as described in the applicable prospectus supplement. This rate may be fixed or variable or both. Each authorized dividend is payable to holders of record as they appear at the close of business on the books of Vornado on the record date, not more than 30 calendar days preceding the payment date, as determined by our board of trustees.

     These dividends may be cumulative or noncumulative, as described in the applicable prospectus supplement. If dividends on a series of preferred shares are noncumulative and if our board of trustees fails to authorize a dividend in respect of a dividend period with respect to that series, then holders of these preferred shares will have no right to receive a dividend in respect of that dividend period, and we will have no obligation to pay the dividend for that period, whether or not dividends are authorized and payable on any future dividend payment dates. If dividends of a series of preferred shares are cumulative, the dividends on those shares will accrue from and after the date stated in the applicable prospectus supplement.

     No full dividends may be authorized or paid or set apart for payment on preferred shares of any series ranking, as to dividends, on a parity with or junior to the series of preferred shares offered by the applicable prospectus supplement for any period unless full dividends for the immediately preceding dividend period on the preferred shares, including any accumulation in respect of unpaid dividends for prior dividend periods, if dividends on the preferred shares are cumulative, have been or contemporaneously are authorized and paid or authorized and a sum sufficient for payment is set apart for payment. When dividends are not paid in full, or a sum sufficient for the full payment is not set apart, upon the preferred shares offered by the applicable prospectus supplement and any other preferred shares ranking on a parity as to dividends with those preferred shares, dividends upon those preferred shares and dividends on the other preferred shares must be authorized proportionately so that the amount of dividends authorized per share on those preferred shares and the other preferred shares in all cases bear to each other the same ratio that accrued dividends for the then-current dividend period per share on those preferred shares, including any accumulation in respect of unpaid dividends for prior dividend periods, if dividends on those preferred shares are cumulative, and accrued dividends, including required or permitted accumulations, if any, on shares of the other preferred shares, bear to each other. No interest, or sum of money in lieu of interest, will be payable in respect of any dividend payment(s) on preferred shares that are in arrears. Unless full dividends on the series of preferred shares offered by the applicable prospectus supplement have been authorized and paid or set apart for payment for the immediately preceding dividend period, including any accumulation in respect of unpaid dividends for prior dividend periods, if dividends on the preferred shares are cumulative:

      -- no cash dividend or distribution, other than in shares of junior stock, may be authorized, set aside or paid on the junior stock;

      -- we may not, directly or indirectly, repurchase, redeem or otherwise acquire any shares of junior stock, or pay any monies into a sinking fund for the redemption of any shares, except by conversion into or exchange for junior stock; and

      -- we may not, directly or indirectly, repurchase, redeem or otherwise acquire any preferred shares or parity stock, or pay any monies into a sinking fund for the redemption of any shares, otherwise than in accordance with proportionate offers to purchase or a concurrent redemption of all, or a proportionate portion, of the outstanding preferred shares and shares of parity stock, except by conversion into or exchange for junior stock.

     Any dividend payment made on a series of preferred shares will first be credited against the earliest accrued but unpaid dividend due with respect to shares of the series.

  REDEMPTION

     The terms, if any, on which preferred shares of any series may be redeemed will be described in the applicable prospectus supplement.

  LIQUIDATION

     If we voluntarily or involuntarily liquidate, dissolve or wind up our affairs, the holders of a series of our preferred shares will be entitled, subject to the rights of creditors, but before any distribution or payment to the holders of our common shares, excess shares, other than certain excess shares resulting from the conversion of preferred shares, or any junior stock, to receive a liquidating distribution in the amount of the liquidation preference per share stated in the applicable prospectus supplement plus accrued and unpaid dividends for the then-current dividend period, including any accumulation in respect of unpaid dividends for prior dividend periods, if dividends on the series of preferred shares are cumulative. If the amounts available for distribution with respect to our preferred shares and all other outstanding parity stock are not sufficient to satisfy the full liquidation rights of all the outstanding preferred shares and parity stock, then the holders of each series of the stock will share ratably in the distribution of assets in proportion to the full respective preferential amount, which in the case of preferred shares may include accumulated dividends, to which they are entitled. After payment of the full amount of the liquidation distribution, the holders of preferred shares will not be entitled to any further participation in any distribution of assets by us.

     Vornado is organized as a Maryland real estate investment trust under Title 8 of the Corporations and Associations Article of the Annotated Code of Maryland. Title 8 does not contain any specific provisions on the power of a Maryland real estate investment trust to make distributions, including dividends, to its shareholders. It is possible that a Maryland court may look to the Maryland General Corporation Law for guidance on matters, such as the making of distributions to shareholders, not covered by Title 8. The MGCL requires that, after giving effect to a distribution, (1) the corporation must be able to pay its debts as they become due in the usual course of business and (2) the corporation's total assets must at least equal the sum of its total liabilities plus the preferential rights on dissolution of shareholders whose rights on dissolution are superior to those shareholders receiving the distribution. However, the MGCL also provides that the charter of the corporation may provide that senior dissolution preferences will not be included with liabilities for purposes of determining amounts available for distribution. The applicable articles supplementary may include a similar provision. The Articles Supplementary for the Series A Preferred Shares, Series B Preferred Shares and Series C Preferred Shares each contain such a provision.

  VOTING

     The preferred shares of a series will not be entitled to vote, except as described below or in the applicable prospectus supplement. Without the affirmative vote of a majority of the preferred shares then outstanding, voting separately as a class together with any parity stock, we may not:

      -- increase or decrease the aggregate number of authorized shares of the class or any security ranking senior to the preferred shares;

      --   increase or decrease the par value of the shares of the class; or

      -- alter or change the voting or other powers, preferences or special rights of the class so as to affect them adversely.

     An amendment that increases the number of authorized shares of the class or authorizes the creation or issuance of other classes or series of junior stock or parity stock, or substitutes the surviving entity in a merger, consolidation, reorganization or other business combination for Vornado, will not be considered to be an adverse change.

  NO OTHER RIGHTS

     The shares of a series of preferred shares will not have any preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends and other distributions, qualifications, and terms and conditions of redemption except as described above or in the applicable prospectus supplement, the declaration of trust and in the applicable articles supplementary or as otherwise required by law.

  REGISTRAR AND TRANSFER AGENT

     The registrar and transfer agent for each series of preferred shares will be Wachovia Bank, N.A., Charlotte, North Carolina, unless a different transfer agent is named in the applicable prospectus supplement.

  RESTRICTIONS ON OWNERSHIP

     As discussed below, for us to maintain our qualification as a REIT under the Internal Revenue Code, not more than 50% in value of our outstanding shares of beneficial interest may be owned, directly or constructively, by five or fewer individuals, as defined in the Code to include certain entities, at any time during the last half of a taxable year, and the shares of beneficial interest must be beneficially owned by 100 or more persons during at least 335 days of a taxable year of 12 months, or during a proportionate part of a shorter taxable year. Therefore, the declaration of trust contains, and the articles supplementary for each series of preferred shares may contain, provisions restricting the ownership and transfer of the preferred shares.

     Our declaration of trust contains a preferred shares beneficial ownership limit that restricts shareholders from owning, under the applicable attribution rules of the Code, more than 9.9% of the outstanding preferred shares of any series. The attribution rules which apply for purposes of the common shares beneficial ownership limit also apply for purposes of the preferred shares beneficial ownership limit. For more information about these attribution rules, see "--Description of Common Shares of Vornado Realty Trust--Restrictions on Ownership of Common Shares." Investors should be aware that events other than a purchase or other transfer of preferred shares may result in ownership, under the applicable attribution rules of the Code, of preferred shares in excess of the preferred shares beneficial ownership limit. We urge investors to consult their own tax advisors concerning the application of the attribution rules of the Code in their particular circumstances.

     Holders of preferred shares are also subject to the constructive ownership limit, which restricts them from owning, under the applicable attribution rules of the Code, more than 9.9% of the outstanding preferred shares of any series. See "--Description of Common Shares of Vornado Realty Trust--Restrictions on Ownership of Common Shares" below for more information about the constructive ownership limit.

     The attribution rules that apply for purposes of the constructive ownership limit differ from those that apply for purposes of the preferred shares beneficial ownership limit. See "--Description of Common Shares of Vornado Realty Trust--Restrictions on Ownership of Common Shares" for more information about these attribution rules. Investors should be aware that events other than a purchase or other transfer of preferred shares may result in ownership, under the applicable attribution rules of the Code, of preferred shares in excess of the constructive ownership limit. We urge investors to consult their own tax advisors concerning the application of the attribution rules of the Code in their particular circumstances.

     The declaration of trust provides that a transfer of preferred shares that would otherwise result in ownership, under the applicable attribution rules of the Internal Revenue Code, of preferred shares in excess of the preferred shares beneficial ownership limit or the constructive ownership limit, or which would cause the shares of beneficial interest of Vornado Realty Trust to be beneficially owned by fewer than 100 persons, will be void and the purported transferee will acquire no rights or economic interest in the preferred shares. In addition, preferred shares that would otherwise be owned, under the applicable attribution rules of the Code, in excess of the preferred shares beneficial ownership limit or the constructive ownership limit will be automatically exchanged for our excess shares that will be transferred, by operation of law, to Vornado as trustee of a trust for the exclusive benefit of a beneficiary designated by the purported transferee or purported holder. While held in the trust, excess shares are not entitled to vote and are not entitled to participate in any dividends or distributions made by Vornado. Any dividends or distributions received by the purported transferee or other purported holder of the excess shares before Vornado discovers the automatic exchange for excess shares must be repaid to Vornado upon demand.

     If the purported transferee or holder elects to designate a beneficiary of an interest in the trust with respect to the excess shares, the purported transferee or holder may only designate a person whose ownership of the shares will not violate the preferred shares beneficial ownership limit or the constructive ownership limit. When the purported transferee or purported holder designates an eligible person, the excess shares will be automatically exchanged for preferred shares of the same class as the preferred shares that were originally exchanged for the excess shares. The declaration of trust contains provisions designed to ensure that the purported transferee or other holder of the excess shares may not receive in return for the transfer an amount that reflects any appreciation in the preferred shares for which the excess shares were exchanged during the period that the excess shares were outstanding but will bear the burden of any decline in value during that period. Any amount received by a purported transferee or other holder for designating a beneficiary in excess of the amount permitted to be received must be turned over to Vornado. Our declaration of trust provides that we may purchase any excess shares that have been automatically exchanged for preferred shares as a result of a purported transfer or other event. The price at which we may purchase the excess shares will be equal to the lesser of:

      -- in the case of excess shares resulting from a purported transfer for value, the price per share in the purported transfer that resulted in the automatic exchange for excess shares or, in the case of excess shares resulting from some other event, the market price of the preferred shares exchanged on the date of the automatic exchange for excess shares; and

      -- the market price of the preferred shares exchanged for the excess shares on the date that Vornado accepts the deemed offer to sell the excess shares.

     Our purchase right with respect to excess shares will exist for 90 days, beginning on the date that the automatic exchange for excess shares occurred or, if Vornado did not receive a notice concerning the purported transfer that resulted in the automatic exchange for excess shares, the date that our board of trustees determines in good faith that an exchange for excess shares has occurred.

     Our board of trustees may exempt certain persons from the preferred shares beneficial ownership limit or the constructive ownership limit if evidence satisfactory to the trustees is presented showing that the exemption will not jeopardize Vornado's status as a REIT under the Code. As a condition of the exemption,

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

the board of trustees may require a ruling from the Internal Revenue Service, an opinion of counsel satisfactory to it and representations and undertakings from the applicant with respect to preserving the REIT status of Vornado.

     The foregoing restrictions on transferability and ownership will not apply if our board of trustees determines that it is no longer in the best interests of Vornado to attempt to qualify, or to continue to qualify, as a REIT.

     All certificates evidencing preferred shares will bear a legend referring to the restrictions described above.

     All persons who own, directly or by virtue of the applicable attribution rules of the Internal Revenue Code, more than 2% of the outstanding preferred shares of any series must give a written notice to Vornado containing the information specified in our declaration of trust by January 31 of each year. In addition, each shareholder upon demand must disclose to Vornado any information Vornado may request, in good faith, in order to determine Vornado's status as a REIT or to comply with Treasury regulations promulgated under the REIT provisions of the Code.

  DEPOSITARY SHARES

     We may, at our option, elect to offer depositary shares, which represent receipts for fractional interests in preferred shares rather than full preferred shares. If we offer depositary shares, depositary receipts for depositary shares, each of which will represent a fraction of a share of a particular series of preferred shares, will be issued as described below. The prospectus supplement relating to any series of depositary shares will state the fraction of a preferred share represented by each depositary share.

     The description below of the material provisions of the deposit agreement and of the depositary shares and depositary receipts is only a summary and is qualified in its entirety by reference to the forms of deposit agreement and depositary receipts relating to each series of the depositary shares that have been or will be filed with the SEC at or before the time of the offering or sale of a series of depositary shares. The particular terms of depositary shares representing fractional interests in any particular series of preferred shares will be described in the applicable prospectus supplement, which will supplement the information in this prospectus.

     The shares of any series of preferred shares represented by depositary shares will be deposited under a deposit agreement between Vornado and the depositary. Subject to the deposit agreement, each owner of a depositary share will be entitled, in proportion to the applicable fraction of a preferred share represented by the depositary share, to all the preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends and other distributions, qualifications and terms and conditions of redemption of the preferred shares represented by the depositary share.

  DIVIDENDS AND OTHER DISTRIBUTIONS

     The depositary will distribute all cash dividends or other cash distributions received in respect of the preferred shares to the record holders of depositary shares relating to the preferred shares in proportion to the numbers of depositary shares owned by the holders.

     If we make a distribution other than in cash, the depositary will distribute property received by it to the record holders of depositary shares in an equitable manner, unless the depositary determines that it is not feasible to make the distribution, in which case the depositary may sell the property and distribute the net proceeds from the sale to the holders.

  WITHDRAWAL OF PREFERRED SHARES

     Upon surrender of depositary receipts at the corporate trust office of the depositary, unless the related depositary shares have previously been called for redemption or converted into excess shares or otherwise, each depositary receipt holder will be entitled to delivery at the depositary's corporate trust office, to or upon the holder's order, of the number of whole or fractional shares of the class or series of preferred shares and any money or other property represented by the depositary shares evidenced by the depositary receipts. Holders of depositary receipts will be entitled to receive whole or fractional shares of the related class or series of preferred shares on the basis of the fraction of a preferred share represented by each depositary share as specified in the applicable prospectus supplement, but holders of the preferred shares will not be entitled to receive depositary shares representing the preferred shares after exchanging the depositary shares for preferred shares. If the depositary receipts delivered by the holder evidence a number of depositary shares in excess of the number of depositary shares representing the number of preferred shares to be withdrawn, the depositary will deliver to the holder at the same time a new depositary receipt evidencing the excess number of depositary shares.

  REDEMPTION OF DEPOSITARY SHARES

     If a series of preferred shares represented by depositary shares is subject to redemption, the depositary shares will be redeemed from the proceeds received by the depositary resulting from the redemption, in whole or in part, of the series of preferred shares held by the depositary. The redemption price per depositary share will be equal to the applicable fraction of the redemption price per share payable with respect to the series of preferred shares. Whenever we redeem preferred shares held by the depositary, the depositary will redeem as of the same redemption date the number of depositary shares representing the redeemed preferred shares. If fewer than all the depositary shares are to be redeemed, the depositary shares to be redeemed will be selected by lot, proportionately or by any other equitable method as may be determined by the depositary.

  VOTING THE PREFERRED SHARES

     Upon receipt of notice of any meeting at which the holders of the preferred shares are entitled to vote, the depositary will mail the information contained in the notice of meeting to the record holders of the depositary shares relating to the preferred shares. Each record holder of these depositary shares on the record date will be entitled to instruct the depositary as to the exercise of the voting rights pertaining to the amount of the preferred shares represented by the holder's depositary shares. The record date for voting the depositary shares will be the same as the record date for voting the preferred shares. The depositary will endeavor, insofar as practicable, to vote the amount of the preferred shares represented by the depositary shares in accordance with the instructions, and we will take all reasonable action deemed necessary by the depositary in order to enable the depositary to do so. The depositary will abstain from voting the preferred shares to the extent it does not receive specific instructions from the holder of depositary shares representing those preferred shares.

  AMENDMENT AND TERMINATION OF THE DEPOSIT AGREEMENT

     Vornado and the depositary may amend the form of depositary receipt evidencing the depositary shares and any provision of the deposit agreement at any time. However, any amendment that materially and adversely alters the rights of the holders of depositary shares will not be effective unless the holders of at least a majority of the depositary shares then outstanding approve the amendment. The deposit agreement will only terminate if (a) all outstanding depositary shares have been redeemed or (b) there has been a final distribution in respect of the preferred shares in connection with any liquidation, dissolution or winding up of Vornado and that distribution has been distributed to the holders of the related depositary shares.

  CHARGES OF DEPOSITARY

     Vornado will pay all transfer and other taxes and governmental charges arising solely from the existence of the depositary arrangements. Vornado will pay charges of the depositary in connection with the initial deposit of the preferred shares and issuance of depositary receipts, all withdrawals of preferred shares by owners of depositary shares and any redemption of the preferred shares. Holders of depositary receipts will pay other transfer and other taxes and governmental charges and any other charges expressly provided in the deposit agreement to be for their account.

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

  RESIGNATION AND REMOVAL OF DEPOSITARY

     The depositary may resign at any time by delivering to Vornado notice of its election to do so, and Vornado may at any time remove the depositary. The resignation or removal will take effect upon the appointment of a successor depositary and its acceptance of the appointment. The successor depositary must be appointed within 60 days after delivery of the notice of resignation or removal and must be a bank or trust company having its principal office in the United States and having a combined capital and surplus of at least $50,000,000.

  RESTRICTIONS ON OWNERSHIP

     In order to safeguard Vornado against an inadvertent loss of REIT status, the deposit agreement or the declaration of trust or both will contain provisions restricting the ownership and transfer of depositary shares. These restrictions will be described in the applicable prospectus supplement.

  REPORTS; LIABILITY OF DEPOSITARY AND VORNADO REALTY TRUST

     The depositary will forward all reports and communications from Vornado that are delivered to it and that Vornado is required or otherwise determines to furnish to the holders of the preferred shares.

     Neither the depositary nor Vornado will be liable if it is prevented or delayed by law or any circumstance beyond its control in performing its obligations under the deposit agreement. The obligations of Vornado and the depositary under the deposit agreement will be limited to performance in good faith of their duties under the deposit agreement, and they will not be obligated to prosecute or defend any legal proceeding in respect of any depositary shares or preferred shares unless satisfactory indemnity is furnished. They may rely upon written advice of counsel or accountants, or information provided by persons presenting preferred shares for deposit, holders of depositary shares or other persons believed to be competent and on documents believed to be genuine.

DESCRIPTION OF COMMON SHARES OF VORNADO REALTY TRUST

     The following description of the common shares is only a summary of, and is qualified in its entirety by reference to, the provisions governing the common shares contained in the declaration of trust and bylaws. Copies of the declaration of trust and bylaws are exhibits to the registration statement of which this prospectus is a part. See "Available Information" for information about how to obtain copies of the declaration of trust and bylaws.

     As of December 31, 2004, 127,217,439 common shares were issued and outstanding. No excess shares were issued and outstanding as of December 31, 2004. The common shares of Vornado Realty Trust are listed on the NYSE under the symbol "VNO."

  DIVIDEND AND VOTING RIGHTS OF HOLDERS OF COMMON SHARES

     The holders of common shares are entitled to receive dividends when, if and as authorized by the board of trustees and declared by Vornado out of assets legally available to pay dividends, if receipt of the dividends is in compliance with the provisions in the declaration of trust restricting the ownership and transfer of shares of beneficial interest. However, if any preferred shares are at the time outstanding, Vornado may only pay dividends or other distributions on common shares or purchase common shares if full cumulative dividends have been paid on outstanding preferred shares and there is no arrearage in any mandatory sinking fund on outstanding preferred shares. The terms of the series of preferred shares that are now issued and outstanding do not provide for any mandatory sinking fund.

     The holders of common shares are entitled to one vote for each share on all matters on which shareholders are entitled to vote, including elections of trustees. There is no cumulative voting in the election of trustees, which means that the holders of a majority of the outstanding common shares can elect all of the trustees then standing for election. The holders of common shares do not have any conversion, redemption or preemptive rights to subscribe to any securities of Vornado. If Vornado is dissolved, liquidated or wound up, holders of common shares are entitled to share proportionally in any assets remaining after the prior rights of creditors, including holders of Vornado's indebtedness, and the aggregate liquidation preference of any preferred shares then outstanding are satisfied in full.

     The common shares have equal dividend, distribution, liquidation and other rights and have no preference, appraisal or exchange rights. All outstanding common shares are, and any common shares offered by a prospectus supplement, upon issuance, will be, duly authorized, fully paid and non-assessable.

     The transfer agent for the common shares is Wachovia Bank, N.A., Charlotte, North Carolina.

  RESTRICTIONS ON OWNERSHIP OF COMMON SHARES

     The Common Shares Beneficial Ownership Limit. For Vornado to maintain its qualification as a REIT under the Internal Revenue Code, not more than 50% of the value of its outstanding shares of beneficial interest may be owned, directly or indirectly, by five or fewer individuals at any time during the last half of a taxable year and the shares of beneficial interest must be beneficially owned by 100 or more persons during at least 335 days of a taxable year of 12 months, or during a proportionate part of a shorter taxable year. The Internal Revenue Code defines "individuals" to include some entities for purposes of the preceding sentence. All references to a shareholder's ownership of common shares in this section "--The Common Shares Beneficial Ownership Limit" assume application of the applicable attribution rules of the Internal Revenue Code under which, for example, a shareholder is deemed to own shares owned by his or her spouse.

     The declaration of trust contains a number of provisions that restrict the ownership and transfer of shares and are designed to safeguard Vornado against an inadvertent loss of its REIT status. These provisions also seek to deter non-negotiated acquisitions of, and proxy fights for, us by third parties. The declaration of trust contains a limitation that restricts, with some exceptions, shareholders from owning more than a specified percentage of the outstanding common shares. We call this percentage the "common shares beneficial ownership limit." The common shares beneficial ownership limit was initially set at 2.0% of the outstanding common shares. The board of trustees subsequently adopted a resolution raising the common shares beneficial ownership limit from 2.0% to 6.7% of the outstanding common shares and has the authority to grant exemptions from the common shares beneficial ownership limit. The shareholders who owned more than 6.7% of the common shares immediately after the merger of Vornado, Inc. into Vornado in May 1993 may continue to do so and may acquire additional common shares through stock option and similar plans or from other shareholders who owned more than 6.7% of the common shares immediately after that merger. However, common shares cannot be transferred if, as a result, more than 50% in value of the outstanding shares of Vornado would be owned by five or fewer individuals. While the shareholders who owned more than 6.7% of the common shares immediately after the merger of Vornado, Inc. into Vornado in May 1993 are not generally permitted to acquire additional common shares from any other source, these shareholders may acquire additional common shares from any source if Vornado issues additional common shares, up to the percentage held by them immediately before Vornado issues the additional shares.

     Shareholders should be aware that events other than a purchase or other transfer of common shares can result in ownership, under the applicable attribution rules of the Internal Revenue Code, of common shares in excess of the common shares beneficial ownership limit. For instance, if two shareholders, each of whom owns 3.5% of the outstanding common shares, were to marry, then after their marriage both shareholders would be deemed to own 7.0% of the outstanding common shares, which is in excess of the common shares beneficial ownership limit. Similarly, if a shareholder who owns 4.9% of the outstanding common shares were to purchase a 50% interest in a corporation which owns 4.8% of the outstanding common shares, then the shareholder would be deemed to own 7.3% of the outstanding common shares. You should consult your own tax advisors concerning the application of the attribution rules of the Internal Revenue Code in your particular circumstances.

     The Constructive Ownership Limit. Under the Internal Revenue Code, rental income received by a REIT from persons in which the REIT is treated, under the applicable attribution rules of the Code, as owning a 10% or greater interest does not constitute qualifying income for purposes of the income requirements that REITs must satisfy. For these purposes, a REIT is treated as owning any stock owned,

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

under the applicable attribution rules of the Code, by a person that owns 10% or more of the value of the outstanding shares of the REIT. The attribution rules of the Code applicable for these purposes are different from those applicable with respect to the common shares beneficial ownership limit. All references to a shareholder's ownership of common shares in this section "--The Constructive Ownership Limit" assume application of the applicable attribution rules of the Code.

     In order to ensure that rental income of Vornado will not be treated as nonqualifying income under the rule described in the preceding paragraph, and thus to ensure that Vornado will not inadvertently lose its REIT status as a result of the ownership of shares by a tenant, or a person that holds an interest in a tenant, the declaration of trust contains an ownership limit that restricts, with some exceptions, shareholders from owning more than 9.9% of the outstanding shares of any class. We refer to this 9.9% ownership limit as the "constructive ownership limit." The shareholders who owned shares in excess of the constructive ownership limit immediately after the merger of Vornado, Inc. into Vornado in May 1993 generally are not subject to the constructive ownership limit. The declaration of trust also contains restrictions that are designed to ensure that the shareholders who owned shares in excess of the constructive ownership limit immediately after the merger of Vornado, Inc. into Vornado in May 1993 will not, in the aggregate, own a large enough interest in a tenant or subtenant of the REIT to cause rental income received, directly or indirectly, by the REIT from that tenant or subtenant to be treated as nonqualifying income for purposes of the income requirements that REITs must satisfy. The restrictions described in the preceding sentence have an exception for tenants and subtenants from whom the REIT receives, directly or indirectly, rental income that is not in excess of a specified threshold.

     Shareholders should be aware that events other than a purchase or other transfer of shares can result in ownership, under the applicable attribution rules of the Internal Revenue Code, of shares in excess of the constructive ownership limit. As the attribution rules that apply with respect to the constructive ownership limit differ from those that apply with respect to the common shares beneficial ownership limit, the events other than a purchase or other transfer of shares which can result in share ownership in excess of the constructive ownership limit can differ from those which can result in share ownership in excess of the common shares beneficial ownership limit. You should consult your own tax advisors concerning the application of the attribution rules of the Code in your particular circumstances.

     Issuance of Excess Shares If the Ownership Limits Are Violated. The declaration of trust provides that a transfer of common shares that would otherwise result in ownership, under the applicable attribution rules of the Internal Revenue Code, of common shares in excess of the common shares beneficial ownership limit or the constructive ownership limit, or which would cause the shares of beneficial interest of Vornado to be beneficially owned by fewer than 100 persons, will have no effect and the purported transferee will acquire no rights or economic interest in the common shares. In addition, the declaration of trust provides that common shares that would otherwise be owned, under the applicable attribution rules of the Code, in excess of the common shares beneficial ownership limit or the constructive ownership limit will be automatically exchanged for excess shares. These excess shares will be transferred, by operation of law, to Vornado as trustee of a trust for the exclusive benefit of a beneficiary designated by the purported transferee or purported holder. While so held in trust, excess shares are not entitled to vote and are not entitled to participate in any dividends or distributions made by Vornado. Any dividends or distributions received by the purported transferee or other purported holder of the excess shares before Vornado discovers the automatic exchange for excess shares must be repaid to Vornado upon demand.

     If the purported transferee or purported holder elects to designate a beneficiary of an interest in the trust with respect to the excess shares, he or she may designate only a person whose ownership of the shares will not violate the common shares beneficial ownership limit or the constructive ownership limit. When the designation is made, the excess shares will be automatically exchanged for common shares. The declaration of trust contains provisions designed to ensure that the purported transferee or other purported holder of the excess shares may not receive, in return for transferring an interest in the trust with respect to the excess shares, an amount that reflects any appreciation in the common shares for which the excess shares were exchanged during the period that the excess shares were outstanding but will bear the burden of any decline in value during that period. Any amount received by a purported transferee or other purported holder for designating a beneficiary in excess of the amount permitted to be received must be turned over to Vornado.

The declaration of trust provides that Vornado, or its designee, may purchase any excess shares that have been automatically exchanged for common shares as a result of a purported transfer or other event. The price at which Vornado, or its designee, may purchase the excess shares will be equal to the lesser of:

      -- in the case of excess shares resulting from a purported transfer for value, the price per share in the purported transfer that resulted in the automatic exchange for excess shares, or in the case of excess shares resulting from some other event, the market price of the common shares exchanged on the date of the automatic exchange for excess shares; and

      -- the market price of the common shares exchanged for the excess shares on the date that Vornado accepts the deemed offer to sell the excess shares.

     Vornado's right to buy the excess shares will exist for 90 days, beginning on the date that the automatic exchange for excess shares occurred or, if Vornado did not receive a notice concerning the purported transfer that resulted in the automatic exchange for excess shares, the date that the board of trustees determines in good faith that an exchange for excess shares has occurred.

     Other Provisions Concerning the Restrictions on Ownership. Our board of trustees may exempt persons from the common shares beneficial ownership limit or the constructive ownership limit, including the limitations applicable to holders who owned in excess of 6.7% of the common shares immediately after the merger of Vornado, Inc. into Vornado in May 1993, if evidence satisfactory to the board of trustees is presented showing that the exemption will not jeopardize Vornado's status as a REIT under the Internal Revenue Code. No exemption to a person that is an individual for purposes of Section 542(a)(2) of the Internal Revenue Code, however, may permit the individual to have beneficial ownership in excess of 9.9% of the outstanding shares of the class. Before granting an exemption of this kind, the board of trustees is required to obtain a ruling from the IRS and/or an opinion of counsel satisfactory to it and/or representations and undertakings from the applicant with respect to preserving the REIT status of Vornado.

     The foregoing restrictions on transferability and ownership will not apply if the board of trustees determines that it is no longer in the best interests of Vornado to attempt to qualify, or to continue to qualify, as a REIT.

     All persons who own, directly or by virtue of the applicable attribution rules of the Internal Revenue Code, more than 2.0% of the outstanding common shares must give a written notice to Vornado containing the information specified in the declaration of trust by January 31 of each year. In addition, each shareholder will be required to disclose to Vornado upon demand any information that Vornado may request, in good faith, to determine Vornado's status as a REIT or to comply with Treasury regulations promulgated under the REIT provisions of the Code.

     The ownership restrictions described above may have the effect of precluding acquisition of control of Vornado unless the Vornado board determines that maintenance of REIT status is no longer in the best interests of Vornado.

                    LEGAL OWNERSHIP AND BOOK-ENTRY ISSUANCE

     In this section, we describe special considerations that will apply to registered securities issued in global--i.e., book-entry--form. First we describe the difference between legal ownership and indirect ownership of registered securities. Then we describe special provisions that apply to global securities.

WHO IS THE LEGAL OWNER OF A REGISTERED SECURITY?

     Each debt security, common or preferred share and depositary share in registered form will be represented either by a certificate issued in definitive form to a particular investor or by one or more global securities representing the entire issuance of securities. We refer to those who have securities registered in their own names, on the books that we or the trustee or other agent maintain for this purpose, as the "holders" of those securities. These persons are the legal holders of the securities. We refer to those who, indirectly through others, own beneficial interests in securities that are not registered in their own names as indirect owners of those securities. As we discuss below, indirect owners are not legal holders, and investors in securities issued in book-entry form or in street name will be indirect owners.

BOOK-ENTRY OWNERS

     We expect to issue debt securities, preferred shares and depositary shares in book-entry form only. However, we may issue common shares in book-entry form. This means those securities will be represented by one or more global securities registered in the name of a financial institution that holds them as depositary on behalf of other financial institutions that participate in the depositary's book-entry system. These participating institutions, in turn, hold beneficial interests in the securities on behalf of themselves or their customers.

     Under each indenture or other applicable agreement, only the person in whose name a security is registered is recognized as the holder of that security. Consequently, for securities issued in global form, we will recognize only the depositary as the holder of the securities and we will make all payments on the securities, including deliveries of common or preferred shares in exchange for exchangeable debt securities, to the depositary. The depositary passes along the payments it receives to its participants, which in turn pass the payments along to their customers who are the beneficial owners. The depositary and its participants do so under agreements they have made with one another or with their customers; they are not obligated to do so under the terms of the securities.

     As a result, investors will not own securities directly. Instead, they will own beneficial interests in a global security, through a bank, broker or other financial institution that participates in the depositary's book-entry system or holds an interest through a participant. As long as the securities are issued in global form, investors will be indirect owners, and not holders, of the securities.

STREET NAME OWNERS

     In the future we may terminate a global security or issue securities initially in non-global form. In these cases, investors may choose to hold their securities in their own names or in street name. Securities held by an investor in street name would be registered in the name of a bank, broker or other financial institution that the investor chooses, and the investor would hold only a beneficial interest in those securities through an account he or she maintains at that institution.

     For securities held in street name, we will recognize only the intermediary banks, brokers and other financial institutions in whose names the securities are registered as the holders of those securities and we will make all payments on those securities, including deliveries of common or preferred shares in exchange for exchangeable debt securities, to them. These institutions pass along the payments they receive to their customers who are the beneficial owners, but only because they agree to do so in their customer agreements or because they are legally required to do so. Investors who hold securities in street name will be indirect owners, not holders, of those securities.

LEGAL HOLDERS

     Our obligations, as well as the obligations of the trustee under either indenture and the obligations, if any, of any other third parties employed by us, the trustee or any agents, run only to the holders of the securities. We do not have obligations to investors who hold beneficial interests in global securities, in street name or by any other indirect means. This will be the case whether an investor chooses to be an indirect owner of a security or has no choice because we are issuing the securities only in global form.

     For example, once we make a payment or give a notice to the holder, we have no further responsibility for that payment or notice even if that holder is required, under agreements with depositary participants or customers or by law, to pass it along to the indirect owners but does not do so. Similarly, if we want to obtain the approval of the holders for any purpose--e.g., to amend the indenture for a series of debt securities or to relieve us of the consequences of a default or of our obligation to comply with a particular provision of an indenture--we would seek the approval only from the holders, and not the indirect owners, of the relevant securities. Whether and how the holders contact the indirect owners is up to the holders.

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

     When we refer to "you" in this section of the prospectus, we mean those who invest in the securities being offered by this prospectus, whether they are the holders or only indirect owners of those securities. When we refer to "your securities" in this section of the prospectus, we mean the securities in which you will hold a direct or indirect interest.

SPECIAL CONSIDERATIONS FOR INDIRECT OWNERS

     If you hold securities through a bank, broker or other financial institution, either in book-entry form or in street name, you should check with your own institution to find out:

      --   how it handles securities payments and notices;

      --   whether it imposes fees or charges;

      -- how it would handle a request for the holders' consent, if ever required;

      -- whether and how you can instruct it to send you securities registered in your own name so you can be a holder, if that is permitted in the future;

      -- how it would exercise rights under the securities if there were a default or other event triggering the need for holders to act to protect their interests; and

      -- if the securities are in book-entry form, how the depositary's rules and procedures will affect these matters.

WHAT IS A GLOBAL SECURITY?

     A global security is issued in book-entry form only. Each security issued in book-entry form will be represented by a global security that we deposit with and register in the name of one or more financial institutions or clearing systems, or their nominees, which we select. A financial institution or clearing system that we select for any security for this purpose is called the "depositary" for that security. A security will usually have only one depositary but it may have more.

     Each series of these securities will have one or more of the following as the depositaries:

      -- The Depository Trust Company, New York, New York, which is known as "DTC";

      -- a financial institution holding the securities on behalf of Euroclear Bank S.A./N.V., as operator of the Euroclear system, which is known as "Euroclear";

      -- a financial institution holding the securities on behalf of Clearstream Banking, societe anonyme, Luxembourg, which is known as "Clearstream"; and

      -- any other clearing system or financial institution named in the applicable prospectus supplement.

     The depositaries named above may also be participants in one another's systems. Thus, for example, if DTC is the depositary for a global security, investors may hold beneficial interests in that security through Euroclear or Clearstream, as DTC participants. The depositary or depositaries for your securities will be named in your prospectus supplement; if none is named, the depositary will be DTC.

     A global security may represent one or any other number of individual securities. Generally, all securities represented by the same global security will have the same terms. We may, however, issue a global security that represents multiple securities of the same kind, such as debt securities, that have different terms and are issued at different times. We call this kind of global security a master global security. Your prospectus supplement will indicate whether your securities are represented by a master global security.

     A global security may not be transferred to or registered in the name of anyone other than the depositary or its nominee, unless special termination situations arise. We describe those situations below under "--Holder's Option to Obtain a Non-Global Security; Special Situations When a Global Security Will Be Terminated". As a result of these arrangements, the depositary, or its nominee, will be the sole registered owner and holder of all securities represented by a global security, and investors will be permitted to own only indirect interests in a global security. Indirect interests must be held by means of an account with a broker, bank or other financial institution that in turn has an account with the depositary or with another institution that does. Thus, an investor whose security is represented by a global security will not be a holder of the security, but only an indirect owner of an interest in the global security.

     If the prospectus supplement for a particular security indicates that the security will be issued in global form only, then the security will be represented by a global security at all times unless and until the global security is terminated. We describe the situations in which this can occur below under "--Holder's Option to Obtain a Non-Global Security; Special Situations When a Global Security Will Be Terminated". If termination occurs, we may issue the securities through another book-entry clearing system or decide that the securities may no longer be held through any book-entry clearing system.

SPECIAL CONSIDERATIONS FOR GLOBAL SECURITIES

     As an indirect owner, an investor's rights relating to a global security will be governed by the account rules of the depositary and those of the investor's financial institution or other intermediary through which it holds its interest (e.g., Euroclear or Clearstream, if DTC is the depositary), as well as general laws relating to securities transfers. We do not recognize this type of investor or any intermediary as a holder of securities and instead deal only with the depositary that holds the global security.

     If securities are issued only in the form of a global security, an investor should be aware of the following:

      -- An investor cannot cause the securities to be registered in his or her own name, and cannot obtain non-global certificates for his or her interest in the securities, except in the special situations we describe below;

      -- An investor will be an indirect holder and must look to his or her own bank or broker for payments on the securities and protection of his or her legal rights relating to the securities, as we describe above under "--Who Is the Legal Owner of a Registered Security?";

      -- An investor may not be able to sell interests in the securities to some insurance companies and other institutions that are required by law to own their securities in non-book-entry form;

      -- An investor may not be able to pledge his or her interest in a global security in circumstances where certificates representing the securities must be delivered to the lender or other beneficiary of the pledge in order for the pledge to be effective;

      -- The depositary's policies will govern payments, deliveries, transfers, exchanges, notices and other matters relating to an investor's interest in a global security, and those policies may change from time to time. We, the trustee and any agents will have no responsibility for any aspect of the depositary's policies, actions or records of ownership interests in a global security. We, the trustee and any agents also do not supervise the depositary in any way;

      -- The depositary will require that those who purchase and sell interests in a global security within its book-entry system use immediately available funds and your broker or bank may require you to do so as well; and

      -- Financial institutions that participate in the depositary's book-entry system and through which an investor holds its interest in the global securities, directly or indirectly, may also have their own policies affecting payments, deliveries, transfers, exchanges, notices and other matters relating to the securities, and those policies may change from time to time. For example, if you hold an interest in a global security through Euroclear or Clearstream, when DTC is the depositary, Euroclear or Clearstream, as applicable, will require those who purchase and sell interests in that security through them to use immediately available funds and comply with other policies and procedures, including deadlines for giving instructions as to transactions that are to be effected on a particular day. There may be more than one financial intermediary in the chain of ownership for an investor. We do not monitor and are not responsible for the policies or actions or records of ownership interests of any of those intermediaries.

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

HOLDER'S OPTION TO OBTAIN A NON-GLOBAL SECURITY; SPECIAL SITUATIONS WHEN A GLOBAL SECURITY WILL BE TERMINATED

     If we issue any series of securities in book-entry form but we choose to give the beneficial owners of that series the right to obtain non-global securities, any beneficial owner entitled to obtain non-global securities may do so by following the applicable procedures of the depositary, any transfer agent or registrar for that series and that owner's bank, broker or other financial institution through which that owner holds its beneficial interest in the securities. For example, in the case of a global security representing preferred shares or depositary shares, a beneficial owner will be entitled to obtain a non-global security representing its interest by making a written request to the transfer agent or other agent designated by us. If you are entitled to request a non-global certificate and wish to do so, you will need to allow sufficient lead time to enable us or our agent to prepare the requested certificate.

     In addition, in a few special situations described below, a global security will be terminated and interests in it will be exchanged for certificates in non-global form representing the securities it represented. After that exchange, the choice of whether to hold the securities directly or in street name will be up to the investor. Investors must consult their own banks or brokers to find out how to have their interests in a global security transferred on termination to their own names, so that they will be holders. We have described the rights of holders and street name investors above under "--Who Is the Legal Owner of a Registered Security?"

     The special situations for termination of a global security are as follows:

      -- if the depositary notifies us that it is unwilling or unable to continue as depositary for that global security or the depositary has ceased to be a clearing agency registered under the Securities Exchange Act, and in either case we do not appoint another institution to act as depositary within 90 days;

      -- in the case of a global security representing debt securities, if an event of default has occurred with regard to the debt securities and has not been cured or waived; or

      -- any other circumstances specified for this purpose in the applicable prospectus supplement.

     If a global security is terminated, only the depositary, and not we or the trustee for any debt securities, is responsible for deciding the names of the institutions in whose names the securities represented by the global security will be registered and, therefore, who will be the holders of those securities.

CONSIDERATIONS RELATING TO EUROCLEAR AND CLEARSTREAM

     Euroclear and Clearstream are securities clearance systems in Europe. Both systems clear and settle securities transactions between their participants through electronic, book-entry delivery of securities against payment.

     Euroclear and Clearstream may be depositaries for a global security. In addition, if DTC is the depositary for a global security, Euroclear and Clearstream may hold interests in the global security as participants in DTC.

     As long as any global security is held by Euroclear or Clearstream, as depositary, you may hold an interest in the global security only through an organization that participates, directly or indirectly, in Euroclear or Clearstream. If Euroclear or Clearstream is the depositary for a global security and there is no depositary in the United States, you will not be able to hold interests in that global security through any securities clearance system in the United States.

     Payments, deliveries, transfers, exchanges, notices and other matters relating to the securities made through Euroclear or Clearstream must comply with the rules and procedures of those systems. Those systems could change their rules and procedures at any time. We have no control over those systems or their participants and we take no responsibility for their activities. Transactions between participants in Euroclear or Clearstream, on one hand, and participants in DTC, on the other hand, when DTC is the depositary, would also be subject to DTC's rules and procedures.

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

SPECIAL TIMING CONSIDERATIONS FOR TRANSACTIONS IN EUROCLEAR AND CLEARSTREAM

     Investors will be able to make and receive through Euroclear and Clearstream payments, deliveries, transfers, exchanges, notices and other transactions involving any securities held through those systems only on days when those systems are open for business. Those systems may not be open for business on days when banks, brokers and other institutions are open for business in the United States.

     In addition, because of time-zone differences, U.S. investors who hold their interests in the securities through these systems and wish to transfer their interests, or to receive or make a payment or delivery or exercise any other right with respect to their interests, on a particular day may find that the transaction will not be effected until the next business day in Luxembourg or Brussels, as applicable. Thus, investors who wish to exercise rights that expire on a particular day may need to act before the expiration date. In addition, investors who hold their interests through both DTC and Euroclear or Clearstream may need to make special arrangements to finance any purchases or sales of their interests between the U.S. and European clearing systems, and those transactions may settle later than would be the case for transactions within one clearing system.

                       FEDERAL INCOME TAX CONSIDERATIONS

     The following discussion summarizes the taxation of Vornado Realty Trust and the material Federal income tax consequences to holders of the common shares, preferred shares and fixed rate debt securities that are not original issue discount or zero coupon debt securities for your general information only. It is not tax advice. The tax treatment of these holders will vary depending upon the holder's particular situation, and this discussion addresses only holders that hold these securities as capital assets and does not deal with all aspects of taxation that may be relevant to particular holders in light of their personal investment or tax circumstances. This section also does not deal with all aspects of taxation that may be relevant to certain types of holders to which special provisions of the Federal income tax laws apply, including:

      --   dealers in securities or currencies;

      -- traders in securities that elect to use a mark-to-market method of accounting for their securities holdings;

      --   banks;

      --   tax-exempt organizations;

      --   certain insurance companies;

      --   persons liable for the alternative minimum tax;

      -- persons that hold securities that are a hedge, that are hedged against interest rate or currency risks or that are part of a straddle or conversion transaction; and

      -- U.S. shareholders or U.S. debt security holders whose functional currency is not the U.S. dollar.

     This summary is based on the Internal Revenue Code, its legislative history, existing and proposed regulations under the Internal Revenue Code, published rulings and court decisions. This summary describes the provisions of these sources of law only as they are currently in effect. All of these sources of law may change at any time, and any change in the law may apply retroactively.

     WE URGE YOU TO CONSULT WITH YOUR OWN TAX ADVISORS REGARDING THE TAX CONSEQUENCES TO YOU OF ACQUIRING, OWNING AND SELLING COMMON SHARES, PREFERRED SHARES AND FIXED RATE DEBT SECURITIES, INCLUDING THE FEDERAL, STATE, LOCAL AND FOREIGN TAX CONSEQUENCES OF ACQUIRING, OWNING AND SELLING THESE SECURITIES IN YOUR PARTICULAR CIRCUMSTANCES AND POTENTIAL CHANGES IN APPLICABLE LAWS.

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

TAXATION OF VORNADO REALTY TRUST AS A REIT

     In the opinion of Sullivan & Cromwell LLP, commencing with its taxable year ended December 31, 1993, Vornado Realty Trust has been organized and operated in conformity with the requirements for qualification and taxation as a REIT under the Internal Revenue Code for taxable years ending prior to the date hereof, and Vornado Realty Trust's proposed method of operation will enable it to continue to meet the requirements for qualification and taxation as a REIT under the Internal Revenue Code for subsequent taxable years. Investors should be aware, however, that opinions of counsel are not binding upon the Internal Revenue Service or any court.

     In providing its opinion, Sullivan & Cromwell LLP is relying,

      -- as to certain factual matters upon the statements and representations contained in certificates provided to Sullivan & Cromwell LLP by Vornado, Two Penn Plaza, REIT, Inc. and Americold Realty Trust;

      -- without independent investigation, as to certain factual matters upon the statements and representations contained in the certificate provided to Sullivan & Cromwell LLP by Alexander's; and

      -- without independent investigation, upon the opinion of Shearman & Sterling LLP concerning the qualification of Alexander's as a REIT for each taxable year commencing with its taxable year ended December 31, 1995.

     In providing its opinion regarding the qualification of Alexander's as a REIT for Federal income tax purposes, Shearman & Sterling LLP is relying, as to certain factual matters, upon representations received from Alexander's.

     Vornado's qualification as a REIT will depend upon the continuing satisfaction by Vornado and, given Vornado's current ownership interest in Alexander's, Americold and Two Penn, by Alexander's, Americold and Two Penn, of the requirements of the Internal Revenue Code relating to qualification for REIT status. Some of these requirements depend upon actual operating results, distribution levels, diversity of stock ownership, asset composition, source of income and record keeping. Accordingly, while Vornado intends to continue to qualify to be taxed as a REIT, the actual results of Vornado's, Two Penn's, Americold's or Alexander's operations for any particular year might not satisfy these requirements. Neither Sullivan & Cromwell LLP nor Shearman & Sterling LLP will monitor the compliance of Vornado, Two Penn, Americold or Alexander's with the requirements for REIT qualification on an ongoing basis.

     The sections of the Internal Revenue Code applicable to REITs are highly technical and complex. The following discussion summarizes material aspects of these sections of the Internal Revenue Code.

     As a REIT, Vornado generally will not have to pay Federal corporate income taxes on its net income that it currently distributes to shareholders. This treatment substantially eliminates the "double taxation" at the corporate and shareholder levels that generally results from investment in a regular corporation.

     However, Vornado will have to pay Federal income tax as follows:

      -- First, Vornado will have to pay tax at regular corporate rates on any undistributed real estate investment trust taxable income, including undistributed net capital gains.

      -- Second, under certain circumstances, Vornado may have to pay the alternative minimum tax on its items of tax preference.

      -- Third, if Vornado has (a) net income from the sale or other disposition of "foreclosure property", as defined in the Internal Revenue Code, which is held primarily for sale to customers in the ordinary course of business or (b) other non-qualifying income from foreclosure property, it will have to pay tax at the highest corporate rate on that income.

      -- Fourth, if Vornado has net income from "prohibited transactions", as defined in the Internal Revenue Code, Vornado will have to pay a 100% tax on that income. Prohibited transactions are, in general,

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

           certain sales or other dispositions of property, other than foreclosure property, held primarily for sale to customers in the ordinary course of business.

      -- Fifth, if Vornado should fail to satisfy the 75% gross income test or the 95% gross income test, as discussed below under "--Requirements for Qualification--Income Tests", but has nonetheless maintained its qualification as a REIT because Vornado has satisfied some other requirements, it will have to pay a 100% tax on an amount equal to
           (a) the gross income attributable to the greater of (i) 75% of Vornado's gross income over the amount of gross income that is qualifying income for purposes of the 75% test, and (ii) 95% of Vornado's gross income (90% for taxable years beginning on or before October 22, 2004) over the amount of gross income that is qualifying income for purposes of the 95% test, multiplied by (b) a fraction intended to reflect Vornado's profitability.

      -- Sixth, if Vornado should fail to distribute during each calendar year at least the sum of (1) 85% of its real estate investment trust ordinary income for that year, (2) 95% of its real estate investment trust capital gain net income for that year and (3) any undistributed taxable income from prior periods, Vornado would have to pay a 4% excise tax on the excess of that required distribution over the amounts actually distributed.

      -- Seventh, if during the 10-year period beginning on the first day of the first taxable year for which Vornado qualified as a REIT, Vornado recognizes gain on the disposition of any asset held by Vornado as of the beginning of that period, then, to the extent of the excess of
           (a) fair market value of that asset as of the beginning of that period over (b) Vornado's adjusted basis in that asset as of the beginning of that period, Vornado will have to pay tax on that gain at the highest regular corporate rate. We refer to the excess of fair market value over adjusted basis described in the preceding sentence as "built-in gain".

           Notwithstanding the taxation of built-in gain described in the preceding paragraph of this bullet point, Vornado will not have to pay tax on recognized built-in gain with respect to assets held as of the first day of the 10-year period beginning on the first day of the first taxable year for which Vornado qualified as a REIT, to the extent that the aggregate amount of that recognized built-in gain exceeds the net aggregate amount of Vornado's unrealized built-in gain as of the first day of that period.

      -- Eighth, if Vornado acquires any asset from a C corporation in certain transactions in which Vornado must adopt the basis of the asset or any other property in the hands of the C corporation as the basis of the asset in the hands of Vornado, and Vornado recognizes gain on the disposition of that asset during the 10-year period beginning on the date on which Vornado acquired that asset, then Vornado will have to pay tax on the built-in gain at the highest regular corporate rate. A C corporation means generally a corporation that has to pay full corporate-level tax.

      -- Ninth, for taxable years beginning after December 31, 2000, if Vornado receives non-arm's length income from a taxable REIT subsidiary (as defined under "--Requirements for Qualification--Asset Tests"), or as a result of services provided by a taxable REIT subsidiary to tenants of Vornado, Vornado will be subject to a 100% tax on the amount of Vornado's non-arm's length income.

REQUIREMENTS FOR QUALIFICATION

     The Internal Revenue Code defines a REIT as a corporation, trust or association

      --   which is managed by one or more trustees or directors;

      -- the beneficial ownership of which is evidenced by transferable shares, or by transferable certificates of beneficial interest;

      -- which would otherwise be taxable as a domestic corporation, but for Sections 856 through 859 of the Internal Revenue Code;

      -- which is neither a financial institution nor an insurance company to which certain provisions of the Internal Revenue Code apply;

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

      --   the beneficial ownership of which is held by 100 or more persons;

      -- during the last half of each taxable year, not more than 50% in value of the outstanding stock of which is owned, directly or constructively, by five or fewer individuals, as defined in the Internal Revenue Code to include certain entities; and

      -- which meets certain other tests, described below, regarding the nature of its income and assets.

     The Internal Revenue Code provides that the conditions described in the first through fourth bullet points above must be met during the entire taxable year and that the condition described in the fifth bullet point above must be met during at least 335 days of a taxable year of 12 months, or during a proportionate part of a taxable year of less than 12 months.

     Vornado has satisfied the conditions described in the first through fifth bullet points of the preceding paragraph and believes that it has also satisfied the condition described in the sixth bullet point of the preceding paragraph. In addition, Vornado's declaration of trust provides for restrictions regarding the ownership and transfer of Vornado's shares of beneficial interest. These restrictions are intended to assist Vornado in continuing to satisfy the share ownership requirements described in the fifth and sixth bullet points of the preceding paragraph. The ownership and transfer restrictions pertaining to the common shares are described in this prospectus under the heading "Description of Common Shares--Restrictions on Ownership of Common Shares."

     Vornado owns a number of wholly-owned corporate subsidiaries. Internal Revenue Code Section 856(i) provides that unless a REIT makes an election to treat the corporation as a taxable REIT subsidiary, a corporation which is a "qualified REIT subsidiary", as defined in the Internal Revenue Code, will not be treated as a separate corporation, and all assets, liabilities and items of income, deduction and credit of a qualified REIT subsidiary will be treated as assets, liabilities and items of these kinds of the REIT. Thus, in applying the requirements described in this section, Vornado's qualified REIT subsidiaries will be ignored, and all assets, liabilities and items of income, deduction and credit of these subsidiaries will be treated as assets, liabilities and items of these kinds of Vornado.

     If a REIT is a partner in a partnership, Treasury regulations provide that the REIT will be deemed to own its proportionate share of the assets of the partnership and will be deemed to be entitled to the income of the partnership attributable to that share. In addition, the character of the assets and gross income of the partnership will retain the same character in the hands of the REIT for purposes of Section 856 of the Internal Revenue Code, including satisfying the gross income tests and the asset tests. Thus, Vornado's proportionate share of the assets, liabilities and items of income of any partnership in which Vornado is a partner, including the Operating Partnership, will be treated as assets, liabilities and items of income of Vornado for purposes of applying the requirements described in this section. Thus, actions taken by partnerships in which Vornado owns an interest, either directly or through one or more tiers of partnerships or qualified REIT subsidiaries, can affect Vornado's ability to satisfy the REIT income and assets tests and the determination of whether Vornado has net income from prohibited transactions. See the fourth bullet point on page 61 for a discussion of prohibited transactions.

     Income Tests. In order to maintain its qualification as a REIT, Vornado annually must satisfy three gross income requirements.

      -- First, Vornado must derive at least 75% of its gross income, excluding gross income from prohibited transactions, for each taxable year directly or indirectly from investments relating to real property or mortgages on real property, including "rents from real property", as defined in the Internal Revenue Code, or from certain types of temporary investments. Rents from real property generally include expenses of Vornado that are paid or reimbursed by tenants.

      -- Second, at least 95% of Vornado's gross income, excluding gross income from prohibited transactions, for each taxable year must be derived from real property investments as described in the preceding bullet point, dividends, interest and gain from the sale or disposition of stock or securities, or from any combination of these types of source.

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

     Rents that Vornado receives will qualify as rents from real property in satisfying the gross income requirements for a REIT described above only if the rents satisfy several conditions.

      -- First, the amount of rent must not be based in whole or in part on the income or profits of any person. However, an amount received or accrued generally will not be excluded from rents from real property solely because it is based on a fixed percentage or percentages of receipts or sales.

      -- Second, the Internal Revenue Code provides that rents received from a tenant will not qualify as rents from real property in satisfying the gross income tests if the REIT, directly or under the applicable attribution rules, owns a 10% or greater interest in that tenant; except that for tax years beginning after December 31, 2000, rents received from a taxable REIT subsidiary under certain circumstances qualify as rents from real property even if Vornado owns more than a 10% interest in the subsidiary. We refer to a tenant in which Vornado owns a 10% or greater interest as a "related party tenant."

      -- Third, if rent attributable to personal property leased in connection with a lease of real property is greater than 15% of the total rent received under the lease, then the portion of rent attributable to the personal property will not qualify as rents from real property.

      -- Finally, for rents received to qualify as rents from real property, the REIT generally must not operate or manage the property or furnish or render services to the tenants of the property, other than through an independent contractor from whom the REIT derives no revenue or through a taxable REIT subsidiary. However, Vornado may directly perform certain services that landlords usually or customarily render when renting space for occupancy only or that are not considered rendered to the occupant of the property.

     Vornado does not derive significant rents from related party tenants. Vornado also does not and will not derive rental income attributable to personal property, other than personal property leased in connection with the lease of real property, the amount of which is less than 15% of the total rent received under the lease.

     Vornado directly performs services for some of its tenants. Vornado does not believe that the provision of these services will cause its gross income attributable to these tenants to fail to be treated as rents from real property. If Vornado were to provide services to a tenant that are other than those landlords usually or customarily provide when renting space for occupancy only, amounts received or accrued by Vornado for any of these services will not be treated as rents from real property for purposes of the REIT gross income tests. However, the amounts received or accrued for these services will not cause other amounts received with respect to the property to fail to be treated as rents from real property unless the amounts treated as received in respect of the services, together with amounts received for certain management services, exceed 1% of all amounts received or accrued by Vornado during the taxable year with respect to the property. If the sum of the amounts received in respect of the services to tenants and management services described in the preceding sentence exceeds the 1% threshold, then all amounts received or accrued by Vornado with respect to the property will not qualify as rents from real property, even if Vornado provides the impermissible services to some, but not all, of the tenants of the property.

     The term "interest" generally does not include any amount received or accrued, directly or indirectly, if the determination of that amount depends in whole or in part on the income or profits of any person. However, an amount received or accrued generally will not be excluded from the term interest solely because it is based on a fixed percentage or percentages of receipts or sales.

     If Vornado fails to satisfy one or both of the 75% or 95% gross income tests for any taxable year, it may nevertheless qualify as a REIT for that year if it satisfies the requirements of other provisions of the Internal Revenue Code that allow relief from disqualification as a REIT. These relief provisions will generally be available if:

      -- Vornado's failure to meet the income tests was due to reasonable cause and not due to willful neglect; and

      -- Vornado files a schedule of each item of income in excess of the limitations described above in accordance with regulations to be prescribed by the Internal Revenue Service.

     Vornado might not be entitled to the benefit of these relief provisions, however. As discussed in the fifth bullet point on page 61, even if these relief provisions apply, Vornado would have to pay a tax on the excess income.

     Asset Tests. Vornado, at the close of each quarter of its taxable year, must also satisfy three tests relating to the nature of its assets.

      -- First, at least 75% of the value of Vornado's total assets must be represented by real estate assets, including (a) real estate assets held by Vornado's qualified REIT subsidiaries, Vornado's allocable share of real estate assets held by partnerships in which Vornado owns an interest and stock issued by another REIT, (b) for a period of one year from the date of Vornado's receipt of proceeds of an offering of its shares of beneficial interest or publicly offered debt with a term of at least five years, stock or debt instruments purchased with these proceeds and (c) cash, cash items and government securities.

      -- Second, not more than 25% of Vornado's total assets may be represented by securities other than those in the 75% asset class.

      -- Third, for taxable years beginning after December 31, 2000, not more than 20% of Vornado's total assets may constitute securities issued by taxable REIT subsidiaries and of the investments included in the 25% asset class, the value of any one issuer's securities, other than equity securities issued by another REIT or securities issued by a taxable REIT subsidiary, owned by Vornado may not exceed 5% of the value of Vornado's total assets. Moreover, Vornado may not own more than 10% of the vote or value of the outstanding securities of any one issuer, except for issuers that are REITs, qualified REIT subsidiaries or taxable REIT subsidiaries, or certain securities that qualify under a safe harbor provision of the Internal Revenue Code (such as so-called "straight-debt" securities). For these purposes, a taxable REIT subsidiary is any corporation in which Vornado owns an interest that joins with Vornado in making an election to be treated as a "taxable REIT subsidiary" and certain subsidiaries of a taxable REIT subsidiary, if the subsidiaries do not engage in certain activities.

      -- Fourth, of the investments included in the 25% asset class, the value of any one issuer's securities, other than equity securities issued by another REIT or securities issued by a taxable REIT subsidiary, owned by Vornado may not exceed 5% of the value of Vornado's total assets and Vornado may not own more than 10% of any one issuer's outstanding voting securities.

     The test described in the fourth bullet point above, and not that described in the third bullet point, will continue to apply for taxable years of Vornado that begin after December 31, 2000, only with respect to stock in any corporation owned by Vornado before July 12, 1999, so long as a taxable REIT subsidiary election is not made with respect to the corporation and the corporation does not acquire substantial new assets or engage in a substantial new line of business and certain other conditions are satisfied.

     Since March 2, 1995, Vornado has owned more than 10% of the voting securities of Alexander's. Since April of 1997, Vornado's ownership of Alexander's has been through the operating partnership rather than direct. Vornado's ownership interest in Alexander's will not cause Vornado to fail to satisfy the asset tests for REIT status so long as Alexander's qualified as a REIT for each of the taxable years beginning with its taxable year ended December 31, 1995 and continues to so qualify. In the opinion of Shearman & Sterling LLP, commencing with Alexander's taxable year ended December 31, 1995, Alexander's has been organized and operated in conformity with the requirements for qualification and taxation as a REIT under the Internal Revenue Code, and its proposed method of operation will enable it to continue to meet the requirements for qualification and taxation as a REIT under the Internal Revenue Code. In providing its opinion, Shearman & Sterling LLP is relying upon representations received from Alexander's.

     Since April of 1997, Vornado has also owned, through the operating partnership, more than 10% of the voting securities of Two Penn. Vornado's indirect ownership interest in Two Penn will not cause Vornado to fail to satisfy the asset tests for REIT status so long as Two Penn qualifies as a REIT for its first taxable year and each subsequent taxable year. Vornado believes that Two Penn will also qualify as a REIT.

     For taxable years beginning after October 22, 2004, if Vornado owns more than 10% of the vote or value of the outstanding securities of any one issuer in any quarter, it will not be treated as in violation of the ownership limits described above if:

      -- Vornado corrects the violation within a designated period (whether by disposing of the non-qualifying assets or otherwise); and

      -- In cases where Vornado's excess ownership exceeds the lesser of 1% of its assets at the end of the quarter and $10 million, the violation is due to reasonable cause and not willful neglect, Vornado provides a description of each non-qualifying asset under regulations to be prescribed by the Internal Revenue Service, and Vornado pays a tax equal to the greater of $50,000 or the highest corporate tax rate multiplied by the net income generated by the non-qualifying assets.

     Annual Distribution Requirements. Vornado, in order to qualify as a REIT, is required to distribute dividends, other than capital gain dividends, to its shareholders in an amount at least equal to (1) the sum of (a) 90% of Vornado's "real estate investment trust taxable income", computed without regard to the dividends paid deduction and Vornado's net capital gain, and (b) 90% of the net after-tax income, if any, from foreclosure property minus (2) the sum of certain items of non-cash income.

     For taxable years beginning before January 1, 2001, the required amount of distributions described above and below was 95% of the amount of Vornado's income or gain, as the case may be.

     In addition, if Vornado disposes of any asset within 10 years of acquiring it, Vornado will be required to distribute at least 90% of the after-tax built-in gain, if any, recognized on the disposition of the asset.

     These distributions must be paid in the taxable year to which they relate, or in the following taxable year if declared before Vornado timely files its tax return for the year to which they relate and if paid on or before the first regular dividend payment after the declaration.

     To the extent that Vornado does not distribute all of its net capital gain or distributes at least 90%, but less than 100%, of its real estate investment trust taxable income, as adjusted, it will have to pay tax on those amounts at regular ordinary and capital gain corporate tax rates. Furthermore, if Vornado fails to distribute during each calendar year at least the sum of (a) 85% of its ordinary income for that year, (b) 95% of its capital gain net income for that year and (c) any undistributed taxable income from prior periods, Vornado would have to pay a 4% excise tax on the excess of the required distribution over the amounts actually distributed.

     Vornado intends to satisfy the annual distribution requirements.

     From time to time, Vornado may not have sufficient cash or other liquid assets to meet the 90% distribution requirement due to timing differences between (a) when Vornado actually receives income and when it actually pays deductible expenses and (b) when Vornado includes the income and deducts the expenses in arriving at its taxable income. If timing differences of this kind occur, in order to meet the 90% distribution requirement, Vornado may find it necessary to arrange for short-term, or possibly long-term, borrowings or to pay dividends in the form of taxable stock dividends.

     Under certain circumstances, Vornado may be able to rectify a failure to meet the distribution requirement for a year by paying "deficiency dividends" to shareholders in a later year, which may be included in Vornado's deduction for dividends paid for the earlier year. Thus, Vornado may be able to avoid being taxed on amounts distributed as deficiency dividends; however, Vornado will be required to pay interest based upon the amount of any deduction taken for deficiency dividends.

  FAILURE TO QUALIFY AS A REIT

     For taxable years of Vornado beginning after October 22, 2004, if Vornado would otherwise fail to qualify as a REIT because of a violation of one of the requirements described above, its qualification as a REIT will not be terminated if the violation is due to reasonable cause and not willful neglect and Vornado pays a penalty tax of $50,000 for the violation. The immediately preceding sentence does not apply to violations of the income tests described above or a violation of the limitation on ownership of more than 10% of the securities of any issuer, each of which have specific relief provisions that are described above.

     If Vornado fails to qualify for taxation as a REIT in any taxable year, and the relief provisions do not apply, Vornado will have to pay tax, including any applicable alternative minimum tax, on its taxable income at regular corporate rates. Vornado will not be able to deduct distributions to shareholders in any year in which it fails to qualify, nor will Vornado be required to make distributions to shareholders. In this event, to the extent of current and accumulated earnings and profits, all distributions to shareholders will be taxable to the shareholders as dividend income (which may be subject to tax at preferential rates) and corporate distributees may be eligible for the dividends received deduction if they satisfy the relevant provisions of the Internal Revenue Code. Unless entitled to relief under specific statutory provisions, Vornado will also be disqualified from taxation as a REIT for the four taxable years following the year during which qualification was lost. Vornado might not be entitled to the statutory relief described in this paragraph in all circumstances.

TAXATION OF HOLDERS OF COMMON SHARES OR PREFERRED SHARES

  U.S. SHAREHOLDERS

     As used in this section, the term "U.S. shareholder" means a holder of common shares or preferred shares who, for United States Federal income tax purposes, is:

      --   a citizen or resident of the United States;

      --   a domestic corporation;

      -- an estate whose income is subject to United States Federal income taxation regardless of its source; or

      -- a trust if a United States court can exercise primary supervision over the trust's administration and one or more United States persons have authority to control all substantial decisions of the trust.

     As long as Vornado qualifies as a REIT, distributions made by Vornado out of its current or accumulated earnings and profits, and not designated as capital gain dividends, will constitute dividends taxable to its taxable U.S. shareholders as ordinary income. Under recently enacted law, individual U.S. shareholders will be entitled to the new lower rate on dividends only for the portion of any distribution equal to Vornado's real estate investment trust taxable income (taking into account the dividends paid deduction available to Vornado) and realized built-in gains from Vornado's previous taxable year less any taxes paid by Vornado on these items during Vornado's previous taxable year. Individual U.S. shareholders should consult their own tax advisors to determine the impact of this new legislation. Distributions of this kind will not be eligible for the dividends received deduction in the case of U.S. shareholders that are corporations. Distributions made by Vornado that Vornado properly designates as capital gain dividends will be taxable to U.S. shareholders as gain from the sale of a capital asset held for more than one year, to the extent that they do not exceed Vornado's actual net capital gain for the taxable year, without regard to the period for which a U.S. shareholder has held his shares. Thus, with certain limitations, capital gain dividends received by an individual U.S. shareholder may be eligible for preferential rates of taxation. U.S. shareholders that are corporations may, however, be required to treat up to 20% of certain capital gain dividends as ordinary income.

     To the extent that Vornado makes distributions, not designated as capital gain dividends, in excess of its current and accumulated earnings and profits, these distributions will be treated first as a tax-free return of capital to each U.S. shareholder. Thus, these distributions will reduce the adjusted basis which the U.S. shareholder has in his shares for tax purposes by the amount of the distribution, but not below zero. Distributions in excess of a U.S. shareholder's adjusted basis in his shares will be taxable as capital gains, provided that the shares have been held as a capital asset. For purposes of determining the portion of distributions on separate classes of shares that will be treated as dividends for Federal income tax purposes, current and accumulated earnings and profits will be allocated to distributions resulting from priority rights of preferred shares before being allocated to other distributions.

     Dividends authorized by Vornado in October, November, or December of any year and payable to a shareholder of record on a specified date in any of these months will be treated as both paid by Vornado and received by the shareholder on December 31 of that year, provided that Vornado actually pays the dividend on or before January 31 of the following calendar year. Shareholders may not include in their own income tax returns any net operating losses or capital losses of Vornado.

     U.S. shareholders holding shares at the close of Vornado's taxable year will be required to include, in computing their long-term capital gains for the taxable year in which the last day of Vornado's taxable year falls, the amount that Vornado designates in a written notice mailed to its shareholders. Vornado may not designate amounts in excess of Vornado's undistributed net capital gain for the taxable year. Each U.S. shareholder required to include the designated amount in determining the shareholder's long-term capital gains will be deemed to have paid, in the taxable year of the inclusion, the tax paid by Vornado in respect of the undistributed net capital gains. U.S. shareholders to whom these rules apply will be allowed a credit or a refund, as the case may be, for the tax they are deemed to have paid. U.S. shareholders will increase their basis in their shares by the difference between the amount of the includible gains and the tax deemed paid by the shareholder in respect of these gains.

     Distributions made by Vornado and gain arising from a U.S. shareholder's sale or exchange of shares will not be treated as passive activity income. As a result, U.S. shareholders generally will not be able to apply any passive losses against that income or gain.

     When a U.S. shareholder sells or otherwise disposes of shares, the shareholder will recognize gain or loss for Federal income tax purposes in an amount equal to the difference between (a) the amount of cash and the fair market value of any property received on the sale or other disposition, and (b) the holder's adjusted basis in the shares for tax purposes. This gain or loss will be capital gain or loss if the U.S. shareholder has held the shares as a capital asset. The gain or loss will be long-term gain or loss if the U.S. shareholder has held the shares for more than one year. Long-term capital gain of an individual U.S. shareholder is generally taxed at preferential rates. In general, any loss recognized by a U.S. shareholder when the shareholder sells or otherwise disposes of shares of Vornado that the shareholder has held for six months or less, after applying certain holding period rules, will be treated as a long-term capital loss, to the extent of distributions received by the shareholder from Vornado which were required to be treated as long-term capital gains.

     Backup Withholding. Vornado will report to its U.S. shareholders and the IRS the amount of dividends paid during each calendar year, and the amount of tax withheld, if any. Under the backup withholding rules, backup withholding may apply to a shareholder with respect to dividends paid unless the holder (a) is a corporation or comes within certain other exempt categories and, when required, demonstrates this fact, or (b) provides a taxpayer identification number, certifies as to no loss of exemption from backup withholding, and otherwise complies with applicable requirements of the backup withholding rules. The IRS may also impose penalties on a U.S. shareholder that does not provide Vornado with his correct taxpayer identification number. A shareholder may credit any amount paid as backup withholding against the shareholder's income tax liability. In addition, Vornado may be required to withhold a portion of capital gain distributions to any shareholders who fail to certify their non-foreign status to Vornado.

     Taxation of Tax-Exempt Shareholders. The IRS has ruled that amounts distributed as dividends by a REIT generally do not constitute unrelated business taxable income when received by a tax-exempt entity. Based on that ruling, provided that a tax-exempt shareholder is not one of the types of entity described in the next paragraph and has not held its shares as "debt financed property" within the meaning of the Internal Revenue Code, and the shares are not otherwise used in a trade or business, the dividend income from shares will not be unrelated business taxable income to a tax-exempt shareholder. Similarly, income from the sale of shares will not constitute unrelated business taxable income unless the tax-exempt shareholder has held the shares as "debt financed property" within the meaning of the Internal Revenue Code or has used the shares in a trade or business.

     Income from an investment in Vornado's shares will constitute unrelated business taxable income for tax-exempt shareholders that are social clubs, voluntary employee benefit associations, supplemental unemployment benefit trusts, and qualified group legal services plans exempt from Federal income taxation under the applicable subsections of Section 501(c) of the Internal Revenue Code, unless the organization is able to properly deduct amounts set aside or placed in reserve for certain purposes so as to offset the income generated by its shares. Prospective investors of the types described in the preceding sentence should consult their own tax advisors concerning these "set aside" and reserve requirements.

     Notwithstanding the foregoing, however, a portion of the dividends paid by a "pension-held REIT" will be treated as unrelated business taxable income to any trust which

      --   is described in Section 401(a) of the Internal Revenue Code;

      --   is tax-exempt under Section 501(a) of the Internal Revenue Code; and

      --   holds more than 10% (by value) of the equity interests in the REIT.

     Tax-exempt pension, profit-sharing and stock bonus funds that are described in Section 401(a) of the Internal Revenue Code are referred to below as "qualified trusts." A REIT is a "pension-held REIT" if:

      -- it would not have qualified as a REIT but for the fact that Section 856(h)(3) of the Internal Revenue Code provides that stock owned by qualified trusts will be treated, for purposes of the "not closely held" requirement, as owned by the beneficiaries of the trust (rather than by the trust itself); and

      -- either (a) at least one qualified trust holds more than 25% by value of the interests in the REIT or (b) one or more qualified trusts, each of which owns more than 10% by value of the interests in the REIT, hold in the aggregate more than 50% by value of the interests in the REIT.

     The percentage of any REIT dividend treated as unrelated business taxable income to a qualifying trust is equal to the ratio of (a) the gross income of the REIT from unrelated trades or businesses, determined as though the REIT were a qualified trust, less direct expenses related to this gross income, to (b) the total gross income of the REIT, less direct expenses related to the total gross income. A de minimis exception applies where this percentage is less than 5% for any year. Vornado does not expect to be classified as a pension-held REIT.

     The rules described above under the heading "U.S. shareholders" concerning the inclusion of Vornado's designated undistributed net capital gains in the income of its shareholders will apply to tax-exempt entities. Thus, tax-exempt entities will be allowed a credit or refund of the tax deemed paid by these entities in respect of the includible gains.

  NON-U.S. SHAREHOLDERS

     The rules governing U.S. Federal income taxation of nonresident alien individuals, foreign corporations, foreign partnerships and estates or trusts that in either case are not subject to United States Federal income tax on a net income basis who own common shares or preferred shares, which we call "non-U.S. shareholders", are complex. The following discussion is only a limited summary of these rules. Prospective non-U.S. shareholders should consult with their own tax advisors to determine the impact of U.S. Federal, state and local income tax laws with regard to an investment in common shares or preferred shares, including any reporting requirements.

     Ordinary Dividends. Distributions, other than distributions that are treated as attributable to gain from sales or exchanges by Vornado of U.S. real property interests, as discussed below, and other than distributions designated by Vornado as capital gain dividends, will be treated as ordinary income to the extent that they are made out of current or accumulated earnings and profits of Vornado. A withholding tax equal to 30% of the gross amount of the distribution will ordinarily apply to distributions of this kind to non-U.S. shareholders, unless an applicable tax treaty reduces that tax. However, if income from the investment in the shares is treated as effectively connected with the non-U.S. shareholder's conduct of a U.S. trade or business or is attributable to a permanent establishment that the non-U.S. shareholder maintains in the United States if that is required by an applicable income tax treaty as a condition for subjecting the non-U.S. shareholder to U.S. taxation on a net income basis, tax at graduated rates will generally apply to the non-U.S. shareholder in the same manner as U.S. shareholders are taxed with respect to dividends, and the 30% branch profits tax may also apply if the shareholder is a foreign corporation. Vornado expects to withhold U.S. tax at the rate of 30% on the gross amount of any dividends, other than dividends treated as attributable to gain from sales or

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exchanges of U.S. real property interests and capital gain dividends, paid to a
non-U.S. shareholder, unless (a) a lower treaty rate applies and the required form evidencing eligibility for that reduced rate is filed with Vornado or the appropriate withholding agent or (b) the non-U.S. shareholder files an IRS Form W-8 ECI or a successor form with Vornado or the appropriate withholding agent claiming that the distributions are effectively connected with the non-U.S. shareholder's conduct of a U.S. trade or business.

     Distributions to a non-U.S. shareholder that are designated by Vornado at the time of distribution as capital gain dividends which are not attributable to or treated as attributable to the disposition by Vornado of a U.S. real property interest generally will not be subject to U.S. Federal income taxation, except as described below.

     Return of Capital. Distributions in excess of Vornado's current and accumulated earnings and profits, which are not treated as attributable to the gain from Vornado's disposition of a U.S. real property interest, will not be taxable to a non-U.S. shareholder to the extent that they do not exceed the adjusted basis of the non-U.S. shareholder's shares. Distributions of this kind will instead reduce the adjusted basis of the shares. To the extent that distributions of this kind exceed the adjusted basis of a non-U.S. shareholder's shares, they will give rise to tax liability if the non-U.S. shareholder otherwise would have to pay tax on any gain from the sale or disposition of its shares, as described below. If it cannot be determined at the time a distribution is made whether the distribution will be in excess of current and accumulated earnings and profits, withholding will apply to the distribution at the rate applicable to dividends. However, the non-U.S. shareholder may seek a refund of these amounts from the IRS if it is subsequently determined that the distribution was, in fact, in excess of current accumulated earnings and profits of Vornado.

     Capital Gain Dividends. For any year in which Vornado qualifies as a REIT, distributions that are attributable to gain from sales or exchanges by Vornado of U.S. real property interests will be taxed to a non-U.S. shareholder under the provisions of the Foreign Investment in Real Property Tax Act of 1980, as amended. Under this statute, these distributions are taxed to a non-U.S. shareholder as if the gain were effectively connected with a U.S. business. Thus, non-U.S. shareholders will be taxed on the distributions at the normal capital gain rates applicable to U.S. shareholders, subject to any applicable alternative minimum tax and special alternative minimum tax in the case of individuals. Vornado is required by applicable Treasury regulations under this statute to withhold 35% of any distribution that Vornado could designate as a capital gain dividend. However, if Vornado designates as a capital gain dividend a distribution made before the day Vornado actually effects the designation, then although the distribution may be taxable to a non-U.S. shareholder, withholding does not apply to the distribution under this statute. Rather, Vornado must effect the 35% withholding from distributions made on and after the date of the designation, until the distributions so withheld equal the amount of the prior distribution designated as a capital gain dividend. The non-U.S. shareholder may credit the amount withheld against its U.S. tax liability.

     For taxable years of Vornado beginning after October 22, 2004, the rules described in the preceding paragraph generally do not apply, however, to capital gain dividends received with respect to a class of Vornado's stock that is regularly traded on an established securities market located in the United States if the non-U.S. shareholder does not own more than 5% of that class of stock, and capital gain dividends will be treated the same as ordinary distributions. Vornado believes its common shares will be treated as regularly traded for this purpose.

     Sales of Shares. Gain recognized by a non-U.S. shareholder upon a sale or exchange of common shares generally will not be taxed under the Foreign Investment in Real Property Tax Act if Vornado is a "domestically controlled REIT", defined generally as a REIT, less than 50% in value of whose stock is and was held directly or indirectly by foreign persons at all times during a specified testing period. Vornado believes that it is and will continue to be a domestically controlled REIT, and, therefore, that taxation under this statute generally will not apply to the sale of Vornado shares. However, gain to which this statute does not apply will be taxable to a non-U.S. shareholder if investment in the shares is treated as effectively connected with the non-U.S. shareholder's U.S. trade or business or is attributable to a permanent establishment that the non-U.S. shareholder maintains in the United States if that is required by an applicable income tax treaty as a condition for subjecting the non-U.S. shareholder to U.S. taxation on a net income basis. In this case, the

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same treatment will apply to the non-U.S. shareholder as to U.S. shareholders with respect to the gain. In addition, gain to which the Foreign Investment in Real Property Tax Act does not apply will be taxable to a non-U.S. shareholder if the non-U.S. shareholder is a nonresident alien individual who was present in the United States for 183 days or more during the taxable year and has a "tax home" in the United States, or maintains an office or a fixed place of business in the United States to which the gain is attributable. In this case, a 30% tax will apply to the nonresident alien individual's capital gains. A similar rule will apply to capital gain dividends to which this statute does not apply.

     If Vornado were not a domestically controlled REIT, tax under the Foreign Investment in Real Property Tax Act would apply to a non-U.S. shareholder's sale of shares only if the selling non-U.S. shareholder owned more than 5% of the class of shares sold at any time during a specified period. This period is generally the shorter of the period that the non-U.S. shareholder owned the shares sold or the five-year period ending on the date when the shareholder disposed of the shares. If tax under this statute applies to the gain on the sale of shares, the same treatment would apply to the non-U.S. shareholder as to U.S. shareholders with respect to the gain, subject to any applicable alternative minimum tax and a special alternative minimum tax in the case of nonresident alien individuals.

  FEDERAL ESTATE TAXES

     Common shares or preferred shares held by a non-U.S. shareholder at the time of death will be included in the shareholder's gross estate for United States federal estate tax purposes, unless an applicable estate tax treaty provides otherwise.

  BACKUP WITHHOLDING AND INFORMATION REPORTING

     If you are a non-U.S. shareholder, you are generally exempt from backup withholding and information reporting requirements with respect to:

      --   dividend payments and

      -- the payment of the proceeds from the sale of common shares effected at a United States office of a broker,

as long as the income associated with these payments is otherwise exempt from United States federal income tax, and:

      -- the payor or broker does not have actual knowledge or reason to know that you are a United States person and you have furnished to the payor or broker:

        -- a valid Internal Revenue Service Form W-8BEN or an acceptable substitute form upon which you certify, under penalties of perjury, that you are a non-United States person, or

        -- other documentation upon which it may rely to treat the payments as made to a non-United States person in accordance with U.S. Treasury regulations, or

      --   you otherwise establish an exemption.

     Payment of the proceeds from the sale of common shares effected at a foreign office of a broker generally will not be subject to information reporting or backup withholding. However, a sale of common shares or preferred shares that is effected at a foreign office of a broker will be subject to information reporting and backup withholding if:

      -- the proceeds are transferred to an account maintained by you in the United States,

      -- the payment of proceeds or the confirmation of the sale is mailed to you at a United States address, or

      -- the sale has some other specified connection with the United States as provided in U.S. Treasury regulations,

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

     unless the broker does not have actual knowledge or reason to know that you are a United States person and the documentation requirements described above are met or you otherwise establish an exemption.

     In addition, a sale of common shares or preferred shares will be subject to information reporting if it is effected at a foreign office of a broker that is:

      --   a United States person,

      --   a controlled foreign corporation for United States tax purposes,

      -- a foreign person 50% or more of whose gross income is effectively connected with the conduct of a United States trade or business for a specified three-year period, or

      --   a foreign partnership, if at any time during its tax year:

        -- one or more of its partners are "U.S. persons", as defined in U.S. Treasury regulations, who in the aggregate hold more than 50% of the income or capital interest in the partnership, or

        -- such foreign partnership is engaged in the conduct of a United States trade or business,

unless the broker does not have actual knowledge or reason to know that you are a United States person and the documentation requirements described above are met or you otherwise establish an exemption. Backup withholding will apply if the sale is subject to information reporting and the broker has actual knowledge that you are a United States person.

     You generally may obtain a refund of any amounts withheld under the backup withholding rules that exceed your income tax liability by filing a refund claim with the Internal Revenue Service.

  OTHER TAX CONSEQUENCES

     State or local taxation may apply to Vornado and its shareholders in various state or local jurisdictions, including those in which it or they transact business or reside. The state and local tax treatment of Vornado and its shareholders may not conform to the Federal income tax consequences discussed above. Consequently, prospective shareholders should consult their own tax advisors regarding the effect of state and local tax laws on an investment in Vornado.

TAXATION OF HOLDERS OF MOST FIXED RATE DEBT SECURITIES

     This section describes the material United States federal income tax consequences of owning the fixed rate debt securities that Vornado Realty L.P. may offer for your general information only. It is not tax advice. It applies to you only if the fixed rate debt securities that you purchase are not original issue discount or zero coupon debt securities and you acquire the fixed rate debt securities in the initial offering at the offering price. If you purchase these fixed rate debt securities at a price other than the offering price, the amortizable bond premium or market discount rules may also apply to you. You should consult your own tax advisor regarding this possibility.

     The tax consequences of owning any fixed rate debt securities that are zero coupon debt securities or original issue discount debt securities, floating rate debt securities, zero coupon debt securities, original issue debt securities, or indexed debt securities that we offer will be discussed in the applicable prospectus supplement.

  UNITED STATES DEBT SECURITY HOLDERS

     This subsection describes the tax consequences to a United States debt security holder. You are a United States debt security holder if you are a beneficial owner of a fixed rate debt security to which this section applies and you are:

      --   a citizen or resident of the United States,

      --   a domestic corporation,

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      --   an estate whose income is subject to United States federal income tax regardless of its source, or

      -- a trust if a United States court can exercise primary supervision over the trust's administration and one or more United States persons are authorized to control all substantial decisions of the trust.

     If you are not a United States debt security holder of a fixed rate debt security to which this section applies, this subsection does not apply to you and you should refer to "--United States Alien Debt Security Holders" below.

     Payments of Interest. You will be taxed on interest on your fixed rate debt security as ordinary income at the time you receive the interest or when it accrues, depending on your method of accounting for tax purposes.

     Purchase, Sale and Retirement of Fixed Rate Debt Securities. Your tax basis in your fixed rate debt security generally will be its cost. You will generally recognize capital gain or loss on the sale or retirement of your note equal to the difference between the amount you realize on the sale or retirement, excluding any amounts attributable to accrued but unpaid interest, and your tax basis in your note. Capital gain of a noncorporate United States debt security holder is generally taxed at preferential rates where the holder has a holding period greater than one year.

  UNITED STATES ALIEN DEBT SECURITY HOLDERS

     This subsection describes the tax consequences to a United States alien debt security holder. You are a United States alien debt security holder if you are the beneficial owner of a fixed rate debt security to which this section applies and are, for United States federal income tax purposes:

      --   a nonresident alien individual,

      --   a foreign corporation,

      --   a foreign partnership, or

      -- an estate or trust that in either case is not subject to United States federal income tax on a net income basis on income or gain from a debt security.

     If you are a United States debt security holder, this subsection does not apply to you.

     Under United States federal income and estate tax law, and subject to the discussion of backup withholding below, if you are a United States alien debt security holder:

      -- we and other U.S. payors generally will not be required to deduct United States withholding tax from payments of principal and interest to you if, in the case of payments of interest:

         1. you do not actually or constructively own 10% or more of the capital or profits interest of Vornado Realty L.P.,

         2. you are not a controlled foreign corporation that is related to Vornado Realty L.P. through stock ownership, and

         3. the U.S. payor does not have actual knowledge or reason to know that you are a United States person and:

             a. you have furnished to the U.S. payor an Internal Revenue Service Form W-8BEN or an acceptable substitute form upon which you certify, under penalties of perjury, that you are a non-United States person,

             b. in the case of payments made outside the United States to you at an offshore account (generally, an account maintained by you at a bank or other financial institution at any location outside the United States), you have furnished to the U.S. payor documentation that establishes your identity and your status as a non-United States person,

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

             c. the U.S. payor has received a withholding certificate (furnished on an appropriate Internal Revenue Service Form W-8 or an acceptable substitute form) from a person claiming to be:

              i. a withholding foreign partnership (generally a foreign partnership that has entered into an agreement with the Internal Revenue Service to assume primary withholding responsibility with respect to distributions and guaranteed payments it makes to its partners),

              ii. a qualified intermediary (generally a non-United States financial institution or clearing organization or a non-United States branch or office of a United States financial institution or clearing organization that is a party to a withholding agreement with the Internal Revenue Service), or

              iii. a U.S. branch of a non-United States bank or of a non-United States insurance company,

and the withholding foreign partnership, qualified intermediary or U.S. branch has received documentation upon which it may rely to treat the payment as made to a non-United States person in accordance with U.S. Treasury regulations (or, in the case of a qualified intermediary, in accordance with its agreement with the Internal Revenue Service),

             d. the U.S. payor receives a statement from a securities clearing organization, bank or other financial institution that holds customers' securities in the ordinary course of its trade or business,

              i. certifying to the U.S. payor under penalties of perjury that an Internal Revenue Service Form W-8BEN or an acceptable substitute form has been received from you by it or by a similar financial institution between it and you, and

              ii. to which is attached a copy of the Internal Revenue Service Form W-8BEN or acceptable substitute form, or

         4. The U.S. payor otherwise possesses documentation upon which it may rely to treat the payment as made to a non-United States person in accordance with U.S. Treasury regulations, and

      -- no deduction for any United States federal withholding tax will be made from any gain that you realize on the sale or exchange of your note.

Further, a fixed rate debt security held by an individual who at death is not a citizen or resident of the United States will not be includible in the individual's gross estate for United States federal estate tax purposes if:

      -- the decedent did not actually or constructively own 10% or more of the capital or profits interest of Vornado Realty L.P. at the time of death and

      -- the income on the fixed rate debt security would not have been effectively connected with a United States trade or business of the decedent at the same time.

  BACKUP WITHHOLDING AND INFORMATION REPORTING

     In general, if you are a noncorporate United States debt security holder, we and other payors are required to report to the Internal Revenue Service all payments of principal and interest on your fixed rate debt security. In addition, we and other payors are required to report to the Internal Revenue Service any payment of proceeds of the sale of your fixed rate debt security before maturity within the United States. Additionally, backup withholding will apply to any payments if you fail to provide an accurate taxpayer identification number, or you are notified by the Internal Revenue Service that you have failed to report all interest and dividends required to be shown on your federal income tax returns.

     In general, if you are a United States alien debt security holder, payments of principal or interest made by us and other payors to you will not be subject to backup withholding and information reporting, provided that the certification requirements described above under "--United States Alien Debt Security Holders" are satisfied or you otherwise establish an exemption. However, we and other payors are required to report payments of interest on your fixed rate debt securities on Internal Revenue Service Form 1042-S even if the

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payments are not otherwise subject to information reporting requirements. In addition, payment of the proceeds from the sale of fixed rate debt securities effected at a United States office of a broker will not be subject to backup withholding and information reporting provided that:

      -- the broker does not have actual knowledge or reason to know that you are a United States person and you have furnished to the broker:

       -- an appropriate Internal Revenue Service Form W-8 or an acceptable substitute form upon which you certify, under penalties of perjury, that you are not a United States person, or

       -- other documentation upon which it may rely to treat the payment as made to a non-United States person in accordance with U.S. Treasury regulations, or

      --   you otherwise establish an exemption.

     If you fail to establish an exemption and the broker does not possess adequate documentation of your status as a non-United States person, the payments may be subject to information reporting and backup withholding. However, backup withholding will not apply with respect to payments made to an offshore account maintained by you unless the broker has actual knowledge that you are a United States person.

     In general, payment of the proceeds from the sale of fixed rate debt securities effected at a foreign office of a broker will not be subject to information reporting or backup withholding. However, a sale effected at a foreign office of a broker will be subject to information reporting and backup withholding if:

      -- the proceeds are transferred to an account maintained by you in the United States,

      -- the payment of proceeds or the confirmation of the sale is mailed to you at a United States address, or

      -- the sale has some other specified connection with the United States as provided in U.S. Treasury regulations,

unless the broker does not have actual knowledge or reason to know that you are a United States person and the documentation requirements described above (relating to a sale of debt securities effected at a United States office of a broker) are met or you otherwise establish an exemption.

     In addition, payment of the proceeds from the sale of fixed rate debt securities effected at a foreign office of a broker will be subject to information reporting if the broker is:

      --   a United States person,

      --   a controlled foreign corporation for United States tax purposes,

      -- a foreign person 50% or more of whose gross income is effectively connected with the conduct of a United States trade or business for a specified three-year period, or

      --   a foreign partnership, if at any time during its tax year:

       -- one or more of its partners are "U.S. persons", as defined in U.S. Treasury regulations, who in the aggregate hold more than 50% of the income or capital interest in the partnership, or

       -- such foreign partnership is engaged in the conduct of a United States trade or business,

unless the broker does not have actual knowledge or reason to know that you are a United States person and the documentation requirements described above (relating to a sale of debt securities effected at a United States office of a broker) are met or you otherwise establish an exemption. Backup withholding will apply if the sale is subject to information reporting and the broker has actual knowledge that you are a United States person.

     You generally may obtain a refund of any amounts withheld under the backup withholding rules that exceed your income tax liability by filing a refund claim with the Internal Revenue Service.

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                              PLAN OF DISTRIBUTION

     Vornado Realty Trust and Vornado Realty L.P. may sell the securities to one or more underwriters for public offering and sale by them or may sell the securities to investors directly or through agents or through a combination of any of these methods of sale. Vornado Realty Trust's common shares or preferred shares may be issued in exchange for debt securities of Vornado Realty L.P. The securities that Vornado Realty Trust and Vornado Realty L.P. distribute by any of these methods may be sold to the public, in one or more transactions, at a fixed price or prices that may be changed, at market prices prevailing at the time of sale, at prices related to prevailing market prices, or at negotiated prices.

     Any underwriter or agent involved in the offer and sale of the securities will be named in the related prospectus supplement. Such underwriter may include Goldman, Sachs & Co., or a group of underwriters represented by firms including Goldman, Sachs & Co. Goldman, Sachs & Co. may also act as agents. Vornado Realty Trust and Vornado Realty L.P. have reserved the right to sell the securities directly to investors on their own behalf in those jurisdictions where they are authorized to do so.

     Underwriters may offer and sell the securities at a fixed price or prices that may be changed, at market prices prevailing at the time of sale, at prices related to prevailing market prices, or at negotiated prices. Vornado Realty Trust and Vornado Realty L.P. also may, from time to time, authorize dealers, acting as Vornado Realty Trust's or Vornado Realty L.P.'s agents, to offer and sell the securities upon the terms and conditions described in the related prospectus supplement. Underwriters may receive compensation from Vornado Realty Trust or Vornado Realty L.P. in the form of underwriting discounts or commissions and may also receive commissions from purchasers of the securities for whom they may act as agent. Underwriters may sell the securities to or through dealers, and the dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters or commissions, which may be changed from time to time, from the purchasers for whom they may act as agents.

     Any underwriting compensation paid by Vornado Realty Trust or Vornado Realty L.P. to underwriters or agents in connection with the offering of the securities, and any discounts, concessions or commissions allowed by underwriters to participating dealers, will be stated in the related prospectus supplement. Dealers and agents participating in the distribution of the securities may be deemed to be underwriters, and any discounts and commissions received by them and any profit realized by them on resale of the securities may be deemed to be underwriting discounts and commissions under the applicable securities laws. Underwriters, dealers and agents may be entitled, under agreements entered into with Vornado Realty Trust or Vornado Realty L.P., to indemnification against and contribution towards certain civil liabilities, including any liabilities under the applicable securities laws.

     Unless otherwise indicated in the applicable prospectus supplement, any securities issued under this prospectus will be new issues of securities with no established trading market. Any underwriters or agents to or through whom the securities are sold by Vornado Realty Trust or Vornado Realty L.P. for public offering and sale may make a market in the securities, but the underwriters or agents will not be obligated to do so and may discontinue any market making at any time without notice. We do not know how liquid the trading market for any of our securities will be.

     Certain of the underwriters, dealers or agents and their associates may engage in transactions with, and perform services for, Vornado Realty Trust, Vornado Realty L.P. and their affiliates in the ordinary course of business for which they may receive customary fees and expenses.

                           VALIDITY OF THE SECURITIES

     The validity of any debt securities issued under this prospectus will be passed upon for Vornado Realty L.P., and the validity of any depositary shares issued under this prospectus will be passed upon for Vornado Realty Trust, by Sullivan & Cromwell LLP, New York, New York, counsel to Vornado Realty Trust and Vornado Realty L.P. The validity of any preferred shares or common shares issued under this prospectus will be passed upon for Vornado Realty Trust by Venable LLP, Baltimore, Maryland, Maryland counsel to

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Vornado Realty Trust. The validity of any securities issued under this prospectus will be passed upon for any underwriters by the counsel named in the applicable prospectus supplement.

                                    EXPERTS

     The consolidated financial statements and the related financial statement schedules incorporated in this prospectus by reference from Vornado Realty Trust's annual report on Form 10-K for the year ended December 31, 2003 and from Vornado Realty L.P.'s annual report on Form 10-K for the year ended December 31, 2003, have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports, which are incorporated herein by reference (which reports express an unqualified opinion on the financial statements and financial statement schedules and include an explanatory paragraph referring to the adoption of SFAS No. 142 "Goodwill and Other Intangible Assets" and the application of the provisions of SFAS No. 144 "Accounting for the Impairment or Disposal of Long-Lived Assets"), and have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

     With respect to the unaudited interim financial information for the periods ended March 31, 2004 and 2003, June 30, 2004 and 2003 and September 30, 2004 and 2003 which is incorporated herein by reference, Deloitte & Touche LLP, an independent registered public accounting firm, have applied limited procedures in accordance with standards of the Public Company Accounting Oversight Board (United States) for a review of such information. However, as stated in their reports included in Vornado Realty Trust's and Vornado Realty L.P.'s Quarterly Reports on Form 10-Q for the quarters ended March 31, 2004, June 30, 2004 and September 30, 2004 and incorporated by reference herein, they did not audit and they do not express an opinion on that interim financial information. Accordingly, the degree of reliance on their reports on such information should be restricted in light of the limited nature of the review procedures applied. Deloitte & Touche LLP are not subject to the liability provisions of Section 11 of the Securities Act of 1933 for their reports on the unaudited interim financial information because those reports are not "reports" or a "part" of the registration statement prepared or certified by an accountant within the meaning of Sections 7 and 11 of the Act.

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                          (VORNADO REALTY TRUST LOGO)